Exhibit 10.15

                          CREDIT AGREEMENT AND GUARANTY

                                   dated as of

                                 August 15, 2003

                                      among

                            HAMPSHIRE GROUP, LIMITED,

                                  as Borrower,

                            HAMPSHIRE Group, LIMITED,
                           HAMPSHIRE DESIGNERS, INC.,
                                       and
                                 ITEM-EYES, INC.
                      as Letter of Credit Account Parties,

                           HAMPSHIRE DESIGNERS, INC.,
                         HAMPSHIRE INVESTMENTS, LIMITED,
                        GLAMOURETTE FASHION MILLS, INC.,
                                       and
                                 ITEM-EYES, INC.
                                 as Guarantors,

                                       and

                                 HSBC BANK USA,
                              JPMORGAN CHASE BANK,
                    THE CIT GROUP/COMMERCIAL SERVICES, INC.,
                              FLEET NATIONAL BANK,
                        ISRAEL DISCOUNT BANK OF NEW YORK
                                       and
                              BANK OF AMERICA, N.A.
                                    as Banks,

                                       and

                                 HSBC BANK USA,

                                    as Agent

                                TABLE OF CONTENTS

   Section 3.01  Trade Letters of Credit; Cash Collateral for Letters of

   Section 3.04  Proper Drawing; Letter of Credit Issuing Bank's Honoring..28
   Section 3.05  Standby Letters of Credit.................................29
   Section 3.06  Amendment; Change; Modification; No Waiver................29
   Section 3.07  U.C.P. and I.S.P.; Agreements and Acknowledgments;

   Section 3.15  Existing Letters of Credit; Use of Term "Letter of

                                       i

   Section 4.10  Participating Banks' Ownership of Interests in the

   Section 6.01  Conditions Precedent to Initial Use of a Credit

                                       ii

                                      iii

                                       iv

EXHIBITS AND SCHEDULES
----------------------

Exhibits
--------

Exhibit A.........Form of Pledge Agreement
Exhibit B.........Form of Security Agreement
Exhibit C.........Form of Trademark Security Agreement
Exhibit D.........Form of Borrowing Notice
Exhibit E.........Form of Borrowing Base Certificate
Exhibit F.........Form of Note
Exhibit G.........Form of Assignment and Acceptance
Exhibit H.........Form of Intercompany Demand Note

Schedules
---------

Schedule 1.01(a)..Eligible Inventory Locations
Schedule 1.01(b)..Eligible Trade Letter of Credit Locations
Schedule 1A.01....Existing Letters of Credit
Schedule 7.04.....Litigation
Schedule 7.06.....Trademarks
Schedule 7.08.....ERISA Matters
Schedule 7.09.....Direct and Indirect Subsidiaries; Ownership of Guarantors,
                  Investments
Schedule 7.13.....Labor Disputes and Acts of God
Schedule 9.03.....Permitted Liens

                                      -5-

     CREDIT AGREEMENT AND GUARANTY dated as of August 15, 2003, among HAMPSHIRE
GROUP, LIMITED, ("Borrower"), HAMPSHIRE DESIGNERS, INC., ("Designers"),
HAMPSHIRE INVESTMENTS, LIMITED ("HIL"), GLAMOURETTE FASHION MILLS, INC.,
("Glamourette"), ITEM-EYES, INC. ("Item-Eyes"), HSBC BANK USA ("HSBC"), JPMORGAN
CHASE BANK ("Chase"), THE CIT GROUP/COMMERCIAL SERVICES, INC. ("CIT"), FLEET
NATIONAL BANK, ("Fleet"), ISRAEL DISCOUNT BANK OF NEW YORK ("IDB") and BANK OF
AMERICA, N.A. ("BOA") (HSBC, Chase, CIT, Fleet, IDB and BOA individually a
"Bank" and collectively the "Banks"), HSBC BANK USA as Letter of Credit Issuing
Bank for all Letters of Credit other than Existing Letters of Credit, JPMORGAN
CHASE BANK as Letter of Credit Issuing Bank for the Existing Letters of Credit
and HSBC BANK USA, as Agent for the Banks (in such capacity, together with any successors in such capacity, the "Agent").

     The parties hereto agree as follows:

                                   ARTICLE I

             DEFINITIONS, ACCOUNTING TERMS AND RULES OF CONSTRUCTION

     Section 1.01       Definitions. As used in this Agreement, the following
terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

     "Accounts" means all of the accounts receivable as defined in the Borrower
Security Agreement and the Guarantor Security Agreements.

     "Affiliate" means, as to any Person, any other Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the such Person; or (c)
five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The term "Affiliate"
shall include, without limitation, HIL.

     "Agent" means HSBC, when acting in its capacity as Agent under any of the
Loan Documents, and any successor thereto.

     "Agent's Office" means the address of HSBC as set forth on the signature page of this Agreement, or such other address as HSBC may designate by written notice to Borrower, the Guarantors and the Banks.

     "Agreement" means this Credit Agreement and Guaranty.

     "Airway Guaranty" has the meaning specified in Section 3.09 hereof.

     "Applicable Margin" means with respect to a Eurodollar Loan, one and eight tenths (1.80%) percent.

     "Application" means the application by a Letter of Credit Party for a
Letter of Credit.

                                      -1-

     "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit G hereto.

     "Assignment of Proceeds Agreement" means Assignment of Factored Credit
Balance and Proceeds Agreement, in form and substance satisfactory to Agent, duly executed by Borrower and the Restricted Subsidiaries and any Factor and a
Consent and Acknowledgment thereto duly executed by such Factor.

     "Authorized Person" means any duly authorized officer or employee, or combination thereof of Borrower.

     "Availability for Revolving Credit Loans" means the lesser of (a) the
Revolving Credit Commitment minus the sum of: (i) the Letter of Credit
Obligations and (ii) the aggregate amount of Borrower's and its Restricted
Subsidiaries' outstanding obligations under the Unsecured Lines and (b) the Net
Borrowing Base minus the Letter of Credit Obligations.

     "Availability Reserves" shall mean, as of any date of determination, such reserves in amounts as Agent may from time to time establish and revise in good faith in accordance with customary credit practices in the commercial finance industry reducing the amount of Revolving Credit Loans and Letters of Credit which would otherwise be available to the Borrower under the lending formula(s)
provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined in good faith by Agent in accordance with its customary credit practices, do or could reasonably be expected to adversely affect either
(i) the Collateral or its value, (ii) the assets or business of the Borrower or any Restricted Subsidiary of the Borrower or (iii) the security interests and other rights of Agent in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished to it any Bank by or on behalf of the Borrower or any Subsidiary of the Borrower, is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Agent determines in good faith constitutes an Event of Default or may, with notice or the passage of time or both, constitute an Event of Default. The amount of any Availability Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by
Agent in good faith.

     "Bank" or "Banks" has the meaning specified in the preamble to this
Agreement.

     "Bank Parties" means Agent, each of the Banks and each of the Letter of
Credit Issuing Banks.

     "Banking Day" means any day on which commercial banks are not authorized or required to close in London, England, New York City, New York, Greenville, South
Carolina or Anderson, South Carolina.

     "Board of Governors" means the Board of Governors of the Federal Reserve
System or any successor.

     "Book Value" shall mean, as to any inventory in respect of which such amount is to be determined, the lower of (a) the cost (as reflected in the general ledgers of Designers, Item-Eyes, or, with the approval of Agent, any other existing or future Subsidiary of the Borrower), as applicable or (b)
market value (both cost and market value being determined in accordance with
GAAP calculated on a first in first out basis).

     "Borrower Pledge Agreement" means the Pledge Agreement executed by Borrower in favor of Agent for the ratable benefit of the Bank Parties.

                                      -2-

     "Borrower Security Agreement" means the Security Agreement executed by
Borrower in favor of Agent for the ratable benefit of the Bank Parties.

     "Borrower Trademark Security Agreement" means the Trademark Security
Agreement executed by Borrower in favor of Agent for the ratable benefit of the
Bank Parties.

     "Borrowing Base" shall mean, at any time, an amount equal to the sum of
(without duplication):

     (a) eighty-five percent (85%) of the Net Amount of Eligible Accounts, plus

     (b) the lesser of: (x) fifty percent (50%) of Net Amount of Eligible
Inventory, or (y) the amount for the period in any given year indicated below:

          (i) $30,000,000 for the period January 1 through March 31,

          (ii) $35,000,000 for the period April 1 through May 31,

          (iii) $50,000,000 for the period June 1 through October 31, and

          (iv) $25,000,000 for the period November 1 through December 31, plus

     (c) fifty percent (50%) of the aggregate undrawn amount of all outstanding
Eligible Trade Letters of Credit, plus

     (d) fifty percent (50%) of the amount of Eligible In-Transit Inventory, plus

     (e) the Supplemental Amount, less

     (f) Availability Reserves.

     "Borrowing Base Certificate" means the certificate substantially in the form of Exhibit E annexed hereto.

     "Borrowing Notice" has the meaning specified in Section 2.02 hereof.

     "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Cash Collateral" means a deposit by Borrower, made in immediately available funds, to a savings, checking or time deposit account at HSBC or the purchase by Borrower of a certificate of deposit issued by HSBC and the execution of all documents and the taking of all steps required to give Agent a perfected security interest for the benefit of the Banks in such deposit or certificate of deposit.

     "Change of Control" means any "person" or "group" (within the meaning of
Sections 13(d) and 14(d)(2) of the Exchange Act) shall have become the
"beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting

                                      -3-

Shares entitled to exercise more than 51% of the total power of all outstanding
Voting Shares of the Borrower (including any Voting Shares which are not then outstanding of which such person or group is deemed the beneficial owner). For purposes of this definition, the term "Voting Shares" shall mean all outstanding shares of any class or classes (however designated) of capital stock of the
Borrower entitled to vote generally in the election of members of the Board of
Directors thereof.

     "Chase" means JPMorgan Chase Bank.

     "CIT" has the meaning specified in Section 9.03(f) hereof.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral" means any and all personal property subject to a Lien granted by any of the Security Documents and this Agreement.

     "Collateral Monitor" means HSBC, when acting in its capacity as Collateral
Monitor under any of the Loan Documents, and any successor thereto.

     "Commitment" means, collectively, the Revolving Credit Commitment, the
Trade Letter of Credit Commitment and the Standby Letter of Credit Commitment.

     "Consolidated Amortization" means the amortization or write-off of impaired value adjustments of the intangible assets of Borrower and the Restricted
Subsidiaries, on a consolidated basis, all as determined in accordance with
GAAP.

     "Consolidated Capital Expenditures" means the Dollar amount of gross expenditures (including the principal portion of payments under Capital Leases)
made for real property, fixed assets, property, plant and equipment, and all renewals, improvements and replacements thereto (including, but not limited to, maintenance and repairs thereof but only to the extent required to be capitalized in accordance with GAAP) incurred or paid by Borrower and the
Restricted Subsidiaries.

     "Consolidated Depreciation" means depreciation of Borrower and its
Restricted Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

     "Consolidated Earnings Before Interest, Taxes, Depreciation and
Amortization" means, for any period, Consolidated Net Income, plus Consolidated
Interest Expense, plus Consolidated Taxes, plus Consolidated Depreciation, plus
Consolidated Amortization, all for such period.

     "Consolidated Fixed Charge Ratio" means a ratio of: (i) (a) Consolidated
Earnings Before Interest, Taxes, Depreciation and Amortization for such period, less (b) Consolidated Capital Expenditures made by the Borrower or any
Restricted Subsidiary during such period, less (c) Consolidated Taxes paid during such period, to (ii) the sum of (a) Consolidated Interest Expense for
such period, plus (b) Consolidated Principal Amortization for such period, in each case excluding the performance of HIL from any of the foregoing calculations.

     "Consolidated Interest Expense" means, for any period, all interest paid or required to be paid by Borrower and its Restricted Subsidiaries on all of their respective Debt, including the Obligations, during such period.

                                      -4-

     "Consolidated Inventory" means, at any time, the Inventory of Borrower and its Restricted Subsidiaries on a consolidated basis, all as determined in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income of Borrower and its Restricted Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

     "Consolidated Principal Amortization" means scheduled consolidated principal payments of all funded debt of Borrower and the Restricted
Subsidiaries.

     "Consolidated Subsidiaries" means all existing and future Subsidiaries of
Borrower, except HIL and any subsidiary of HIL, that should be included in
Borrower's consolidated financial statements, all as determined in accordance with GAAP.

     "Consolidated Tangible Net Worth" means the sum of (a) Consolidated Total
Tangible Assets less (b) Consolidated Total Liabilities, less (c) the investment in HIL by Borrower or the Restricted Subsidiaries, at cost, without adjustment for losses or income of HIL, and less (d) without duplication, the equity of
HIL, any advances or loans to HIL and guaranties by Borrower or its Restricted
Subsidiaries of the obligations of HIL.

     "Consolidated Taxes" means, for any period, the income and franchise taxes of Borrower and its Restricted Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

     "Consolidated Total Tangible Assets" means the total assets of Borrower and its Restricted Subsidiaries, on a consolidated basis, minus all intangible assets (other than deferred taxes), including, but not limited to, non-compete contracts, employment contracts, deferred or prepaid transactions cost, capitalized research and development cost, capitalized interest, debt discount and expenses, goodwill, patents, trademarks, copyrights, franchises, licenses and other intangible assets, all as determined in accordance with GAAP.

     "Consolidated Total Liabilities" means total liabilities and all mandatorily redeemable preferred stock of Borrower and its Restricted
Subsidiaries, on a consolidated basis, all as determined in accordance with
GAAP.

     "Credit Facilities" means, collectively, the Revolving Credit Loans and the
Letters of Credit.

     "Debt" means: (a) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations);
(b) the principal portion of obligations as lessee under Capital Leases; (c)
obligations under letters of credit issued for the account of any Person; (d)
all obligations arising under bankers' or trade acceptance facilities of any
Person; (e) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (f) all obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed. For purposes of the foregoing, the amount of any Debt described in clause (e) shall be equal to the lesser of (A) the amount of the primary obligation in respect to which such guaranty is issued and (B) the maximum liability amount under the terms of such guaranty.

                                      -5-

     "Default" means any event which, with the giving of notice or lapse of time, or both, would become an Event of Default.

     "Default Rate" means, at any time, a rate of interest equal to 2% per annum plus the highest rate that would then be applicable to Prime Rate Loans;
provided, that, if the Default Rate is implemented and the applicable Obligation is a Revolving Credit Loan, Default Rate shall mean, with respect to an amount of any such Revolving Credit Loan not paid when due, a rate per annum equal to two percent (2%) above the Interest Rate then in effect thereon.

     "Designers" means Hampshire Designers, Inc., a Delaware corporation.

     "Designers Pledge Agreement" means the Pledge Agreement executed by
Designers in favor of Agent for the ratable benefit of the Bank Parties.

     "Designers Security Agreement" means the Security Agreement executed by
Designers in favor of Agent for the ratable benefit of the Bank Parties.

     "Designers Trademark Security Agreement" means the Trademark Security
Agreement executed by Designers in favor of Agent for the ratable benefit of the
Bank Parties.

     "Dollars" and the sign "$" mean lawful money of the United States of
America.

     "Effective Date" means on the date as of which (a) this Agreement shall be executed by all the parties hereto and delivered to the Agent and (b) all the conditions precedent required to have been satisfied on or before the first extension of credit hereunder pursuant to Article 6 hereof shall have been satisfied or waived (whether temporarily or otherwise) in writing by the Agent.
The Agent shall notify the Borrower and the Banks of the Effective Date if other than the date of the execution of this Agreement; provided, however, that, the failure to give such notice shall not alter the Effective Date or any of any
Bank Party's rights under this Agreement and the other Loan Documents.

     "Eligible Accounts" shall mean (a) the trade accounts receivable created in the ordinary course of business by Designers, Item-Eyes and, with the approval of Agent and the Required Banks, any other existing or future Subsidiary of the
Borrower, which (i) are subject to a valid, first priority, fully perfected security interest in favor of Agent for the ratable benefit of the Bank Parties and which conform to the representations and warranties contained herein and in the Loan Documents, and (ii) at all times shall continue to be acceptable to
Agent in all respects (the "Non-Factored Accounts"), and, (b) the trade accounts receivable of Designers, Item-Eyes and, with the approval of Agent, any other existing or future Subsidiary of the Borrower, created in the ordinary course of business which have been purchased, credit approved and continue to be credit approved by the Factor under a Factoring Agreement, provided that such factored accounts receivable remain subject to an Assignment of Proceeds Agreement which is satisfactory in all respects to Agent (the "Factored Accounts").

     In general, the Non-Factored Accounts may, as determined by Agent in good faith, be deemed eligible if:

     (a) delivery of the merchandise has been completed;

                                      -6-

     (b) no return, rejection or repossession has occurred;

     (c) the merchandise has been accepted by the account debtor without dispute, setoff, defense or counterclaim;

     (d) such trade account receivable is unconditionally payable in Dollars within 90 days of the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or document, Notwithstanding the prior sentence, a trade account receivable payable more than 90 days but less than 150 days from the invoice date may be eligible (the "Over 90 Receivables") provided that, (i) such receivable is due from Marmaxx Group, Inc., Burlington Coat
Factory or Ross Stores, Inc. or such other customer approved by Agent, (iii)
such receivable is scheduled in sufficient detail to the Borrowing Base
Certificate which includes such receivable, and (iv) such receivable is not more than 15 days past due;

     (e) except as otherwise provided pursuant to subclause "(d)" above with respect to the Over 90 Receivables, no more than 60 days has elapsed from the invoice due date and no more than 120 days has elapsed from the invoice date;

     (f) the account debtor is not an Affiliate of the Borrower or any
Restricted Subsidiary;

     (g) such trade account receivable does not constitute an obligation of the
United States or any other Governmental Authority;

     (h) the chief executive office of the account debtor with respect thereto is located in the continental United States, unless the Receivable is supported by a letter of credit or other similar obligation satisfactory to Agent or Agent has received evidence that credit insurance with respect to such Non-Factored
Account has been assigned to Agent and names Agent as loss payee;

     (i) the account debtor with respect thereto is not also a supplier or a creditor of the Borrower or any Restricted Subsidiary, unless such supplier or creditor has executed a no offset letter satisfactory to Agent (but the portion of the Non-Factored Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Subsidiary of Borrower to such account debtor or claimed to be owed may deemed an Eligible Account);

     (j) not more than 50% of the aggregate amount of all trade account receivables from an account debtor with respect thereto remain unpaid more than
60 days past the invoice due date or 120 days past the invoice date;

     (k) the account debtor is not insolvent, subject to a bankruptcy, reorganization, receivership, insolvency arrangement or any similar proceeding;
and

     (l) no facts, events or occurrences exist that would impair the validity, enforceability or collectibility of such trade account receivable or reduce the amount payable, or delay payment thereunder, all as determined in the good faith by Agent (provided, that, as to facts, events or occurrences that reduce the amount payable under such receivable the amount payable thereunder as so reduced, may be deemed an Eligible Account).

                                      -7-

     The aggregate amount of all Eligible Accounts of Designers, Item-Eyes and, with the approval of Agent, any other existing or future Subsidiary of the
Borrower, shall be reduced by any reserves deemed necessary by Agent in good faith, including a reserve in an amount which would represent the historical or anticipated ratio of dilution (i.e. returns, discounts, claims, credits, and allowances) to collections to the extent that such amounts are not already included in the Availability Reserves.

     "Eligible Inventory" shall mean inventory of Designers, Item-Eyes and, with the approval of Agent and the Required Banks, any other existing or future
Subsidiary of the Borrower, comprised solely of uncut fabric, yarn and finished goods located in the United States which meets all of the following specifications:

     (a) the inventory is owned by Designers, Item-Eyes and, with the approval of Agent, any other existing or future Subsidiary of the Borrower, free and clear of any existing Lien (other than warehouseman's and landlord's liens as long as a satisfactory waiver has been entered into with Agent), other than the liens and security interests in favor of Agent under the Loan Documents, it is not held on consignment and may be lawfully sold and it continues to be in full conformity with any representations and warranties made under the Loan Documents by the Borrower and its Restricted Subsidiaries to Agent with respect thereto;

     (b) Designers, Item-Eyes and, with the approval of Agent, any other existing or future Subsidiary of the Borrower, has the right to assignment thereof and the power to grant liens thereon and security interests with respect thereto;

     (c) the inventory arose or was acquired in the ordinary course of business of Designers, Item-Eyes or, with the approval of Agent, any other existing or future Subsidiary of the Borrower, as applicable and does not represent returned, second quality or damaged goods;

     (d) the inventory is readily marketable for sale by Designers, Item-Eyes and, with the approval of Agent and the Required Banks, any other existing or future Subsidiary of the Borrower;

     (e) the inventory is located at one of the addresses for locations of
Collateral set forth on Schedule 1.01(a) and with respect to which inventory
Agent, for the ratable benefit of the Bank Parties, has been granted and has perfected a valid, first priority security interest therein;

     (f) the inventory is not goods to be returned to a supplier of the Borrower or any Restricted Subsidiary, or, with the approval of Agent, any other existing or future Subsidiary of the Borrower;

     (g) the inventory is not samples;

     (h) if the inventory is sold under a licensed trademark, with respect to each Required Licensor, Agent shall have entered into a licensor waiver letter, in form and substance satisfactory to Agent, with such Required Licensor with respect to the rights of Agent to use the trademark to sell or otherwise dispose of such inventory;

     (i) the inventory is Eligible Prior Season Inventory;

     (j) the inventory is not obsolete, slow-moving or unmerchantable and is and at all times shall continue to be acceptable to Agent in all respects as determined by Agent in good faith;

                                      -8-

     (k) the inventory, other than Eligible In-Transit Inventory, is not located in a warehouse or on leased premises unless Agent has entered into a warehouseman's waiver or landlord's waiver, as the case may be, on terms reasonably satisfactory to Agent.

     "Eligible In-Transit Inventory" shall mean "in transit" fabric, yarn or finished goods inventory of Designers, Item-Eyes and, with the approval of Agent and the Required Banks, any other existing or future Subsidiary of the Borrower, shipped under an Eligible Trade Letter of Credit, the amount of which is equal to the face amount of the related Eligible Trade Letter of Credit, provided that such inventory (a) has been paid for by the Borrower and has not otherwise been included in Eligible Inventory or under an Eligible Trade Letter of Credit, and
(b) such inventory would otherwise qualify as Eligible Inventory and is otherwise satisfactory in all respects as determined by Agent in good faith.

     "Eligible Prior Season Inventory" shall mean Prior Season Inventory which
Agent determines, in good faith, to be eligible inventory. In general, Prior
Season Inventory may be deemed Eligible Prior Season Inventory if (a) it is subject to a confirmed purchase order, (b) the cost of such inventory is an amount in the general ledger of Designers, Item-Eyes, or such other existing or future Subsidiary of the Borrower approved by Agent, as the case may be, which will produce, when such inventory is sold, a gross profit margin which is satisfactory to Agent, and (c) such inventory would otherwise qualify as
Eligible Inventory and is otherwise satisfactory in all respects to Agent in good faith.

     "Eligible Trade Letter of Credit" shall mean a commercial letter of credit issued by Agent for the account of the Borrower covering fabric, yarn or finished goods inventory of Designers, Item-Eyes and, with the approval of Agent and the Required Banks, any other existing or future Subsidiary of the Borrower, for which (a) the documents of title have been or will be consigned to Agent,
(b) the underlying goods have been or will be insured to the satisfaction of
Agent, and (c) the underlying goods have been or will be shipped to an eligible location in the United States set forth on Schedule 1.01(b).

     "Environmental Discharge" means any discharge or release by Borrower or any
Restricted Subsidiaries of any Hazardous Materials in violation of any applicable Environmental Law.

     "Environmental Law" means any Law relating to pollution of the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the workplace, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "Environmental Notice" means any complaint, order, citation, letter, inquiry, notice or other written communication from any Governmental Authority
(a) affecting or relating to Borrower's or any Restricted Subsidiaries'
violation of any Environmental Law in connection with any activity or operations at any time conducted by Borrower or such Restricted Subsidiary, (b) relating to the unpermitted occurrence or Presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental
Discharges or Hazardous Materials at any of Borrower's or any Restricted
Subsidiary's locations or facilities, including, without limitation: (i) the existence of any contamination or possible or threatened contamination at any such location or facility and (ii) remediation of any Environmental Discharge or
Hazardous Materials at any such location or facility or any part thereof; and
(c) any violation or alleged violation of any relevant Environmental Law.

                                      -9-

     "ERISA" means the Employee Retirement Income Security Act of 1974, including any rules and regulation promulgated thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of
Section 414(b) of the Code) as Borrower or any Guarantor or is under common control (within the meaning of Section 414(c) of the Code) with Borrower or such
Guarantor; provided however, that for purposes of provisions herein concerning minimum funding obligations (imposed under Section 412 of the Code or Section
302 of ERISA), the term "ERISA Affiliate" shall also include any entity required to be aggregated with Borrower or any Guarantor under Section 414(m) or 414(o)
of the Code.

     "Eurodollar Base Rate" means with respect to any Interest Period for a
Eurodollar Loan, the arithmetic mean, as calculated by Agent, of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%)
quoted at approximately 11:00 A.M. London time by the principal London branch of
Agent two (2) Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the Eurodollar Loan which shall be made by Agent and outstanding during such Interest Period.

     "Eurodollar Loan" means any Revolving Credit Loan when and to the extent the Interest Rate therefor is determined on the basis of the definition
"Eurodollar Base Rate."

     "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient of (a) the Eurodollar
Base Rate for such Loan for such Interest Period, divided by (b) one minus the
Reserve Requirement for such Loan for such Interest Period.

     "Event of Default" has the meaning specified in Section 11.01 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Agreement" means the Amended and Restated Credit Agreement and
Guaranty, dated as of September 5, 2000, by and among Borrower, the guarantors that are party thereto, Chase, as agent and the financial institutions parties thereto as lenders (as amended, modified or supplemented from time to time).

     "Existing Letters of Credit" means the trade (documentary) letters of credit issued by Chase for the account and/or benefit of Borrower or its
Restricted Subsidiaries under the Existing Agreement, as more fully set forth on
Schedule 1A.01.

     "Existing Loan Documents" means, collectively, the Existing Agreement and all agreements, instruments and documents executed or delivered pursuant to or in connection therewith (as amended, modified or supplemented from time to time).

     "Factor" shall have the meaning set forth in Section 9.03(f) hereof.

     "Factored Accounts" "shall have the meaning set forth under "Eligible
Accounts."

     "Factoring Agreement" means any factoring agreement by and between Borrower and/or any Restricted Subsidiary and a Factor.

                                      -10-

     "Federal Funds Rate" means, for any day, the rate per annum (rounded, if necessary, to the next greater 1/100 of 1%) equal to the rate per annum at which the Agent is offered overnight Federal funds by a Federal funds broker selected by the Agent at or about 2:00 p.m., New York time, on such day, provided that if such day is not a Banking Day, the Federal Funds Rate for such day shall be such rate at which the Agent is offered overnight Federal funds by such Federal funds broker at or about 2:00 p.m., New York time, on the next preceding Banking Day.

     "Fiscal Month" means each of the twelve (12) monthly periods of Borrower's
Fiscal Year.

     "Fiscal Month End Date" means the last day of any Fiscal Month of each
Fiscal Year.

     "Fiscal Quarter" means each of the four (4) quarterly periods of Borrower's
Fiscal Year.

     "First Quarterly Date" means the last day of the first Fiscal Quarter of each Fiscal Year.

     "Fiscal Year" means each calendar year ending December 31.

     "Foreign Lender" means any Bank that is organized under the laws of a jurisdiction other than that in which Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of
Columbia shall be deemed to constitute a single jurisdiction.

     "Fourth Quarterly Date" means the last day of the fourth Fiscal Quarter of each Fiscal Year.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section
7.05 hereof.

     "Glamourette" means Glamourette Fashion Mills, Inc., a Delaware corporation.

     "Glamourette Security Agreement" means the Security Agreement executed by
Glamourette in favor of Agent for the ratable benefit of the Bank Parties.

     "GMAC" has the meaning specified in Section 9.03(f) hereof.

     "Good Faith Contest" means the contest of an item if: (a) the item is diligently contested in good faith by appropriate proceedings timely instituted;
(b) adequate reserves are established in accordance with GAAP; (c) during the period of such contest, the enforcement of any contested item is effectively stayed; and (d) the failure to pay or comply with the contested item during the period of the Good Faith Contest is not likely to result in a Material Adverse
Change.

     "Governmental Approvals" means any authorization, consent, approval, license, permit, certification, or exemption of registration or filing with or report or notice to any Governmental Authority.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                                      -11-

     "Guarantor Security Agreements" means any Security Agreements executed by any of Designers, Item-Eyes and Glamourette to secure the Guaranty Obligations.

     "Guarantor" and "Guarantors" means (i) with respect to all Obligations other than the Letter of Credit Obligations, Designers, Item-Eyes, Glamourette
and HIL and any future Restricted Subsidiaries and (ii) with respect to all
Letter of Credit Obligations, Borrower, Designers, Item-Eyes, Glamourette and
HIL and any future Restricted Subsidiaries.

     "Guaranty" means, collectively, all of the guarantees provided by the
Guarantors pursuant to Section 5.01 hereof.

     "Guaranty Obligations" has the meaning specified in Section 5.01 hereof.

     "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any applicable Environmental
Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

     "HIL" means Hampshire Investments, Limited, a Delaware corporation.

     "HIL Spin-off Transaction" means the sale of all of the issued and outstanding capital stock of HIL by Borrower to a Person other than the Borrower or any direct or indirect Subsidiary of Borrower.

     "HSBC" means HSBC Bank USA, a New York State chartered bank and its successors and assigns and any Person acting as agent or nominee for HSBC Bank
USA and any corporation the stock of which is owned or controlled directly or indirectly by, or is under common control with, HSBC Bank USA and/or HSBC
Holdings plc.

     "Instructions" means oral or written instructions or instructions transmitted by teleprocess given on behalf of Borrower by one or more Authorized
Persons.

     "Instrument" means with respect to any Letter of Credit or Steamship
Guaranty, Airway Guaranty, any draft, receipt, acceptance, teletransmission, including, but not limited to, telex or cable, or other written demand for payment under such Letter of Credit.

     "Insurance Companies" shall mean Phoenix Life Insurance Company and The
Ohio National Life Insurance Company.

     "Insurance Company Loan Documents" means the Senior Secured Notes and the agreements and documents among the Insurance Companies and Borrower and/or
Guarantors providing for the purchase by the Insurance Companies of the Senior
Secured Notes of Borrower and the giving of security therefor.

     "Intercreditor Agreement" means the agreement among the Banks, the Agent and the Insurance Companies and the Agent for the Insurance Companies.

     "Intercompany Demand Note" means a negotiable demand promissory note made by HIL to the order of Borrower evidencing loans by Borrower to HIL, substantially in the form of Exhibit H.

                                      -12-

     "Interest Period" means, with respect to any Eurodollar Loan, a period of one, two, three or six months commencing on the date such Loan is made, converted from another type of Loan or renewed, as Borrower may select in accordance with Section 2.02 hereof, provided that, each such Interest Period, which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month), shall end on the last Banking Day of the appropriate calendar month; provided, further, that,

     (a) If any Interest Period would otherwise end on a day which is not a
Banking Day, that Interest Period shall be extended to the next succeeding
Banking Day unless such Interest Period is with respect to a Eurodollar Loan and the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day.

     (b) No Interest Period with respect to a Revolving Credit Loan shall extend beyond the Revolving Credit Termination Date.

     "Interest Rate" means either (a) with respect to a Prime Rate Loan, the
Prime Rate minus one quarter of one percent or (b) with respect to a Eurodollar
Loan, the Eurodollar Rate plus the Applicable Margin.

     "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to provide protection against fluctuation in interest rates, in each case, in form and substance reasonably satisfactory to the Agent.

     "International Standby Practices" means the "International Standby
Practices (ISP98)," as promulgated by the Institute of International Banking Law
& Practice, Inc., approved by the International Chamber of Commerce ("ICC")
Commission on Banking Technique and Practice, and issued by the ICC as
Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Bank as a standby letter of credit issuer in the ordinary course of its business and in effect at the time of reference.

     "Inventory" shall have the meaning set forth in the Borrower Security
Agreement and the Security Agreements that have been executed by the Guarantors.

     "Item-Eyes" means Item-Eyes, Inc., a Delaware corporation.

     "Item-Eyes Security Agreement" means the Security Agreement executed by
Item-Eyes in favor of Agent for the ratable benefit of the Bank Parties.

     "Item-Eyes Trademark Security Agreement" means the Trademark Security
Agreement executed Item-Eyes by in favor of Agent for the ratable benefit of the
Bank Parties.

     "Law" means any applicable federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

                                      -13-

     "Letters of Credit" means Trade Letters of Credit and the Standby Letters of Credit.

     "Letter of Credit Account Party" means the Borrower, Designers, Item-Eyes or any other Restricted Subsidiary, as the case may be.

     "Letter of Credit Account Parties" means the Borrower, Designers, Item-Eyes and all other Restricted Subsidiaries.

     "Letter of Credit Fee" means the Trade Letter of Credit Fee and the Standby
Letter of Credit Fee.

     "Letter of Credit Issuing Bank" means (i) HSBC with respect to all Letters of Credit other than the Existing Letters of Credit and (ii) Chase with respect to all Existing Letters of Credit.

     "Letter of Credit Obligations" means at any time an amount equal to the sum of (a) the aggregate amount of Trade Letter of Credit Obligations, (b) the aggregate amount of Standby Letter of Credit Obligations and (c) any Letter of
Credit Fee due and payable.

     "Lien" means any mortgage, deed of trust, pledge, security, interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform
Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing).

     "Loan Account" shall have the meaning set forth in Section 2.11(a) hereof.

     "Loan Document(s)" means this Agreement, the Notes, the Letters of Credit, the Security Documents, the Intercreditor Agreement and any and all documents executed in connection with the Letters of Credit and the Intercreditor
Agreement.

     "Material Adverse Change" means either (a) a material adverse change in the status of the business, assets, liabilities, results of operations, condition
(financial or otherwise) or property or prospects of Borrower and its Restricted
Subsidiaries, taken as a whole, or (b) any event or occurrence of whatever nature which is likely to have a material adverse effect on Borrower's ability to perform its obligations under the Loan Documents to which it is a party. For the avoidance of doubt, no matter affecting the business, operations, affairs, financial condition, assets or properties of HIL or any Subsidiary thereof in and of itself shall be deemed to cause a material adverse change in the status of the business, assets, liabilities, results of operations, condition
(financial or otherwise), property or prospects of Borrower or Borrower's ability to perform its obligations under any Loan Document.

     "Monthly Date(s)" means the first Banking Day of each calendar month occurring on or after the Effective Date.

     "Multiemployer Plan" means a Plan defined as such in Section 3(37) of
ERISA.

                                      -14-

     "Net Amount of Eligible Accounts" shall mean and include at any time, without duplication, the gross amount of Eligible Accounts at such time less (a)
sales, excise or similar taxes and (b) returns, discounts, claims, credits, allowances, of any nature at any time issued, owing, granted, outstanding, available or claimed; provided, that such amounts have not already otherwise been deducted.

     "Net Amount of Eligible Inventory" shall mean, at any time, the aggregate
Book Value of Eligible Inventory.

     "Net Availability" shall mean, at any date, (a) the Availability for
Revolving Credit Loans less (b) the aggregate principal amount of all outstanding Revolving Credit Loans.

     "Net Borrowing Base" shall mean, at any date, (a) the Borrowing Base less
(b) the sum of (i) the outstanding principal amount of indebtedness of Borrower and Restricted Subsidiaries to the Insurance Companies in respect to the Senior
Secured Notes and (ii) the outstanding indebtedness of Borrower and its
Restricted Subsidiaries under the Unsecured Lines.

     "Net Worth Adjustment Amount" means (i) as to any Fiscal Year beginning with the Fiscal Year ending December 31, 2003, fifty percent (50%) of the
Borrower's Consolidated Net Income (without any deduction for loss) for such
Fiscal Year determined on a cumulative basis in accordance with GAAP and (ii)
for any first, second or third Fiscal Quarter of the Borrower, beginning with the Fiscal Quarter ending March 29, 2003, fifty percent (50%) percent of the amount of Consolidated Net Income (or loss) as reflected in the quarterly financial statements required to be delivered to Agent under Section 8.08(a)
hereof, calculated on a quarterly (cumulative) basis. For purposes of determining the minimum Consolidated Tangible Net Worth required to be maintained:

          (x) with respect to the adjustment required under subpart (i) above, the Net Worth Adjustment Amount shall be determined as at the last day of each Fiscal Year of the Borrower and shall be added, on a cumulative basis, to the minimum Consolidated Tangible Net Worth required to be maintained and such minimum Consolidated Tangible Net Worth shall be maintained at all times during the period beginning on such date until the last day of the immediately following Fiscal Quarter at which time the minimum Consolidated
     Tangible Net Worth shall increase (or decrease) as provided below, until the last day of the immediately following Fiscal Year, at which time and at each subsequent Fiscal Year end the minimum Consolidated Tangible Net Worth required to be maintained shall again be increased and maintained as provided in this subpart (x); and

          (y) with respect to the adjustment required under subpart (ii) above, the Net Worth Adjustment Amount shall be determined as at the last day of each first, second and third Fiscal Quarter of the Borrower and shall be added, or subtracted (in the case of a net loss), on a cumulative basis, to the minimum Consolidated Tangible Net Worth required to be maintained and such minimum Consolidated Tangible Net Worth shall be maintained at all times during the period beginning on such date until the last day of the immediately following Fiscal Quarter at which time and at each subsequent
     Fiscal Quarter end the minimum Consolidated Tangible Net Worth required to be maintained shall again be increased (or decreased) and maintained accordingly until the last day of the Fiscal Year, at which time the minimum Consolidated Tangible Net Worth shall be increased in the manner provided above.

     "Note(s)" means the Revolving Credit Notes.

                                      -15-

     "Obligations" shall mean any and all Revolving Credit Loans, Letter of
Credit Obligations and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower, a Letter of Credit Account
Party or Guarantors (excluding the Obligations of HIL other than Obligations of
HIL arising under its Guaranty) to each Bank Party, the Banks and/or their
Affiliates, arising out of or in connection with the Notes, the Letters of
Credit, including Airway Guaranty or Steamship Guaranty, this Agreement, the other Loan Documents and any and all Interest Rate Contracts (but solely to the extent a Bank is a counter-party to such Interest Rate Contract), including without limitation for principal, interest, charges, fees, expenses, reimbursement obligations and foreign exchange obligations, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement, whether now existing or hereafter arising, whether arising before, during or after the Revolving Credit Termination Date or after the commencement of any case with respect to Borrower, any Letter of Credit Account
Party or any Guarantor under the Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by the Banks including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of the Banks in the obligations of Borrower, Letter of Credit
Account Parties or Guarantors to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to
Borrower, any Letter of Credit Account Party or any Guarantor under this
Agreement or in connection with any of the foregoing, provided however, that indebtedness and obligations due to any of the Banks in connection with transactions between Borrower or any Guarantor and any such Bank separate from this Agreement, excluding those in connection with Interest Rate Contracts, shall not be deemed "Obligations".

     "Optional Prepayment" has the meaning specified in Section 2.07 hereof.

     "Outstanding Credit Facilities" means at any time an amount equal to the sum of (a) the aggregate principal amount of all outstanding Revolving Credit
Loans plus (b) the Letter of Credit Obligations.

     "Participating Banks" means each Bank other than HSBC.

     "Participation" has the meaning set forth in Section 4.01 hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Permitted Investments" means any of the following:

 ----------------------------------------------------- ------------------------
                                                        Maximum       Minimum
 Investment Type                                        Maturity      Rating
 ----------------------------------------------------- ------------------------
 T Bills                                               6 months        N/A
 ----------------------------------------------------- ------------------------
 T Notes                                               1 year          N/A
 ----------------------------------------------------- ------------------------
 US Government Agency Bills, Notes and Bonds           1 year          N/A
 ----------------------------------------------------- ------------------------
 Commercial Paper                                      9 months        A2/P2
 ----------------------------------------------------- ------------------------
 Asset Backed Commercial Paper                         9 months        A2/P2
 ----------------------------------------------------- ------------------------

                                      -16-

 Bankers Acceptances                                   6 months        N/A
 ----------------------------------------------------- ------------------------
 Repurchase Agreements                                 1 month         N/A
 ----------------------------------------------------- ------------------------
 Domestic Certificate of Deposit                       1 year          N/A
 ----------------------------------------------------- ------------------------
 Euro Certificate of Deposit                           1 year          N/A
 ----------------------------------------------------- ------------------------
 Medium Term Notes                                     1 year          AAA
 ----------------------------------------------------- ------------------------
 Variable Rate Demand Notes                            3 months        AAA
 ----------------------------------------------------- ------------------------
 Corporate Bonds                                       1 year          AAA
 ----------------------------------------------------- ------------------------
 Municipal Notes/ Bonds                                1 year          AAA
 ----------------------------------------------------- ------------------------
 Tax Exempt or Taxable Money Market Funds              N/A             AAA
 ----------------------------------------------------- ------------------------
 Stock, obligations or securities received in N/A N/A
 settlement of debts (created in the ordinary course of
 business) owing to the Borrower.
 ----------------------------------------------------- ------------------------

     "Permitted Liens" has the meaning set forth in Section 9.03 hereof.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture,
Governmental Authority or other entity of whatever nature.

     "Plan" means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by
Borrower, any Guarantor or any ERISA Affiliate or with respect to which
Borrower, any Guarantor or any ERISA Affiliate at any relevant time has any liability or obligation to contribute.

     "Pledge Agreement" means a Pledge Agreement substantially in the form of
Exhibit A hereto, to be delivered by Borrower and certain Guarantors under the terms of this Agreement.

     "Presence" when used in connection with any Environmental Discharge or
Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

     "Prime Rate" means that rate of interest from time to time announced by
HSBC at its Principal Office as its prime commercial lending rate. The Prime
Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. The interest rate for Prime Rate Loans shall change when and as the Prime Rate changes and which changes in the rate of interest resulting from changes in the Prime Rate shall take effect immediately without notice or demand of any kind.

     "Prime Rate Loan" means any Revolving Credit Loan when and to the extent the Interest Rate therefor is based on the Prime Rate.

     "Principal Office" means the principal office of HSBC, presently located at
452 Fifth Avenue, New York, New York 10018.

     "Prior Season Inventory" shall mean finished goods inventory of Designers ,
Item-Eyes and, with the approval of Agent and the Required Banks, any other existing or future Subsidiary of the Borrower, which was manufactured for sale in a shipping season prior to the current shipping season, as the case may be,

                                      -17-

of Designers, Item-Eyes or such other existing or future Subsidiary of the
Borrower which has been approved by Agent and the Required Banks (for purposes of this definition, the term "shipping season" means the period of time in which
Inventory of Designers, Item-Eyes and, with the approval of Agent and the
Required Banks, any other existing or future Subsidiary of the Borrower, is shipped for sale, such period to be determined in a manner consistent with such
Persons' past business practices).

     "Pro Rata Share" means (a) with respect to each Bank's Revolving Credit
Commitment, a fraction, the numerator of which is such Bank's portion of the
Revolving Credit Commitment and the denominator of which is the total of all the
Bank's Revolving Credit Commitments; (b) with respect to each payment on the
Revolving Credit Loans, a fraction, the numerator of which is the outstanding principal amount of all such Revolving Credit Loans owed to such Bank, and the denominator of which is the outstanding principal amount of all such Revolving
Credit Loans owed to all Banks; and (c) with respect to Letters of Credit, the percentages set forth in Section 4.01 hereof.

     As of the date of this Agreement, the amount of each Bank's Revolving
Credit Commitment and its Pro Rata Share of such Revolving Credit Commitment is as follows:

 Bank             Commitment           Pro Rata Share
--------         -----------           --------------
 HSBC            $22,000,000                22.0%
 CIT             $20,000,000                20.0%
 Fleet           $16,500,000                16.5%
 BOA             $15,000,000                15.0%
 Chase           $15,000,000                15.0%
 IDB             $11,500,000                11.5%

     "Prohibited Transaction" means any transaction prohibited under Section 406 of ERISA or Section 4975 of the Code.

     "Quarterly Date" means the last Banking Day of each March, June, September, and December.

     "Ratable Portion" means, at any time, a fraction, the numerator of which is the outstanding principal amount of the Outstanding Credit Facilities at such time, and the denominator of which is the sum of (a) the aggregate principal amount of the Senior Secured Notes outstanding at such time plus (b) the aggregate principal amount of the Outstanding Credit Facilities at such time.

     "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in the United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any of the Banks of or under any United
States federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reportable Event" means any of the events set forth in Section 4043(c) of
ERISA or in the regulations thereunder except for any such event for which the
30-day notice requirement is waived.

                                      -18-

     "Required Banks" means at any time the Banks holding sixty-six and two-thirds (66.67%) percent of the aggregate Revolving Credit Commitment. In calculating the Revolving Credit Commitment of each Bank for purposes of this definition of "Required Banks", each Bank (other than HSBC) shall be deemed to have a portion of the Trade Letter of Credit Commitment or the Standby Letter of
Credit Commitment, as the case may be, equal to that Bank's Pro Rata Share of the Trade Letter of Credit Commitment or the Standby Letter of Credit
Commitment, as the case may be, and HSBC shall be deemed to have a portion of such Trade Letter of Credit Commitment or Standby Letter of Credit Commitment
equal to one hundred percent (100%) minus the sum of the Pro Rata Shares of the other Banks.

     "Required Licensor" means, with respect to inventory of the Borrower or a
Restricted Subsidiary that is sold under a licensed trademark, each licensor that has licensed such trademark to the Borrower and/or the Restricted
Subsidiaries to the extent that the gross revenues received or to be received by the Borrower and/or the Restricted Subsidiaries with respect to the sale of inventory subject to such licensed trademark equals or is in excess of
$5,000,000 for any twelve month period (taking into account sales as well as unfilled orders). The Required Licensors as of the Effective Date are Geoffrey
Beene, Inc. (as to the "Geoffrey Beene" licensed trademark) and Levi Strauss &
Co. (as to the "Dockers" and "Dockers Premium" licensed trademarks).

     "Reserve Requirement" means, for any Eurodollar Loan for any Interest
Period therefor, the rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such
Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against in the case of
Eurodollar Loans, "Eurocurrency Liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 hereof or (b) any category of extensions of credit or other assets which include Eurodollar Loans. Agent will use its best efforts to promptly notify Borrower of any change of such Reserve Requirement.

     "Restricted Payment" means (i) any advances or payments to, investments in, or guaranties for the benefit of HIL, (ii) any guaranties other than those guaranties permitted by Section 9.02 hereof, and/or (iii) any repurchase of any shares of the Borrower.

     "Restricted Subsidiaries" means, individually and collectively, Designers,
Glamourette, Item-Eyes and any existing and future Subsidiaries of Borrower, except HIL and any Subsidiary of HIL, together with their respective successors and assigns.

     "Revolving Credit Commitment" means the commitment of the Banks to lend, pursuant to their Pro Rata Share, One Hundred Million ($100,000,000) Dollars to
Borrower pursuant to the terms of this Agreement as such commitment may be reduced in accordance with Section 2.07 hereof.

     "Revolving Credit Loan(s)" has the meaning specified in Section 2.01 hereof.

     "Revolving Credit Note(s)" has the meaning specified in Section 2.06 hereof.

     "Revolving Credit Termination Date" means April 30, 2007.

                                      -19-

     "Second Quarterly Date" means the last day of the second Fiscal Quarter of each Fiscal Year.

     "Secured Parties" means Agent and each of the Banks.

     "Security Agreement" means a Security Agreement substantially in the form of Exhibit B hereto, to be delivered by Borrower and certain Guarantors under the terms of this Agreement.

     "Security Documents" means the Borrower Security Agreement, the Guarantor
Security Agreements, the Borrower Pledge Agreement, the Designers Pledge
Agreement, the Borrower Trademark Security Agreement, the Designers Trademark
Security Agreement, the Item-Eyes Trademark Security Agreement, and each other
Security Agreement, Pledge Agreement and Trademark Security Agreement, to the
extent executed, separately or jointly, by any party obligated in connection with the Obligations.

     "Senior Secured Notes" means the Senior Secured Notes issued by Borrower in favor of the Insurance Companies pursuant to the Insurance Company Loan
Documents in the original principal amount of $15,000,000 due January 2, 2008, as amended, transferred or exchanged from time to time, in accordance with the
Insurance Company Loan Documents.

     "Solvent" means, when used with respect to any Person, that (a) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Standby Letter of Credit" means a Standby Letter of Credit issued by HSBC for the account of Borrower.

     "Standby Letter of Credit Commitment" shall have the meaning set forth in
Section 3.05 hereof.

     "Standby Letter of Credit Fee" has the meaning specified in Section 3.05 hereof.

     "Standby Letter of Credit Obligations" means at any time an amount equal to the sum of (a) the aggregate unused face amount of all outstanding Standby
Letters of Credit, plus any variance allowed under the terms of the Standby
Letter of Credits, (b) the aggregate amount of all unreimbursed obligations on
Standby Letters of Credit and (c) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations.

     "Steamship Guaranty" has the meaning specified in Section 3.09 hereof.

                                      -20-

     "Subsidiary" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

     "Supplemental Amount" shall mean, for each of the periods set forth below, the following amounts (unless reconsidered pursuant to Section 8.08(i), in which case, such reconsidered amount):

              Period                                        Supplemental Amount
-------------------------------------------------------     -------------------
Effective Date through and including August 30, 2003          $ 6,000,000
August 31, 2003 through and including February 28, 2004       $         0
February 29, 2004 through and including April 3, 2004         $ 2,000,000
April 4, 2004 through and including May 1, 2004               $ 9,000,000
May 2, 2004 through and including May 29, 2004                $18,000,000
May 30, 2004 through and including June 3, 2004               $13,000,000
July 4, 2004 through and including July 31, 2004              $ 8,000,000
August 1, 2004 through and including August 28, 2004          $ 6,000,000
From August 29, 2004 through and including the
      The Revolving Credit Termination Date                   $         0

     "Third Quarterly Date" means the last day of the third Fiscal Quarter of each Fiscal Year.

     "Trade Letter of Credit" has the meaning specified in Section 3.01 hereof.

     "Trade Letter of Credit Commitment" shall have the meaning set forth in
Section 3.01 hereof.

     "Trade Letter of Credit Fee" has the meaning specified in Section 3.03 hereof.

     "Trade Letter of Credit Obligations" means at any time an amount equal to the sum of (a) the aggregate unused face amount of all outstanding Trade Letters of Credit, plus any variance allowed under the terms of the Trade Letter of
Credits, (b) the aggregate amount of all unreimbursed obligations on Trade
Letters of Credit, (c) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations and (d) the aggregate amount of all Airway Guaranties and Steamship Guaranties.

     "Trademark Security Agreement" means a Trademark Collateral Assignment and
Security Agreement, substantially in the form of Exhibit C hereto, to be delivered by Borrower and certain Guarantors under the terms of this Agreement.

     "Uniform Customs and Practices" means, with regard to each Letter of
Credit, the Uniform Customs and Practices for Documentary Letters of Credit
(1993 Revisions), International Chamber of Commerce Publication No. 500, and any
subsequent revision thereof adhered to by HSBC on the date such Letter of Credit is issued.

     "Unsecured Lines" shall have the meaning set forth in Section 9.01(f)
hereof.

                                      -21-

     Section 1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with
GAAP. Section 1.03 Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

     Section 1.04 Rules of Construction. When used in this Agreement: (a) "or"
is not exclusive; (b) a reference to a law includes any amendment or modification to such law and any statutory amendments and recodifications; (c) a reference to a Person includes its permitted successors and permitted assigns;
and (d) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents.

                                   ARTICLE II

                             REVOLVING CREDIT LOANS

     Section 2.01 Revolving Credit. Subject to the terms and conditions of this
Agreement, each of the Banks severally agrees to make loans (the "Revolving
Credit Loans") according to each such Bank's Pro Rata Share of the Revolving
Credit Commitment, to Borrower from time to time during the period from the
Effective Date up to but not including the Revolving Credit Termination Date, provided that the aggregate principal amount of all Revolving Credit Loans outstanding at any time does not exceed the Availability for Revolving Credit
Loans. Each Revolving Credit Loan which shall not utilize the Availability for
Revolving Credit Loans in full shall be in the minimum amount set forth in
Section 2.10 hereof. Subject to the terms hereof, the Borrower may borrow, make an Optional Prepayment pursuant to Section 2.07 hereof, and reborrow under this
Section 2.01 hereof.

     The failure of any Bank to make any requested Revolving Credit Loan to be made by it on the date specified for such Revolving Credit Loan shall not relieve any other Bank of its obligation (if any) to make such Revolving Credit
Loan on such date, but no Bank shall be responsible for the failure by any other
Bank to make such Revolving Credit Loans.

     Section 2.02 Notice and Manner of Borrowing. Borrower shall give Agent telephonic notice, to be followed by written or telegraphic or facsimile notice in the form of Exhibit D hereto (irrevocable and effective upon receipt) of any
Revolving Credit Loan, such notice to indicate whether such Revolving Credit
Loan shall be a Prime Rate Loan or Eurodollar Loan. Each of the foregoing notices (a "Borrowing Notice") must specify the date and the amount of such
Revolving Credit Loan to the Agent and the Agent will promptly notify each Bank of receipt by the Agent of a Borrowing Notice and of the contents thereof. In the case of a Eurodollar Loan, the Borrowing Notice shall be received not later than three (3) Banking Days prior to such Eurodollar Loan and shall specify the
Interest Period selected and in the case of a Prime Rate Loan, the Borrowing
Notice shall be received not later than noon (New York time) on the date of such proposed Prime Rate Loan. Not later than 1:00 P.M. (New York time) on the date of a Revolving Credit Loan, each Bank will cause to be transmitted to the Agent, to an account designated by the Agent, in immediately available funds, such
Bank's Pro Rata Share of such Revolving Credit Loan. After the Agent's receipt of such funds, not later than 3:00 P.M. (New York time) on the date of a
Revolving Credit Loan, and upon fulfillment of the applicable conditions set forth in Article VI, the Agent will make such Revolving Credit Loan available to
Borrower in immediately available funds by crediting the amount thereof to the accounts as designated by Borrower to Agent.

                                      -22-

     Section 2.03 Conversions. Borrower shall have the right to convert one type of Revolving Credit Loan into another type of Revolving Credit Loan at any time or from time to time; provided that: (a) Borrower shall give the Agent at least three (3) Banking Days notice of the conversion of a Prime Rate Loan into a
Eurodollar Loan and (b) Eurodollar Loans may be prepaid or converted only on the last day of an Interest Period for such Eurodollar Loan. Agent shall promptly notify each Bank of any such conversion.

     Section 2.04 Non-Receipt of Funds by Agent. Unless the Agent shall have received notice from a Bank, prior to the date on which such Bank is to provide funds to the Agent for a Revolving Credit Loan to be made by such Bank, that such Bank will not make available to the Agent such funds, the Agent may assume that such Bank has made such funds available to Agent on the date of such
Revolving Credit Loan in accordance with Section 2.02 hereof and the Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Bank shall not have made such funds available to the
Agent, such Bank agrees to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Agent, for three (3) Banking Days, at the Federal Funds Rate and thereafter, at the Prime Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's
Revolving Credit Loan for purposes of this Agreement. If such Bank does not pay such corresponding amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent with the interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such proposed Revolving Credit Loan. Unless the Agent shall have received notice from
Borrower prior to the date on which any payment is due to any Bank hereunder that Borrower will not make such payment in full, the Agent may assume that
Borrower has made such payment in full to the Agent on such date and the Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the
Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such
Bank until the date such Bank repays such amount to the Agent, for three (3)
Banking Days, at the Federal Funds Rate and thereafter at the Prime Rate.

     Section 2.05 Interest. Borrower shall pay interest to the Agent, for the account of the applicable Bank, on the outstanding and unpaid principal amount of the Revolving Credit Loans at a rate per annum equal to the Interest Rate.
Any principal or interest amount not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default
Rate.

     The interest rate on each Prime Rate Loan shall change when the Prime Rate changes. Interest on each Revolving Credit Loan shall not exceed the maximum amount permitted under applicable Law and shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

                                      -23-

     Accrued interest shall be due and payable (a) in the case of a Prime Rate
Loan (i) in arrears on each Monthly Date, commencing with the first such date after such Prime Rate Loan, and (ii) upon each payment or prepayment of principal on such Prime Rate Loan and (b) in the case of a Eurodollar Loan, at the end of each Interest Period and, in the case of a Eurodollar Loan with an
Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) in the case of a prepayment that reduces the Revolving Credit Commitment in accordance with Section 2.07 hereof, upon each such prepayment.

     Section 2.06 Notes. All Revolving Credit Loans made by each Bank under this
Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in substantially the form of Exhibit F duly completed, in the principal amount equal to such Bank's Pro Rata Share of the total Revolving Credit Commitment, dated the date such bank becomes a Bank, payable to such Bank and maturing as to principal on the Revolving Credit
Termination Date (the "Revolving Credit Notes"). Each Bank is hereby authorized by Borrower to endorse on the schedule attached to the Revolving Credit Note held by it the amount of each Revolving Credit Loan, and the payment amount of each principal payment received by such Bank on account of the Revolving Credit
Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Revolving Credit Loans made by such Bank;
provided however, that the failure to make such notation with respect to any
Revolving Credit Loan or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Revolving Credit Note held by such Bank. Each Bank agrees that prior to any assignment of the Revolving
Credit Note, it will endorse the schedule attached to its Revolving Credit Note.

     Section 2.07 Optional and Mandatory Prepayments.

     (a) Borrower may prepay a Prime Rate Loan, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid, provided that, each partial prepayment shall be in a principal amount of not less than
One Hundred Thousand Dollars ($100,000) (each such payment, an "Optional
Prepayment"). Eurodollar Loans may only be prepaid at end of any Interest
Period.

     (b) During the term of this Agreement, Borrower shall make mandatory prepayments (i) in an amount equal, during any Fiscal Year, to the net proceeds received in excess of $250,000 in the aggregate, from the sale (other than a sale in the ordinary course of business) of all or any part of the assets of any
Restricted Subsidiary; (ii) in an amount equal to the net proceeds received by
Borrower or any Restricted Subsidiary from the sale or issuance of any debt instrument, and (iii) in an amount equal to the net proceeds received by
Borrower or any Restricted Subsidiary under any insurance policy, to the extent that, in the case of property and casualty insurance, such proceeds are not used by Borrower or such Restricted Subsidiary to repair or replace the property which was the subject of such insurance claim, with a reasonable period of time but in no event later than six (6) months from the date such proceeds are received by the Borrower or such Subsidiary, unless Borrower or such Subsidiary has taken action to affect such repair or replacement, as determined by the
Agent in good faith, or unless otherwise agreed to by the Agent. So long as the
Intercreditor Agreement remains in effect, notwithstanding anything to the contrary contained herein, the Banks shall be entitled to receive their Ratable
Portion of the prepayments required to be paid under this Section 2.07(b) and if
Agent shall be in receipt of any proceeds of such prepayments in excess of the
Bank's Ratable Portion of such prepayments (the "Excess Prepayments"), Agent shall deliver such Excess Prepayments to the Noteholder Agent (as defined in the
Intercreditor Agreement). With respect to prepayments received by the Agent for the ratable benefit of Banks under this Section 2.07(b), such prepayments shall be applied first, to the repayment of the then outstanding Revolving Credit
Loans and second, at the discretion of Agent, to be held as Cash Collateral to

                                      -24-

secure Letter of Credit Obligations; provided that, any mandatory prepayment of the Revolving Credit Loans or held as Cash Collateral to secure Letters of
Credit hereunder shall permanently reduce the Supplemental Amount and the
Revolving Credit Commitment on a dollar for dollar basis to the extent such proceeds are received by the Agent in accordance with the terms of the
Intercreditor Agreement (with respect to secured Letter of Credit Obligations such reduction will occur as Letter of Credit Obligations are satisfied by the
Cash Collateral).

     (c) To the extent that, at any given time, (i) the Outstanding Credit
Facilities exceed the then effective Revolving Credit Commitment, or (ii) the
Outstanding Credit Facilities exceed the sum of the Availability for Revolving
Credit Loans plus the Letter of Credit Obligations, or (iii) the Revolving
Credit Loans exceed the Availability for Revolving Credit Loans, or (iv) the
Obligations exceed any of the other borrowing limitations set forth in this
Agreement, in each case the Borrower shall immediately pay to the Agent for the ratable benefit of the Banks a mandatory prepayment of the Revolving Credit
Loans in an amount equal to such excess and/or Borrower shall immediately provide Cash Collateral for the Letter of Credit Obligations to the extent required to eliminate such excess. Any Cash Collateral deposited with the Agent for the ratable benefit of the Banks in accordance with the terms of this
Section 2.07 shall be credited, for purposes of the calculation of Availability for Revolving Credit Loans under Section 2.01 hereof, against the outstanding
Letter of Credit Obligations subject to Section 2.07(d) hereof.

     (d) In the event Eurodollar Loans are outstanding at the time of any mandatory prepayment under this Section 2.07 hereof, such mandatory prepayment shall be applied first to reduce any Prime Rate Loans outstanding to zero. Any remaining mandatory prepayment amount shall be deemed to be Cash Collateral and shall be deposited by Agent in a segregated account to be applied to the
Eurodollar Loans. The Cash Collateral in such segregated account shall represent a reduction of the Eurodollar Loans then outstanding and such amount shall be credited against Revolving Credit Loans for purposes of calculating Availability for Revolving Credit Loans. Agent shall hold such amounts in such segregated account and use it to pay the Eurodollar Loans as such loans mature. If the amounts in the segregated account are sufficient to pay (at maturity) the then outstanding Eurodollar Loans, any remaining mandatory prepayment shall then be applied to Letter of Credit Obligations in accordance with Section 2.07(c)
hereof.

     (e) Borrower may, without premium or penalty, reduce the Revolving Credit
Commitment to an amount not less than the sum of the aggregate unpaid principal amount of all Revolving Credit Loans and Letter of Credit Obligations then outstanding. Each such reduction (i) shall be in an amount which is an integral multiple of $1,000,000, (ii) shall be made providing not less than ten (10)
Banking Days written notice to Agent, which notice shall state the amount of the payment to be made and shall conform to the amount of the Revolving Credit
Commitment after giving effect to such payment, (iii) shall reduce, on a permanent basis, the Revolving Credit Commitment by an amount equal to the amount of such reduction, and (iv) shall be irrevocable. Once reduced the
Revolving Credit Commitment may not be increased. Borrower may reduce the
Revolving Credit Commitment to $0 provided the Revolving Credit Termination Date occurs simultaneously therewith.

     Section 2.08 Method of Payment. Borrower shall make each payment under this
Agreement and under the Notes, without setoff or counterclaim, not later than
2:00 p.m. (New York time) on the date when due in Dollars to the Agent at the
Agent's Office in immediately available funds and if received after 2:00 p.m.
New York time, then such payment shall be credited the next Banking Day. The

                                      -25-

Agent will promptly thereafter cause to be distributed to each Bank (a) such
Bank's Pro Rata Share of the payments of principal and interest in like funds, and (b) fees or sums payable to such Bank in accordance with the terms of this
Agreement, including, but not limited to, amounts due in accordance with Article
XIII.

     Borrower hereby authorizes the Agent to charge, from time to time, against any account it maintains with the Agent or any Bank, any such amount so due to the Agent and/or the Banks.

     Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes shall be stated to be due on any day other than a Banking Day, such payment shall be made on the next succeeding
Banking Day, and such extension of time shall, in such case, be included in the computation of the payment of interest and other fees, as the case may be.

     Section 2.09 Use of Proceeds. On and after the date hereof, the proceeds of the Revolving Credit Loans will be used by Borrower to provide working capital for Borrower and its Restricted Subsidiaries, and the Trade Letters of Credit
will be used for importation and purchasing of inventory by Borrower and its
Restricted Subsidiaries.

     Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of
Regulation U of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

     Section 2.10 Minimum Amounts. Each Prime Rate Loan shall be in an amount at least equal to One Hundred Thousand ($100,000) Dollars and each Eurodollar Loan shall be in an amount at least equal to One Million Five Hundred Thousand
($1,500,000) Dollars.

     Section 2.11 Establishment of Loan Account; Collection of Accounts.

     (a) Agent shall maintain a loan account (the "Loan Account") on its books in which shall be recorded the Revolving Credit Loans and other Obligations and the Collateral, all payments made by or on behalf of Borrower and all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the Loan Account shall be made in accordance with Agent's customary practices as in effect from time to time. The records of Agent shall be conclusive and binding, in the absence of manifest error.

     (b) Upon and during the continuance of any Event of Default, all proceeds of Collateral shall be deposited by Borrower and Restricted Subsidiaries into lockbox accounts with or under the control of Agent (for the ratable benefit of the Bank Parties).

     Section 2.12 Closing Fee. Borrower shall pay to Agent, for the ratable benefit of Banks, a closing fee in the amount of $150,000, which fee shall be fully earned and payable as of the date hereof.

     Section 2.13 Commitment Fee. If, for any Agreement Quarter (as defined below) during the term of this Agreement, the average daily unpaid balance of the Revolving Credit Loans plus Letter of Credit Obligations for Borrower for each day of such quarter does not equal the Revolving Credit Commitment, then
Borrower shall pay to Agent, for the ratable benefit of Banks, a fee at a rate equal to one eighth of one percent (.125%) per annum on the amount by which the
Revolving Credit Commitment exceeds such aggregate average daily unpaid balance of the Revolving Credit Loans plus Letter of Credit Obligations for Borrower.
Such fee shall be payable by Borrower to Agent in arrears on the last day of

                                      -26-

each calendar quarter, shall be fully earned as of the date of payment and shall not be subject to refund, rebate or proration for any reason whatsoever. For the purposes of this Section 2.13 only, the term "Agreement Quarter" shall mean each calendar quarter of each calendar year.

                                  ARTICLE III

                                LETTERS OF CREDIT

     Section 3.01 Trade Letters of Credit; Cash Collateral for Letters of Credit
Expiring After Termination Date. Letter of Credit Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue trade letters of credit payable at sight with a maturity date of up to one hundred eighty (180) days from the date of issuance (such Letters of Credit issued by Letter of Credit
Issuing Bank after the Effective Date, and all the Existing Letters of Credit
are collectively referred to herein as the "Trade Letters of Credit") for the account of a Letter of Credit Account Party, during the period from the
Effective Date to five (5) Banking Days prior to the Revolving Credit
Termination Date; provided that, at no time will the outstanding Trade Letter of
Credit Obligations exceed the lesser of (a) Eighty Five Million Dollars
($85,000,000) less all Letter of Credit Obligations (other than Trade Letter of
Credit Obligations), or (b) the Revolving Credit Commitment less outstanding
Revolving Credit Loans and Letter of Credit Obligations (other than Trade Letter of Credit Obligations) or (c) the Net Borrowing Base less outstanding Revolving
Credit Loans and Letter of Credit Obligations (other than Trade Letter of Credit
Obligations) (the "Trade Letter of Credit Commitment"); provided further that,
Letter of Credit Issuing Bank will not be required to issue a Trade Letter of
Credit with a maturity (expiration) date of more than 90 days after the
Revolving Credit Termination Date and, with respect to all Letters of Credit with a maturity (expiration) date after the Revolving Credit Termination Date, all of such outstanding Trade Letters of Credit Obligations and/or Standby
Letters of Credit Obligations, as of five (5) Banking Days prior to the
Revolving Credit Termination Date, shall be secured by Cash Collateral at one hundred and five (105%) percent of the face amount thereof.

     Title documents shall be consigned to Agent at Agent's request; provided that with respect to any Existing Letters of Credit for delivery of goods from outside of the United States into the United States, within five (5) Banking
Days of the Effective Date, at Agent's request Borrower shall apply for amendments to such Letters of Credit to provide that all title documents related to such goods shall be consigned to Agent.

     Section 3.02 Reimbursement Obligation. With respect to each Letter of
Credit, the Letter of Credit Account Party for which such Letter of Credit has been issued will pay Letter of Credit Issuing Bank, on demand at Letter of
Credit Issuing Bank's Principal Office, in immediately available funds, the amount required to reimburse Letter of Credit Issuing Bank in respect of Letter of Credit Issuing Bank's payment of each Instrument applicable and/or relating to such Letter of Credit. Such reimbursement shall be made with interest at the
Default Rate from the date of Letter of Credit Issuing Bank's demand for reimbursement of such Instrument to the date of reimbursement. If the Instrument is in foreign currency, such reimbursement shall be in Dollars at Letter of
Credit Issuing Bank's selling rate for cable transfers to the place of payment of the Instrument current on the date of payment or of Letter of Credit Issuing
Bank's settlement of its obligation, as Letter of Credit Issuing Bank may require. If, for any cause, on the date of payment or settlement, as the case may be, there is no selling rate or other rate of exchange generally current in
New York for effecting such transfers, each applicable Letter of Credit Account
Party will pay Letter of Credit Issuing Bank on demand an amount in Dollars equivalent to Letter of Credit Issuing Bank's actual cost of settlement of its obligation however or whenever Letter of Credit Issuing Bank shall make such

                                      -27-

settlement, with interest at the Prime Rate for Revolving Credit Loans from the date of settlement to the date of payment. Each Letter of Credit Account Party will comply with all governmental exchange regulations now or hereafter applicable to each Letter of Credit or Instrument or payments related thereto and will pay Letter of Credit Issuing Bank, on demand, in Dollars, such amount as Letter of Credit Issuing Bank may be or may have been required to expend on account of such regulations. HSBC may debit, or direct any other Bank to debit, any account or accounts maintained by any other Letter of Credit Account Party with any office of HSBC or any other Bank or any of their respective
Subsidiaries or Affiliates (now or in the future) and apply the proceeds to the payment of any and all amounts owed by any Letter of Credit Account Party to
Letter of Credit Issuing Bank hereunder, and such Bank, Subsidiary or Affiliate shall be authorized to act in accordance herewith and shall treat this authorization as irrevocable.

     Section 3.03 Payment of Commissions, Expenses and Interest. Each Letter of
Credit Account Party will pay interest where chargeable, including reasonable fees and charges of counsel, or reasonable costs allocated by Letter of Credit
Issuing Bank's internal legal department in connection with the enforcement of this Agreement or any Letter of Credit. Unless otherwise agreed:

     (a) interest payable under this Article III on amounts not paid when due shall be at the lesser of (i) the maximum rate permissible under applicable Law and (ii) the Default Rate; and

     (b) each Letter of Credit Account Party shall pay to Letter of Credit
Issuing Bank on demand such amounts as Letter of Credit Issuing Bank, in its sole discretion, determines are necessary to compensate it for any cost attributable to its issuing or having outstanding such Letter of Credit resulting from the application of any Law or regulation applicable to Letter of
Credit Issuing Bank regarding any reserve, assessment, capital adequacy or similar requirements relating to letters of credit or the reimbursement agreements with respect thereto or to similar liabilities or assets of Letter of
Credit Issuing Bank whether existing at the time of issuance of the Letter of
Credit or adopted thereafter including, but not limited to, fees and amounts payable with respect to amendments to and increases of a Letter of Credit. Each
Letter of Credit Account Party acknowledges that there may be various methods of allocating costs to the Letter of Credit and agrees that Letter of Credit
Issuing Bank's allocation for purposes of determining the costs referred to above shall be conclusive and binding upon each Letter of Credit Account Party provided such allocation is made in good faith.

     In addition to other expenses to be paid by the Letter of Credit Account
Parties with respect to a Letter of Credit (all of which shall be for the Letter of Credit Issuing Bank's own account), each Letter of Credit Account Party shall pay to Agent, for the ratable benefit of the Banks, under a Trade Letter of
Credit issued for its account a fee for each draw in the amount of (i) with respect to the Existing Letters of Credit, one quarter of one percent (.25%) of the amount drawn under such Existing Letter of Credit and (ii) with respect to all Trade Letters of Credit other than the Existing Letters of Credit, one fifth of one percent (.20%) of the amount drawn under such Trade Letter of Credit
(collectively the "Trade Letter of Credit Fee). All such fees shall be due and payable at the time of drawing.

     Section 3.04 Proper Drawing; Letter of Credit Issuing Bank's Honoring.
Letter of Credit Issuing Bank may accept or pay any Instrument presented to it on or before the expiration date of the applicable Letter of Credit. Except

                                      -28-

insofar as written instructions may be given by an Authorized Person expressly to the contrary, and prior to Letter of Credit Issuing Bank's issuance of a
Letter of Credit:

     (a) Letter of Credit Issuing Bank may honor the related Instrument(s) in an amount or amounts not exceeding the amount of such Letter of Credit, although shipment(s) in excess of the quantity called for under such Letter of Credit are made, and

     (b) Letter of Credit Issuing Bank may honor, as complying with the terms of such Letter of Credit and of the Application relating to it, any Instrument or other document otherwise in order signed or issued by a person purporting to be an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such Instruments or other documents.

     Section 3.05 Standby Letters of Credit. During the period from the
Effective Date to five (5) Banking Days prior to the Revolving Credit
Termination Date, Letter of Credit Issuing Bank may open, at the request of and for the account of a Letter of Credit Account Party, Standby Letters of Credit;
provided, that, at no time will the outstanding Standby Letter of Credit
Obligations exceed the lesser of (a) Five Million Dollars ($5,000,000), or (b)
the Revolving Credit Commitment less outstanding Revolving Credit Loans and
Letter of Credit Obligations (other than Standby Letter of Credit Obligations)
or (c) the Net Borrowing Base less outstanding Revolving Credit Loans and Letter of Credit Obligations (other than Standby Letter of Credit Obligations) (the
"Standby Letter of Credit Commitment"). No Standby Letter of Credit shall have a stated expiration date later than the earlier of (a) the Revolving Credit
Termination Date (unless collateralized as provided in Section 3.01 hereof) or
(b) 364 days from the date of issuance. For the purpose of calculating the Net
Availability, Standby Letters of Credit shall be deemed Revolving Loans. In addition to the Letter of Credit Issuing Bank's standard fees and charges for
Letters of Credit and all other fees, commissions and other amounts otherwise payable with respect to issuance of Letters of Credit (all of which shall be for the Letter of Credit Issuing Bank's own account), each Letter of Credit Account
Party shall pay to Agent (for the pro rata benefit of the Lenders) an amount equal 1.8% of the face amount of each Standby Letter of Credit issued for the account of such Letter of Credit Account Party, payable upon issuance (the
"Standby Letter of Credit Fee").

     Section 3.06 Amendment; Change; Modification; No Waiver. In the event of any amendment, change or modification relating to a Letter of Credit or any
Instruments or documents called for thereunder, including waiver of noncompliance of any such Instruments or documents with the terms of such Letter of Credit, this Agreement shall be binding upon each Letter of Credit Account
Party with regard to such Letter of Credit as so amended, changed, or modified, and to any act taken by Letter of Credit Issuing Bank or any of its correspondents relating thereto. No amendment, change, waiver, or modification to which Letter of Credit Issuing Bank has consented shall be deemed to mean that Letter of Credit Issuing Bank will consent or has consented to any other or subsequent request to amend, change, modify or waive a term of such Letter of
Credit. Letter of Credit Issuing Bank shall not be deemed to have waived any of its rights hereunder, unless Letter of Credit Issuing Bank or its authorized agent shall have signed such waiver in writing. No such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver.

     Section 3.07 U.C.P. and I.S.P.; Agreements and Acknowledgments;
Indemnification. The Uniform Customs and Practice and the International Standby
Practices shall be binding on each Letter of Credit Account Party and Letter of
Credit Issuing Bank, except to the extent it is otherwise expressly agreed. It is also agreed that:

                                      -29-

     (a) user(s) of a Letter of Credit shall not be deemed agents of Letter of
Credit Issuing Bank;

     (b) none of Letter of Credit Issuing Bank, its Affiliates, Subsidiaries, or
its correspondents shall be responsible for:

          (i) failure of any Instrument to bear any reference to the related
     Letter of Credit or inadequate reference in any Instrument to such Letter of Credit, or failure of any document (other than documents expressly required to be presented under such Letter of Credit) to accompany any
     Instrument at negotiation, or failure of any person to note the amount of any Instrument on the reverse of a Letter of Credit, or to surrender or take up a Letter of Credit or to forward documents apart from Instruments as required by the terms of such Letter of Credit, each of which provisions, if contained in a Letter of Credit itself, it is agreed may be waived by Letter of Credit Issuing Bank; or

          (ii) errors, omissions, interruptions or delays in transmission, or delivery of any message, by mail, telex, cable, telegraph, wireless or other teletransmission or by oral instructions, whether or not they may be in cipher;

     (c) Letter of Credit Issuing Bank shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in business of any of its correspondents;

     (d) Each Letter of Credit Account Party will promptly examine:

          (i) any copy of a Letter of Credit (and of any amendments the thereof)
     sent to it by Letter of Credit Issuing Bank; and

          (ii) all Instruments and documents delivered to it, from time to time, and, in the event of any claim of non compliance with a Letter of Credit
     Account Party's instructions or other irregularity, the applicable Letter of Credit Account Party will immediately notify Letter of Credit Issuing
     Bank thereof in writing, each Letter of Credit Account Party being conclusively deemed to have waived any such claim against Letter of Credit
     Issuing Bank and its correspondents unless such notice is given as aforesaid;

     (e) any action, inaction or omission on the part of Letter of Credit
Issuing Bank or any of its correspondents, under or in connection with a Letter of Credit or the related Instruments, documents or property, if, in good faith, shall be binding upon each Letter of Credit Account Party and shall not place
Letter of Credit Issuing Bank or any of its correspondents under any liability to any Letter of Credit Account Party; and

     (f) in the event that Letter of Credit Issuing Bank shall pre-assign a letter of credit number or numbers to any Letter of Credit Account Party, each
Letter of Credit Account Party shall keep such number(s) confidential and shall not disclose any such number to any Person until the Letter of Credit to which such number relates has been approved by Letter of Credit Issuing Bank.

     Each Letter of Credit Account Party agrees to hold HSBC, each Affiliate and
Subsidiary of HSBC, Letter of Credit Issuing Bank, Collateral Monitor, Agent,

                                      -30-

each Bank, each Affiliate and Subsidiary of each Bank, each of their officers, directors, employees and correspondents indemnified and harmless against any and all claims, loss, liability or damage, including reasonable counsel fees, howsoever arising from or in connection with any Letter of Credit or any
Application, including, without limitation, any such claim, loss, liability or damage arising out of any transfer, sale, delivery, surrender or endorsement of any document at any time(s) held by Letter of Credit Issuing Bank or any of its
Affiliates or Subsidiaries, or held for the account of any one of them by any correspondent of any of them, or arising out of any action for injunctive or other judicial or administrative relief arising out of or in connection with any
Letter of Credit and affecting, directly or indirectly, HSBC, or each Affiliate or Subsidiary of HSBC.

     Section 3.08 Licenses; Insurance; Regulations. Each Letter of Credit
Account Party will procure promptly any necessary import, export or other licenses for the import, export or shipping of the property shipped under or pursuant to or in connection with each Letter of Credit, and will comply with all foreign and domestic governmental regulations in regard to the shipment of such property or the financing thereof, and will furnish such certificates in that respect as Letter of Credit Issuing Bank may, at any time(s), require, and will keep such property adequately covered by insurance in amounts, against risks and with companies satisfactory to Agent, and will assign the policies or certificates of insurance to Agent, or will make the loss or adjustment, if any, payable to Agent, at Agent's option, and will furnish Agent, on its demand, with evidence of acceptance by the insurers of such assignment. Should the insurance upon such property for any reason be unsatisfactory to Agent, Agent may, at
Borrower's expense, obtain insurance satisfactory to Agent.

     Each Application for a Trade Letter of Credit hereunder shall constitute the warranty and certification made by each Letter of Credit Account Party that is a party to such Application that no shipment or payment to be made in connection with such Trade Letter of Credit violates or will violate any Law or any United States export, currency control, or other regulations.

     Section 3.09 Airway and Steamship Guaranties. HSBC may, in its discretion, issue a letter of indemnity or such other document requested by the party in possession of merchandise to enable a Letter of Credit Account Party to take possession of such merchandise forthwith without production of the shipping documents (an "Airway Guaranty" or "Steamship Guaranty", as the case may be).
Such Airway Guaranty or Steamship Guaranty shall be deemed a part of the Letter of Credit Obligations and shall be included, without duplication, as such in the calculation of the Borrowing Base, the Net Borrowing Base, the Availability for
Revolving Credit Loans, the Trade Letter of Credit Commitment and the Standby
Letter of Credit Commitment, provided, however, that any merchandise which is the subject of such Airway Guaranty or Steamship Guaranty shall not be included in Eligible Inventory or Eligible In-Transit Inventory or Eligible Trade Letters
of Credit.

     Section 3.10 Additional Security. If a temporary restraining order or an injunction (preliminary or permanent) or any similar order is issued in connection with any Letter of Credit or any Instrument or documents relating thereto, which order, injunction, or similar order may apply, directly or indirectly, to Letter of Credit Issuing Bank, each Letter of Credit Account
Party shall, on demand, deliver, convey, transfer, or assign to the Agent additional security of a value and character satisfactory to Agent and Letter of
Credit Issuing Bank, or make such payment as Agent and/or Letter of Credit
Issuing Bank may require.

     Section 3.11 Continuing Rights and Obligations. Agent's and Letter of
Credit Issuing Bank's rights hereunder shall continue unimpaired, and each

                                      -31-

Letter of Credit Account Party shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding the release and/or substitution of any property which may be held as Collateral at any time(s), or of any rights or interest therein. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by Agent and/or Letter of Credit
Issuing Bank shall impair Agent's and/or Letter of Credit Issuing Bank's rights or powers hereunder.

     Section 3.12 Instructions; No Liability. Instructions may be honored by
Agent and Letter of Credit Issuing Bank when received from an Authorized Person.
Each Letter of Credit Account Party may furnish Agent and Letter of Credit
Issuing Bank with written confirmation of any such Instruction, but Agent's and
Letter of Credit Issuing Bank's responsibility with respect to any Instruction shall not be affected by its failure to receive, or the content of, such confirmation. Neither Agent nor Letter of Credit Issuing Bank shall have responsibility to notify any Letter of Credit Account Party of any discrepancies between such Letter of Credit Account Party's instructions and its written confirmation, and in the event of any such discrepancy, the original Instruction shall govern. Agent and Letter of Credit Issuing Bank shall be fully protected in, and shall incur no liability to any Letter of Credit Account Party for, acting upon any Instructions or any oral, written, telephone, teleprocess, electronic, or other amendments thereto which it in good faith believes to have been given by any Authorized Person, and in no event shall Agent or Letter of
Credit Issuing Bank be liable for special, consequential, or punitive damages.
Agent and Letter of Credit Issuing Bank may, at its option, use any means of verifying any Instruction received by it. Agent and Letter of Credit Issuing
Bank also may, at its option, refuse to act upon any instruction or other communication or any part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal. All such authorizations and instructions shall continue in full force and effect unless Letter of Credit
Issuing Bank may elect to act upon additional instructions delivered to it by any Letter of Credit Account Party prior to the issuance of a Letter of Credit in reliance upon the original Instructions. Notwithstanding anything to the contrary contained herein, each Letter of Credit Issuing Bank is authorized to delegate to one or more of its Affiliates any or all of its rights and obligations with respect to any or all Letters of Credit issued by such Letter of Credit Issuing Bank; provided, that, no Letter of Credit may be issued by, and no obligations under outstanding Letters of Credit may be delegated to, an
Affiliate of a Letter of Credit Issuing Bank unless (i) such Letter of Credit is confirmed by a Letter of Credit Issuing Bank, or (ii) such Affiliate of a Letter of Credit Issuing Bank has the same or better credit rating as the applicable
Letter of Credit Issuing Bank based on the credit rating assigned to each by
Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (a division of The McGraw Hill Companies, Inc.) (or any successor or assignee of the business of each such company in the business of rating securities credit rating).

     Section 3.13 Steamship Guaranty. Any Steamship Guaranty which the Letter of
Credit Issuing Bank may issue from time to time at its sole discretion will be deemed Letter of Credit Obligations.

     Section 3.14 Letter of Credit Application and Agreement. If requested by the Letter of Credit Issuing Bank, each Letter of Credit Account Party also shall submit an Application and/or letter of credit reimbursement agreement on the Letter of Credit Issuing Bank's standard forms in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any
Application and/or letter of credit reimbursement agreement and/or any other agreement submitted by a Letter of Credit Account Party to, or entered into by a
Letter of Credit Account Party with, the Letter of Credit Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                                      -32-

     Section 3.15 Existing Letters of Credit; Use of Term "Letter of Credit
Issuing Bank". Banks, Borrower, Guarantors, Agent and Letter of Credit Issuing
Bank hereby acknowledge and agree that the Existing Letters of Credit constitute
Letters of Credit hereunder and commencing the date of this Agreement, each Bank shall be deemed to have purchased from the Letter of Credit Issuing Bank an undivided participating interest in the obligations of the Letter of Credit
Issuing Bank under and in connection with such Existing Letters of Credit pursuant to Article IV hereof. Notwithstanding anything to the contrary contained in this Agreement, with respect to all Letters of Credit, to the extent that any consent or action is required by, or any notice is required to be provided to, the Letter of Credit Issuing Bank for any matter relating to
Letters of Credit, (i) to the extent same relates to Letters of Credit other than Existing Letters of Credit, the Letter of Credit Issuing Bank shall be deemed to mean only HSBC and such consent, action and/or notice shall only be required of/to HSBC and (ii) to the extent same relates to Existing Letters of
Credit, the Letter of Credit Issuing Bank shall be deemed to mean only Chase and such consent, action and/or notice shall only be required of/to Chase.

     Section 3.16 Borrower's Obligations Under Letters of Credit. With respect to Letters of Credit issued for the account of a Letter of Credit Account Party that is not the Borrower, the Borrower hereby agrees that, in addition to each other Letter of Credit Account Party for whose account such Letter of Credit has been issued, the Borrower shall be primarily obligated for all reimbursement obligations and Letter of Credit Fees in connection with any and all such
Letters of Credit to the same extent as if such Letters of Credit had named the
Borrower as the account party therefore.

                                   ARTICLE IV

                                  PARTICIPATION

     Section 4.01 Participating Banks' Pro Rata Shares. Subject to the terms and conditions hereinafter set forth in this Article IV, Letter of Credit Issuing
Bank hereby agrees to sell and each Participating Bank hereby agrees to purchase a risk participation ("Participation") from Letter of Credit Issuing Bank in each Letter of Credit to the extent of the percentage set forth below opposite such Bank's name (as such percentage may be reduced or otherwise modified from time to time in accordance with the terms of this Article IV):

     Bank                    Pro Rata Share
     ----                    --------------
     HSBC                        22.0%
     CIT                         20.0%
     Fleet                       16.5%
     BOA                         15.0%
     Chase                       15.0%
     IDB                         11.5%

     Section 4.02 Sale and Purchase of Participation. Each Participating Bank
hereby irrevocably and unconditionally agrees to purchase, and Letter of Credit
Issuing Bank hereby agrees to sell and transfer to each Participating Bank, an undivided fractional interest equal to such Participating Bank's Pro Rata Share

                                      -33-

in each Letter of Credit upon issuance thereof and each draw thereunder upon such drawing, and in the obligations of the Letter of Credit Account Parties in respect of each such Letter of Credit under this Agreement and the Letter of
Credit (including all related payments and recoveries to which such
Participating Bank is entitled pursuant to Section 4.05 hereof).

     Section 4.03 Participation in Fees and Collateral; Relationship. Agent
shall pay each Participating Bank its Pro Rata Share of each Trade Letter of
Credit Fee and Standby Letter of Credit Fee. This fee shall be due and payable promptly, after such Fee is paid to Agent, in arrears on each Quarterly Date.

     The relationship between Letter of Credit Issuing Bank (in its capacity as seller of a Participation pursuant to this Article IV) and each Participating
Bank (in its capacity as purchaser of a Participation pursuant to this Article
IV) is and shall be that of a purchaser and seller of a property interest and not a creditor-debtor relationship or joint venture. Letter of Credit Issuing
Bank (in its capacity as seller of a Participation pursuant to this Article IV)
shall owe each Participating Bank (in its capacity as purchaser of a
Participation pursuant to this Article IV) no duty except as specifically set forth in this Article IV.

     Section 4.04 Procedures. Whenever a draw shall be made under a Letter of
Credit and a Letter of Credit Account Party shall fail to reimburse Letter of
Credit Issuing Bank therefor in accordance with this Agreement, Letter of Credit
Issuing Bank will promptly notify each Participating Bank regarding such draw as follows: (a) the date of such draw, and (b) the amount of such draw or payment.
Although Letter of Credit Issuing Bank shall be responsible for paying each such draw on each Letter of Credit, each Participating Bank shall bear its Pro Rata
Share of the credit risk associated with each such draw. Accordingly, in the event that the amount of any such draw is not paid in full by or on behalf of a
Letter of Credit Account Party when required in accordance with the terms of this Agreement, for any reason, Letter of Credit Issuing Bank shall give prompt notice by telephone (promptly confirmed in writing) or telex to each
Participating Bank of such event. Upon receipt of such telephone or telex notice, each Participating Bank shall cause to be transmitted to Letter of
Credit Issuing Bank, to an account to be specified by Letter of Credit Issuing
Bank, an amount in immediately available funds equivalent to its Pro Rata Share of such draw or payment in such manner to ensure that such funds are received by, and available to, Letter of Credit Issuing Bank by 3:00 P.M., New York City
time, on the date demand therefor was made by Letter of Credit Issuing Bank (if demand was made by 11:00 A.M., New York City time) or by 10:00 A.M., New York
City time, on the Banking Day following the date demand therefore was made (if demand was made after 11:00 A.M., New York City time) and any such payment by each Participating Bank shall be deemed a Revolving Loan.

     Letter of Credit Issuing Bank shall advise each Participating Bank quarterly of its Pro Rata Share of the Letter of Credit Obligations (but shall have no liability for its failure to do so). In addition, Letter of Credit
Issuing Bank shall supply any notices of reasonable requests in the ordinary course of business.

     Section 4.05 Collections and Remittances. Whenever Letter of Credit Issuing
Bank receives any payment, interest reimbursement, collection, recovery, setoff, counterclaim or banker's lien on account of a Letter of Credit, whether from a
Letter of Credit Account Party, the Collateral, or otherwise, it shall allocate such receipt as follows:

     (a) First, to the payment of taxes, assessments, insurance premiums, legal fees, or for similar purposes as required by the Letter of Credit, as the case may be, or any other Loan Document, and, if previously paid by Agent or Letter of Credit Issuing Bank, such sums shall be retained by Agent or Letter of Credit
Issuing Bank, as the case may be; and

                                      -34-

     (b) Second, in the event a Letter of Credit Account Party fails to reimburse Letter of Credit Issuing Bank, when due, for any draw under a Letter of Credit, and Letter of Credit Issuing Bank receives a payment of or on account of such defaulted amount as to which a Participating Bank has paid Letter of
Credit Issuing Bank the amount of its Pro Rata Share pursuant to Section 4.04 hereof, that portion of the amount received shall be allocated between each such
Participating Bank and Letter of Credit Issuing Bank pro rata, with each such
Participating Bank's percentage of the principal amount based on its Pro Rata
Share and with each such Participating Bank's portion of the interest and fees on its Pro Rata Share based upon the amounts set forth above.

     If any payment received by Letter of Credit Issuing Bank and distributed or credited to a Participating Bank is later rescinded or is otherwise returned by
Letter of Credit Issuing Bank for whatever reason (including, without limitation, settlement of an alleged claim), each such Participating Bank, upon demand by Letter of Credit Issuing Bank, shall immediately pay to Letter of
Credit Issuing Bank, such Participating Bank's Pro Rata Share of the amount so returned, with interest at the Federal Funds Rate from and after the date of demand. The covenants contained in this paragraph shall survive the termination of this Agreement.

     Section 4.06 Sharing of Setoffs and Collections. Each Participating Bank
agrees that to the extent any payment is received by it on any of a Letter of
Credit Account Party's obligations under a Letter of Credit, whether by counterclaim, setoff, banker's lien, by realizing on collateral or otherwise and such payment results in such Participating Bank receiving a greater payment than it would have been entitled to under Section 4.05 hereof had the total amount of such payment been paid directly to Letter of Credit Issuing Bank for disbursement according to that Section, then such Participating Bank shall immediately purchase for cash from Letter of Credit Issuing Bank an additional
Participation and a participation from the other Participating Banks in such
Letter of Credit (subject to the same terms and conditions provided for herein), sufficient in amount so that such payment shall effectively be shared pro rata with HSBC and the other Participating Banks in accordance with the amount, and to the extent, of their respective interests in the Letter of Credit; provided however, that if all or any portion of such payment is thereafter recovered from such Participating Bank at any time, the purchase shall be rescinded and the purchase price returned to the extent of such recovery upon demand by such
Participating Bank with interest at the Federal Funds Rate from and after the date of demand.

     Section 4.07 Indemnification; Costs and Expense. To the extent not reimbursed by a Letter of Credit Account Party, and without limiting the obligation of the Letter of Credit Account Parties to do so, each Participating
Bank agrees to, on demand, reimburse each Letter of Credit Issuing Bank for, indemnify each Letter of Credit Issuing Bank against, and hold each Letter of
Credit Issuing Bank harmless from, to the extent of each such Participating
Banks Pro Rata Share of, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever (including, without limitation, disbursements necessary, in the reasonable judgment of such Letter of Credit Issuing Bank, to preserve or protect the Collateral), that may, at any time, be imposed on, incurred by, or asserted against such Letter of Credit Issuing Bank in any way relating to this
Agreement, a Letter of Credit, the Collateral or any other Revolving Credit Loan
Document or other instrument relating to any of the foregoing, or the transactions contemplated thereby and hereby, or any action taken or omitted by such Letter of Credit Issuing Bank under or in connection with any of the foregoing; provided however, that no Participating Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from such Letter of Credit Issuing Bank's gross negligence or willful misconduct. The covenants contained in this Section 4.07 hereof shall survive the termination of this Agreement.

                                      -35-

     Section 4.08 Administration; Standard of Care. Letter of Credit Issuing
Bank will administer each Letter of Credit in the ordinary course of business and in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances. Except as expressly set forth in the third paragraph of this Section 4.08, Letter of Credit Issuing Bank shall be entitled to use its discretion in taking or refraining from taking any actions in connection with any of the foregoing as if it were the sole party involved in any of the foregoing and no Participation existed.

     Each Participating Bank acknowledges that its Participation hereunder is without recourse to any Letter of Credit Issuing Bank and that each such
Participating Bank expressly assumes all risk of loss in connection with its
Participation in the Letters of Credit as if such Participating Bank had directly provided such Letters of Credit. No Letter of Credit Issuing Bank shall have any liability express or implied, for any action taken or omitted to be taken by such Letter of Credit Issuing Bank or for any failure or delay in exercising any right or power possessed by such Letter of Credit Issuing Bank under any of the Loan Documents except for actual losses, if any, suffered by any Participating Bank that are proximately caused either by such Letter of
Credit Issuing Bank's gross negligence or by such Letter of Credit Issuing
Bank's willful misconduct. Without limiting the foregoing, each Letter of Credit
Issuing Bank (a) may consult with legal counsel, independent public accountants, appraisers, and other experts, selected by such Letter of Credit Issuing Bank, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such persons, (b) shall be entitled to rely on, and shall incur no liability by acting upon, any conversation, notice, consent, certificate, statement, order, or any document or other writing
(including, without limitation, telegraph, telex, telecopy, TWX, or other telecommunication device) believed by such Letter of Credit Issuing Bank to be genuine and correct and to have been signed, sent, or made by the proper person,
(c) makes no warranty or representation of any kind or character relating to any
Letter of Credit Account Party or the Collateral, and shall not be responsible for any warranty or representation made in or in connection with any of the Loan
Documents, (d) makes no warranty or representation as to, and shall not be responsible for the correctness as to form, the due execution, legality, validity, enforceability, genuineness, sufficiency, or collectability of any of the Loan Documents, for any failure by any Letter of Credit Account Party or any
Person to perform its obligations thereunder, for a Letter of Credit Account
Party's use of the proceeds therefrom, or for the preservation of the Collateral or the loss, depreciation, or release thereof, (e) makes no warranty or representation as to, and assumes no responsibility for, the authenticity, validity, accuracy, or completeness of any notice, financial statement, or other document or information received by such Letter of Credit Issuing Bank or any
Participating Bank in connection with, or otherwise referred to in, any of the
Loan Documents, and (f) shall not be required to make any inquiry concerning the observance or performance of any agreement contained in, or conditions of, any of the Loan Documents, or to inspect the property, books, or records of any
Letter of Credit Account Party or any Person.

     Notwithstanding the provisions of the first paragraph of this Section 4.08, each Letter of Credit Issuing Bank agrees that it will not waive any Event of
Default without the consent of the requisite Banks and it will not take any of the following actions without the written consent of each Participating Bank:
(i) [reserved]; (ii) extend the maturity date of any Letter of Credit beyond ninety (90) days after the Revolving Credit Termination Date; (iii) increase the amount of the Trade Letter of Credit Commitment or the Standby Letter of Credit

                                      -36-

Commitment; (iv) reduce the fees charged on the Letters of Credit below the amount required to be paid to such Letter of Credit Issuing Bank or to the
Participating Banks pursuant to the terms of this Article IV; or (v) release any
Guarantor or any Collateral, except as otherwise contemplated in any Loan
Documents. Each Letter of Credit Issuing Bank shall be fully justified in failing or refusing to take any action under any of the Loan Documents unless it shall first receive such advice or concurrence of the requisite Participating
Banks.

     Each Letter of Credit Issuing Bank and the Participating Banks may lend money to, accept deposits from, and generally engage in any kind of business with each Letter of Credit Account Party as freely as though no Participation had been granted to a Participating Bank.

     Section 4.09 Independent Investigation by the Participating Banks. Each
Participating Bank acknowledges (a) that each Letter of Credit Issuing Bank has provided such Participating Bank with copies of all of the Loan Documents and each Letter of Credit Account Party and each Letter of Credit Issuing Bank has provided or granted such Participating Bank access to, certain financial data and other information pertaining to the Letter of Credit Account Parties and the
Guarantors that such Participating Bank has requested in order to enable it to make an independent, informed judgment with respect to the desirability of purchasing Participation in the Letters of Credit, (b) that no Letter of Credit
Issuing Bank has made any representations or warranties to such Participating
Bank and that no prior or future act by any Letter of Credit Issuing Bank, including, without limitation, any review of the affairs of any Letter of Credit
Account Party, shall be deemed to constitute a representation or warranty of such Letter of Credit Issuing Bank, and (c) that such Participating Bank has independently, without reliance upon any Letter of Credit Issuing Bank, and based on such information as such Participating Bank has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial condition, and general credit worthiness of each Letter of
Credit Account Party, made its own analysis of the value and Lien status of any
Collateral, and made its own decision to execute this Agreement and thereby purchase from the applicable Letter of Credit Issuing Bank(s) a Participation in
accordance with this Article IV in the Letters of Credit. Each Participating
Bank agrees that, independently and without reliance upon any Letter of Credit
Issuing Bank or any representations or statements of any Letter of Credit
Issuing Bank, and based on such information as such Participating Bank deems appropriate at the time, it will continue to make and rely upon its own credit analysis and decisions in taking or not taking any action under this Article IV or any of the Loan Documents.

     Section 4.10 Participating Banks' Ownership of Interests in the
Participation; Repurchases by the Letter of Credit Issuing Banks. Each
Participating Bank hereby represents and warrants to each Letter of Credit
Issuing Bank that the purchase of its Participation in the Letters of Credit (a)
is a legal investment pursuant to the Law under which such Participating Bank is organized and operates, (b) has been duly authorized and approved by all necessary action of the management of such Participating Bank, and (c) is made for such Participating Bank's own account for the purpose of investment only and with no present intention of disposing of the same.

     Upon the occurrence of an Event of Default and failure to consent to a change in this Agreement where such Participating Bank's consent is required pursuant to this Article IV, each Letter of Credit Issuing Bank, or any party designated by it, shall have the right (but not the obligation) to repurchase such Participating Bank's Participation in any Letter of Credit for a purchase price equal to any unpaid amount due the Participating Bank with respect to such
Participation. Upon demand and payment therefor, such Participating Bank shall

                                      -37-

promptly transfer to such Letter of Credit Issuing Bank its Participation in any such Letter of Credit by executing and delivering to such Letter of Credit
Issuing Bank an instrument of transfer in form and substance satisfactory to such Letter of Credit Issuing Bank and such Participating Bank; provided however, that failure by such Participating Bank to do so shall not affect such
Letter of Credit Issuing Bank's repurchase of such Participating Bank's
Participation in any such Letter of Credit, which repurchase shall be effective upon payment therefor by such Letter of Credit Issuing Bank to such
Participating Bank. At any time before each payment, such Letter of Credit
Issuing Bank may withdraw and terminate its offer to repurchase such
Participating Bank's Participation in any such Letter of Credit prior to the payment of such price.

                                   ARTICLE V

                                   GUARANTY

     Section 5.01 Guaranty. Each Guarantor hereby, jointly and severally, irrevocably, absolutely and unconditionally guarantees to each Bank Party and their successors, endorsees, transferees and assigns the prompt and complete payment by Borrower and each Letter of Credit Account Party, as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of all Obligations and agrees to pay on demand any and all expenses (including counsel fees and expenses) which may be paid or incurred by any Bank Party in collecting any or all of the Obligations and/or enforcing any rights under any of the Loan Documents or under the Obligations (the
"Guaranty"). The Guaranty of each Guarantor of the payment of the Obligations is such Guarantor's "Guaranty Obligation".

     Section 5.02 Guarantor's Guaranty Obligations Unconditional.

     (a) Each Guarantor hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any
Law now or hereafter in effect in any jurisdiction affecting any such terms or, the rights of any Bank Party with respect thereto. The obligations and liabilities of each Guarantor under this Guaranty shall be to the extent permitted by applicable law absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any of the Obligations, any Loan
Documents, or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations; (iii) any exchange or release of, or non-perfection of any Lien on or in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; or (iv) any other circumstances which might otherwise constitute a defense (other than indefeasible payment in full)
available to, or a discharge of, Borrower, any Letter of Credit Account Party or
any other guarantor in respect of the Obligations of any Guarantor in respect of this Guaranty.

     (b) This Guaranty is a continuing guaranty and shall remain in full force and effect until: (i) the payment in full of all the Obligations and the termination of the Commitment; and (ii) the payment of the other expenses to be paid by the Guarantors pursuant hereto. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if, at any time, any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be returned by any Bank Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower and/or any Letter of
Credit Account Party or otherwise, all as though such payment had not been made.

                                      -38-

     (c) The obligations and liabilities of each Guarantor under this Guaranty shall not be conditioned or contingent upon the pursuit by the Agent or any Bank or any other Person at any time of any right or remedy against Borrower, any
Letter of Credit Account Party or any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or security or guarantee therefor or right of setoff with respect thereto.

     (d) Each Guarantor hereby consents that, without the necessity of any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Bank Party may be rescinded by such Bank Party and any of the Obligations continued after such rescission.

     Section 5.03 Waivers. To the extent permitted by applicable law, each
Guarantor hereby waives: (a) promptness and diligence; (b) notice of or proof of reliance by any Bank Party upon this Guaranty or acceptance of this Guaranty;
(c) notice of the incurrence of any Obligation by Borrower and/or any Letter of
Credit Account Party or the renewal, extension or accrual of any Obligation; (d)
notice of any actions taken by any Bank Party or Borrower, any Letter of Credit
Account Party or any other party under any Loan Document, or any other agreement or instrument relating to the Obligations; (e) all other notices, demands and protests, and all other formalities of every kind other than such as are provided for in the Loan Documents in connection with the enforcement of the
Obligations or of the obligations of any Guarantor hereunder, the omission of or delay or which, but for the provisions of this Section 5.03, might constitute grounds for relieving any Guarantor of its obligations hereunder; and (f) any requirement that any Bank Party protect, secure, perfect or insure any Lien on any property subject thereto or exhaust any right or take any action against
Borrower, any Letter of Credit Account Party or any other Person or any
Collateral.

     Section 5.04 Subrogation. Each Guarantor agrees that it hereby defers any rights which it may acquire by way of subrogation under this Guaranty, whether acquired by any payment made hereunder, by any setoff or application of funds of such Guarantor by any Bank Party or otherwise until the Obligations have been paid in full.

     Section 5.05 Limitation of Liability. The obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     Section 6.01 Conditions Precedent to Initial Use of a Credit Facility on
and after the Effective Date. The obligations of the Banks on or after the date of this Agreement to make a Revolving Credit Loan and the obligation of HSBC to issue the initial Letter of Credit and for the Existing Letters of Credit to
become Letters of Credit hereunder is subject to the condition precedent that the Banks shall have received on or before the Effective Date each of the following documents, in form and substance satisfactory to the Banks and their counsel, and each of the following requirements shall have been fulfilled:

     (a) Evidence of Due Organization and all Corporate Actions by Borrower and
each Guarantor. A certificate of the Secretary or Assistant Secretary of
Borrower and each Guarantor, dated the date of this Agreement, attesting to the

                                      -39-

certificate of incorporation and by-laws of Borrower and each Guarantor and all amendments thereto and to all corporate actions taken by Borrower and each
Guarantor, including resolutions of its board of directors, authorizing the execution, delivery and performance of the Loan Documents, and each other document to be delivered pursuant to the Loan Documents;

     (b) Incumbency and Signature Certificates of Borrower and each Guarantor. A certificate of the Secretary or Assistant Secretary of Borrower and each
Corporate Guarantor, dated the date of this Agreement, certifying the names and true signatures of the officers of Borrower and each Guarantor authorized to sign the Loan Documents to which it is a party, and the other documents to be delivered pursuant to the Loan Documents;

     (c) Good Standing Certificates of Borrower and each Guarantor. A
Certificate, dated reasonably near the date of this Agreement, from the
Secretary of State (or other appropriate official) of the jurisdiction of incorporation of Borrower and each Guarantor certifying as to the due incorporation and good standing of Borrower or such Guarantor and certificates, dated reasonably near the date of this Agreement, from the Secretary of State
(or other appropriate official) of each other jurisdiction where Borrower and each Guarantor is required to be qualified to conduct business, certifying that
Borrower or such Guarantor is duly qualified to do such business and is in good standing in each such state;

     (d) Notes. The Revolving Credit Notes;

     (e) Borrower Security Agreement. Borrower Security Agreement duly executed by Borrower together with (i) financing statements (UCC-1) to be filed under the
Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the
Agent or any Bank, desirable to perfect the security interest created by such
Security Agreement; (ii) Uniform Commercial Code searches identifying all of the financing statements on file with respect to Borrower in all jurisdictions referred to under (i), including the financing statements filed by the Agent against such party indicating that no party other than the Agent claims an interest in any of the Collateral except with respect to Permitted Liens and
(iii) endorsement, without recourse, of the Intercompany Demand Note payable to the order of Borrower and the original of each such Intercompany Demand Note;

     (f) Guarantor Security Agreements. Security Agreements duly executed by the
Guarantors (other than HIL) together with (i) financing statements (UCC-1) to be filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Agent or any Bank, desirable to perfect the security interest created by such Security Agreement and (ii) Uniform Commercial Code searches identifying all of the financing statements on file with respect to the
Guarantors (other than HIL) in all jurisdictions referred to under (i) including the financing statements filed by the Agent against such party indicating that no party other than the Agent claims an interest in any of the Collateral except with respect to Permitted Liens;

     (g) Borrower Pledge Agreement. Borrower Pledge Agreement duly executed by
Borrower, together with the certificates representing the shares pledged pursuant to such Pledge Agreement and undated stock powers executed in blank for each such certificate;

     (h) Designers Pledge Agreement. Designers Pledge Agreement duly executed by
Designers, together with the certificates representing the shares pledged pursuant to the such Pledge Agreement and undated stock powers executed in blank for such certificates;

                                      -40-

     (i) Borrower Trademark Security Agreement. Borrower Trademark Security
Agreement and the Special Power of Attorney related thereto each duly executed by Borrower;

     (j) Designers Trademark Security Agreement. Designers Trademark Security
Agreement and the Special Power of Attorneys related to the foregoing, duly executed by Designers;

     (k) Item-Eyes Trademark Security Agreement. Item-Eyes Trademark Security
Agreement and the Special Power of Attorneys related to the foregoing, each duly executed by Item-Eyes;

     (l) Intercreditor Agreement. The Intercreditor Agreement duly executed by each of the Insurance Companies, the Agent for the Insurance Companies, the
Banks and the Agent;

     (m) Existing Loan Documents. The Agent shall have received (i) a payoff letter (in form and substance reasonable satisfactory to the Agent) with respect to the obligations under the Existing Loan Documents (other than the Existing
Letters of Credit) which shall include an agreement or authorization by Chase to file uniform commercial code termination statements with respect to all financing statements filed naming Chase as secured party and naming as debtor either Borrower, a Guarantor or a trade name of the foregoing and (ii) a direction letter from Borrower to satisfy all such obligations with the first advance under this Agreement.

     (n) Opinions of Counsel for Borrower and Guarantors. A favorable opinion of
Willkie Farr & Gallagher, counsel for Borrower and each Guarantor, addressed to all Banks, dated the date of this Agreement;

     (o) Insurance Coverage. A certificate from Borrower's and Guarantors'
insurance carriers evidencing the coverage required by Section 8.05 hereof
(which certificates shall show that the Agent or the Insurance Companies is an additional insured and loss payee);

     (p) Payment of Fees. Payment in full to the Agent of all fees required to be paid to the Agent pursuant to the terms of a separate letter agreement between Agent and Borrower; and payment in full of all other fees required to be paid in accordance with the Loan Documents;

     (q) Officer's Certificate. The following statements shall be true and the
Agent shall have received a certificate signed by a duly authorized officer of
Borrower dated the date of this Agreement stating that:

          (i) The representations and warranties contained in this Agreement and in each of the other Loan Documents are correct on and as of the date of this Agreement as though made on and as of such date; and

          (ii) No Default or Event of Default has occurred and is continuing;

     (r) Terminations. Termination or Assignment of UCC Financing Statements
terminating or assigning Liens other than Permitted Liens;

     (s) Assignment of Proceeds Agreement. Assignment of Proceeds Agreement duly executed by Borrower and the Restricted Subsidiaries and a Consent and
Acknowledgment thereto duly executed by Factor;

                                      -41-

     (t) Field Examination. Collateral Monitor and/or its designee shall have conducted an examination of the books and records of Borrower and its
Subsidiaries, at the expense of the Borrower, and the results of such examination shall be in form and substance reasonably satisfactory to the
Required Banks; provided, that, the signature of a Bank to this Agreement shall be deemed to be its approval of such field examination.

     (u) Pre-Closing Borrowing Base Certificate. Based upon Collateral Monitor's completion of an updated field examination of the books and records of Borrower and its Subsidiaries and, after giving effect to any Revolving Credit Loans and
Letter of Credit Obligations and any other extension of credit to be made by the
Banks on the date of this Agreement, a Borrowing Base Certificate of Borrower and its Restricted Subsidiaries showing Net Availability of a positive amount
(the Borrowing Base Certificate shall reflect all extensions of credit to be made on the Effective Date and other than such extensions of credit to be made on the Effective Date, all information in the Borrowing Base Certificate shall be as of August 2, 2003); and

     (v) Additional Documentation. Such other approvals, opinions or documents as the Agent or any Bank may reasonably request.

     Section 6.02 Conditions Precedent to All Credit Facilities. The obligations of the Bank Parties, as the case may be, to provide each Credit Facility, shall be subject to the further conditions precedent that on the date of providing such Credit Facility:

     (a) The following statements shall be true:

          (i) (A) the representations and warranties with a materiality provision contained in this Agreement and in each of the other Loan
     Documents are correct on and as of the date of providing such Credit
     Facility as though made on and as of such date and (B) all the representations and warranties with no materiality provision contained in this Agreement and in each of the other Loan Documents are correct in all material respects on and as of the date of providing such Credit Facility as though made on and as of such date, except, in each case, to the extent that such representations and warranties expressly relate to an earlier date (in which case, such representations and warranties shall have been correct on and as of such earlier date); and

          (ii) no Default or Event of Default has occurred and is continuing, or could result from providing such Credit Facility;

     (b) The Agent shall have received such other approvals, opinions or documents as the Agent or any Bank may reasonably request.

     Section 6.03 Deemed Representation. Each request under a Credit Facility and acceptance by Borrower of any proceeds of such Revolving Credit Loan or the issuance of any Letter of Credit, as the case may be, shall constitute (a) for representations and warranties with a materiality provision, a representation and warranty that the statements contained in Section 6.02(a) hereof are true and correct both on the date of such notice and as of the date of the providing of such Revolving Credit Loan or issuance of such Letter of Credit, as the case may be, and (b) for representations and warranties with no materiality provision, a representation and warranty that the statements contained in
Section 6.02(a) hereof are true and correct in all material respects both on the date of such notice and as of the date of the providing of such Revolving Credit
Loan or issuance of such Letter of Credit, as the case may be.

                                      -42-

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     Borrower and each Guarantor hereby represents and warrants that:

     Section 7.01 Incorporation. Good Standing and Due Qualification. Borrower
and each Guarantor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except to the extent that its failure to be so qualified could not result in a Material Adverse Change.

     Section 7.02 Corporate Power and Authority; No Conflicts. The execution, delivery and performance by Borrower and each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders which has not been obtained; (b) contravene its certificate of incorporation or by-laws; (c) violate any provision of, or require any filing (other than the filing of the financing statements contemplated by the Security Documents), registration, consent or approval under any Law (including, without limitation,
Regulations T, U and X of the Board of Governors), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or any Guarantor; (d) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any Guarantor is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien
(other than as created under the Security Documents), upon or with respect to any of the properties now owned or hereafter acquired by Borrower or any
Guarantor; or (f) cause such corporation to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section 7.03 Legally Enforceable Agreements. Each Loan Document to which
Borrower and each Guarantor is a party is a legal, valid and binding obligation of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     Section 7.04 Litigation. There are no actions, suits or proceedings
(private or governmental) pending or, to the knowledge of Borrower or any
Guarantor, threatened, against or affecting Borrower or any Guarantor before any
Governmental Authority or arbitrator, except as set forth in Schedule 7.04. None of the actions set forth on Schedule 7.04 are reasonably expected to result in a
Material Adverse Change.

     Section 7.05 Financial Statements. Each of: (a) the consolidated balance sheets of Borrower and its Subsidiaries as of December 31, 2002 and the related consolidated statements of income and retained earnings, and consolidated statements of cash flows of Borrower and its Subsidiaries for the Fiscal Year, then ended, and the accompanying footnotes, together, with the opinion thereon, dated December 31, 2002, of Deloitte & Touche LLP, independent certified public accountants, copies of which have been furnished to the Banks, and (b) the internally prepared financial statements as of December 31, 2002 showing

                                      -43-

Borrower and the Restricted Subsidiaries and the internally prepared financial statements as of March 29, 2003 showing Borrower and the Restricted
Subsidiaries, fairly present the financial condition of Borrower and its
Subsidiaries as at such dates and the results of the operations of Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied except as set forth in the notes thereto and subject in the case of interim financials statements to normal year end adjustments. There has been no Material Adverse Change since December 31, 2002.
There are no liabilities of Borrower or any of the Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements referred to above or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 2002. No information, exhibit, or report furnished by Borrower or any Restricted Subsidiaries to the Agent or any
Bank in connection with the negotiation of this Agreement and the other Loan
Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

     Section 7.06 Ownership and Liens. Borrower and each Restricted Subsidiary have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 7.05 hereof (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by Borrower or any
Restricted Subsidiary and none of their leasehold interests are subject to any
Lien, except as may be permitted under this Agreement. Neither Borrower nor any
Restricted Subsidiary has any copyright or patent. All trademarks owned by
Borrower and/or the Restricted Subsidiaries are indicated on Schedule 7.06 hereto.

     Section 7.07 Taxes. Borrower and each Guarantor have filed all tax returns
(federal, state and local) required to be filed and have paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, except to the extent they are the subject of a Good
Faith Contest.

     Section 7.08 ERISA. Each Plan is administered in compliance in all material respects with all applicable provisions of ERISA and the Code except where such failure would not reasonably be expected to result in a Material Adverse Change.
Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Guarantor nor any
ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multiemployer Plan; and no Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent
(within the meaning of Section 4245 of ERISA) or is terminating; Borrower, each
Guarantor and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans subject to Title IV of ERISA and there are no unfunded vested liabilities except as set forth in Schedule 7.08;
and neither Borrower nor any Guarantor nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA; and neither Borrower, any Guarantor, nor any
ERISA Affiliate has liability for retiree medical, life insurance or other death benefits (contingent or otherwise) other than as a result of a continuation of medical coverage required under Section 4980B of the Code or as required pursuant to an employment agreement.

     Section 7.09 Subsidiaries; Ownership of Guarantors; Investments. As of the
Effective Date, all of the outstanding capital stock or other interest of each
Guarantor is set forth on Schedule 7.09 and has been validly issued, is fully

                                      -44-

paid and nonassessable and, is owned free and clear of all Liens other than
Permitted Liens. As of the Effective Date, Schedule 7.09 lists each of the
Borrower's direct and indirect Subsidiaries and all other capital stock and other equity securities or other debt or equity investments owned or held by
Borrower or any Restricted Subsidiary.

     Section 7.10 Operation of Business. Borrower and each Restricted Subsidiary possesses all licenses, permits, franchises, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower and each Restricted Subsidiary is not in violation of any valid rights of others with respect to any of the foregoing.

     Section 7.11 No Default on Outstanding Judgments or Orders. Borrower and
each Guarantor have satisfied all judgments and Borrower and each Guarantor are not in default with respect to any judgment, writ, injunction, or decree of any court, arbitrator or any rule or regulation of any federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

     Section 7.12 No Defaults on Other Agreements. Neither Borrower nor any
Restricted Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any certificate of incorporation or corporate restriction which is likely to result in a Material
Adverse Change. Neither Borrower nor any Restricted Subsidiary is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument.
Neither Borrower nor any Guarantor is a party to any agreement which restricts or prohibits any Guarantor from declaring and/or paying dividends to Borrower.

     Section 7.13 Labor Disputes and Acts of God. Neither the business nor the properties of Borrower or any Restricted Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty
(whether or not covered by insurance), except as specified in Schedule 7.13.

     Section 7.14 Governmental Regulation. Neither Borrower nor any Guarantor is
subject to regulation under the Public Utility Holding Company Act of 1935, the
Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power
Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

     Section 7.15 Partnerships. Neither Borrower nor any Restricted Subsidiary
is a partner in any partnership.

     Section 7.16 Environmental Protection. Borrower and each Restricted
Subsidiary have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization is not likely to result in a Material
Adverse Change. Borrower and each Restricted Subsidiary are in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other applicable limitations, restrictions, obligations, schedules and timetables contained in those Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved by a Governmental
Authority thereunder, except to the extent failure to comply is not likely to result in a Material Adverse Change.

                                      -45-

     The Collateral contains no Hazardous Materials that, under any
Environmental Law then in effect, (a) would impose liability on Borrower or any
Guarantor that could result in a Material Adverse Change or (b) could result in the imposition of a Lien on the Collateral or any portion thereof or any other assets of Borrower or any Guarantor, in each case if not properly handled in accordance with applicable Law.

     Section 7.17 Solvency. Borrower and each Guarantor is, and upon consummation of the transactions contemplated by this Agreement, the other Loan
Documents, and any other documents, instruments or agreements relating thereto, will be Solvent.

     Section 7.18 Properties; Priority of Liens. All of the properties and assets owned by the Borrower and the Guarantors (excluding HIL) are owned by each of them, respectively, free and clear of any Lien of any nature whatsoever, except as provided for in the Security Documents, and Permitted Liens. The Liens
that, simultaneously with the execution and delivery of this Agreement and the consummation of the initial extensions of credit, have been created and granted by the Security Documents constitute valid perfected first Liens on the properties and assets covered by the Security Documents, subject to no prior or equal Lien except Permitted Liens.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

     So long as any of the Notes shall remain unpaid or any Letter of Credit
Obligation shall remain outstanding or any Bank Party shall have a Commitment hereunder, or any other amount is owing by Borrower to any Bank Party hereunder or under any other Loan Document, Borrower and each Guarantor, (except HIL and its Subsidiaries as to the covenants contained in Sections 8.07, 8.08, and 8.10 hereof), shall:

     Section 8.01 Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, except to the extent that its failure to so qualify could not result in a Material Adverse Change.

     Section 8.02 Conduct of Business. Continue to operate its business in a manner consistent with the conduct of it on and prior to the Effective Date.

     Section 8.03 Maintenance of Properties. Maintain, keep and preserve all of its properties, (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section 8.04 Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its financial transactions.

     Section 8.05 Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated and such other insurance as reasonably required by the Banks.

                                      -46-

     Section 8.06 Compliance with Laws. Comply in all respects with all applicable Laws, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except (a) in the case of the failure to pay taxes, such taxes are the subject of a Good Faith Contest, and (b) to the extent that its failure to so comply is not likely to result in a Material
Adverse Change.

     Section 8.07 Right of Inspection.

     (a) Permit Collateral Monitor and/or its designee, at any time and from time to time, upon reasonable prior notice, to examine and make copies of the extracts from the books and records of Borrower and its Subsidiaries, and visit the properties of Borrower and its Subsidiaries, and discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their respective employees, officers, directors and independent accountants examine and audit the inventory and receivables of Borrower and each Subsidiary (such foregoing right of inspection and review to be referred to as the "Field
Examination"), with the cost of one such Field Examination during each twelve month period from and after the Effective Date being borne by the Borrower;
provided, that, for each such Field Examination the Borrower shall not be required to pay more than $750 per day per examiner plus the reasonable out-of-pocket costs incurred by Collateral Monitor in conducting such Field
Examination, capped at $20,000.00 for each such Field Examination; provided, further, that, if a Default has not occurred, only one such Field Examination may be conducted in any twelve month period from and after the Effective Date and at any time a Default has occurred and is continuing, Collateral Monitor and/or its designee shall be authorized to conduct at any time and from time to time (without any requirement for prior notice) as many Field Examinations as it, the Agent or the Required Banks request and the Borrower shall be required to pay the entire cost of all such Field Examinations (even if more than one
Field Examination is conducted in a twelve month period).

     (b) In consideration for serving as Collateral Monitor, pay to Collateral
Monitor (i) a fee of $10,000, non-refundable and earned regardless of circumstances, on the date of this Agreement and (ii) an additional $10,000 on each anniversary thereof. Such fee is in addition to the payment to Collateral
Monitor of any other fees referred to in this Section 8.07.

     Section 8.08 Reporting Requirements. Furnish directly to each of the Banks:

     (a) Borrower's Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each Fiscal Year of Borrower, the consolidating balance sheets of
Borrower, and (i) its Restricted Subsidiaries, and (ii) all of its Subsidiaries
as of the end of such quarter, consolidated and consolidating statements of income, statements of stockholders' equity and cash flow statements of Borrower and (A) its Restricted Subsidiaries and (B) all of its Subsidiaries both for such quarter and for the period commencing at the end of the previous Fiscal
Year and ending with the end of such quarter, all in reasonable detail and stating in comparative form corresponding unaudited consolidated figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of Borrower (subject to year-end adjustments).

     (b) Borrower's Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of
Borrower: (i) for Borrower and its Subsidiaries, on a consolidated and consolidating basis, the balance sheets, statements of changes in stockholders'
equity, income statements and statements of cash flow for such Fiscal Year, all in reasonable detail and stating in comparative form the respective consolidated

                                      -47-

figures for the corresponding date and period in the Fiscal Year and all prepared in accordance with GAAP consistently applied, and the consolidated financials referenced in this Section 8.08(b)(i) shall be audited by such independent certified public accountants selected by Borrower and acceptable to
Banks and the consolidating financial statements referenced in this Section
8.08(b)(i) shall be certified by the chief financial officer of Borrower; and
(ii) for Borrower and the Restricted Subsidiaries, on a consolidated and consolidating basis, the balance sheets, statements of changes in stockholders'
equity, income statements and statements of cash flow for such Fiscal Year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period for such Fiscal Year and all prepared in accordance with GAAP consistently applied, and which shall be certified by the chief financial officer of Borrower, and (iii) for Borrower and the Restricted Subsidiaries, the balance sheets and income statements prepared on a consolidated basis in accordance with GAAP consistently applied, and which shall be audited by such independent certified public accountants selected by
Borrower and acceptable to Banks. As of the date hereof, Deloitte & Touche, LLP is acceptable to Banks.

     (c) Borrowing Base Certificate. Within twenty-one (21) days after each
Fiscal Month End Date, a Borrowing Base Certificate, in form and substance satisfactory to the Agent reporting that all Revolving Credit Loans and Letter of Credit Obligations as of such Fiscal Month End Date are in compliance with the Net Borrowing Base as of such Fiscal Month End Date and such Borrowing Base
Certificate shall be accompanied by a summary accounts receivable aging.

     (d) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to Borrower and any Consolidated Subsidiary by independent certified public accountants in connection with the examination of the financial statements of such Borrower and Consolidated Subsidiary made by such accountants.

     (e) Certificate of No Default. Within forty-five (45) days after the end of each quarter of each Fiscal Year of Borrower, a certificate of the chief financial officer of Borrower (i) certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article X, as of the end of that fiscal period.

     (f) Notice of Litigation. Promptly after receipt of notice of the commencement thereof, notice of all actions, suits, and proceedings before any
Governmental Authority, affecting Borrower or any Restricted Subsidiary which, if determined adversely to Borrower or any Restricted Subsidiary, could result in a Material Adverse Change.

     (g) Notices of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after the occurrence of each Default or Event of
Default a written notice setting forth the details of such Default or Event of
Default and the action which is proposed to be taken with respect thereto.

     (h) ERISA Reports. As soon as possible and in any event within twenty (20)
days after Borrower knows or has reason to know that any Reportable Event or
Prohibited Transaction has occurred with respect to any Plan or that the PBGC or
Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan or that Borrower, or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan or that a Plan which is a
Multiemployer Plan is in reorganization (within the meaning of Section 4241 of

                                      -48-

ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating, Borrower will deliver to each of the Banks a certificate of the chief financial officer of Borrower setting forth details as to such Reportable
Event or Prohibited Transaction or Plan termination or withdrawal or reorganization or insolvency and the action Borrower proposes to take with respect thereto.

     (i) Annual Business Plan. As soon as possible and in any event no later than March 31 in any year, a copy of an annual consolidated business plan in form and substance acceptable to the Banks with respect to the subsequent Fiscal
Year (consisting of consolidated balance sheets of Borrower and its
Subsidiaries, and consolidated statements of earnings and cash flow statements of Borrower and its Subsidiaries, prepared on a quarterly basis for such year)
for Borrower and its Subsidiaries approved by Borrower's Board of Directors, together with the assumptions and projections on which the business plan is based. Based on the information provided in the submitted annual business plan, the Banks may reconsider, in their sole and absolute discretion, the amount of the Supplemental Amount for such subsequent Fiscal Year; provided, that, any change to the Supplemental Amount shall require the consent of all Banks (in their sole and absolute discretion). Any material changes made to the plan during the year will be provided by Borrower as soon as possible.

     (j) Insurance. Upon the occurrence of any casualty, damage or loss, whether or not giving rise to a claim under any insurance policy, in an amount greater than Five Hundred Thousand ($500,000) Dollars, notice thereof, together with copies of any document relating thereto (including copies of any such claim) in possession or control of Borrower and any Restricted Subsidiary or any agent of
Borrower and any Restricted Subsidiary; and immediately after the occurrence thereof, written notice of any cancellation of any insurance policy required to be maintained by Borrower and any Restricted Subsidiary pursuant to Section 8.05 hereof.

     (k) Material Adverse Change. As soon as possible and in any event within five (5) days after the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change, written notice thereof.

     (l) Environmental Notices. As soon as possible and in any event within ten
(10) days after receipt by any corporate executive officer, copies of all
Environmental Notices received by Borrower or any Restricted Subsidiary which are not received in and do not relate to the ordinary course of Borrower or such
Restricted Subsidiary's business.

     (m) Required Licensors. At any time a licensor that has licensed a trademark to the Borrower and/or a Restricted Subsidiary becomes a Required
Licensor, written notice thereof as soon as possible and in any event within five (5) days after such licensor becomes a Required Licensor.

     (n) General Information. Such other information respecting the conditions or operations, financial or otherwise, of Borrower or any Restricted Subsidiary as the Agent or any Bank may from time to time reasonably request.

     Section 8.09 Compliance With Environmental Laws. Comply in all respects with all applicable Environmental Laws where the failure to comply could result in a Material Adverse Change.

                                      -49-

                                   ARTICLE IX

                               NEGATIVE COVENANTS

     So long as any of the Notes shall remain unpaid or any Letter of Credit
Obligation shall remain outstanding or any Bank Party shall have any Commitment hereunder or any other amount is owing by Borrower to any Bank Party hereunder or under any other Loan Document, Borrower and each Guarantor (excluding HIL and its Subsidiaries with respect to this Article IX), shall not:

     Section 9.01 Debt. Create, incur, assume or suffer to exist any Debt, except:

     (a) Debt of Borrower and the Guarantors under this Agreement, the Notes, or any other Loan Document;

     (b) Accounts payable to any Person that supplies goods or services to
Borrower or any Guarantor, and other current liabilities (other than Debt)
incurred, in the ordinary course of business; provided that, all such accounts and liabilities are paid in the ordinary course of business;

     (c) Debt of Borrower under the Insurance Company Loan Documents;

     (d) Debt secured by purchase money Liens (i) permitted by Section 9.03 hereof and (ii) of acquired properties and acquired Persons who become
Restricted Subsidiaries;

     (e) up to an aggregate Three Million ($3,000,000) Dollars in unsecured lines of credit to be used for general corporate purposes, which is currently provided exclusively by Merchant National Bank;

     (f) up to an aggregate Two Million ($2,000,000) Dollars in unsecured lines of credit to be used for trade letters of credit payable at sight (the
"Unsecured Lines"), which is currently provided exclusively by Regions Bank;

     (g) Guaranties permitted under Section 9.02 hereof;

     (h) Debt under Interest Rate Contracts with a counter-party that is a Bank or with another counter-party that is reasonably satisfactory to the Agent and the Required Banks; and

     (i) Debt owing by Borrower to HIL in an aggregate amount at any one time outstanding not in excess of $10,000,000; provided that, such Debt shall only be permitted to the extent HIL remains a Guarantor as long as such Debt remains outstanding and only as long as, upon the occurrence and during the continuance of a Default, such Debt is completely subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to Agent.

     Section 9.02 Guaranties. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss)
for the obligations of any Person, except:

     (a) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                                      -50-

     (b) the Guaranty Obligations;

     (c) guaranties by Borrower or any Restricted Subsidiary of accounts payable incurred in the ordinary course of business by Borrower or any Restricted
Subsidiary, as the case may be;

     (d) guaranties by Borrower and the Restricted Subsidiaries for the benefit of HIL, but not in excess of the amount provided in Section 9.10 hereof;

     (e) guaranties under Insurance Company Loan Documents;

     (f) guaranties of trade obligations of HIL provided such guaranties are
Restricted Payments permitted under Section 9.10 hereof and guarantees of up to
$200,000 of trade obligations of Borrower or a Restricted Subsidiary or; and

     (g) Guaranties permitted under Section 9.06(e) hereof.

     Section 9.03 Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except the following ("Permitted Liens"):

     (a) Liens granted under and pursuant to the Loan Documents;

     (b) Liens granted under and pursuant to the Insurance Company Loan
Documents.

     (c) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are the subject of a Good
Faith Contest;

     (d) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than ninety (90) days, or which are the subject of a Good Faith
Contest;

     (e) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA) or to secure letters of credit obtained in connection therewith;

     (f) Liens of GMAC Commercial Credit LLC ("GMAC") and/or The CIT
Group/Commercial Services, Inc. ("CIT"), or any other Person, each in its capacity as factor for Borrower or a Restricted Subsidiary and/or provides credit protection with respect to the Accounts of Borrower or a Restricted
Subsidiary (each a "Factor") so long as, with respect to each such Factor, Agent has obtained the following in form and substance satisfactory to Agent: (i) a copy of the executed Factoring Agreement; (ii) a duly executed Assignment of
Proceeds Agreement and (iii) an agreement duly executed by Factor pursuant to which Factor agrees, among other things, (A) not to make any loans or advances to Borrower or a Restricted Subsidiary or to guaranty on behalf of Borrower or any Restricted Subsidiary any amounts and (B) to waive the right of setoff against Accounts or proceeds thereof of amounts owed by Borrower or a Restricted
Subsidiary to Factor or Factor's clients arising out of claims or accounts receivable owed by Borrower or a Restricted Subsidiary to such other clients of
Factor or other third parties and (C) except for Accounts factored by Factor, that the Lien of Agent in the property of Borrower and each Restricted
Subsidiary is senior to the Lien of Factor in such property;

                                      -51-

     (g) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

     (h) judgment and other similar Liens arising in connection with court proceedings, provided that, the existence of such Liens does not constitute an
Event of Default;

     (i) easements, rights-of-way, restrictions, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Borrower or any Guarantor of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

     (j) each of the Liens listed on Schedule 9.03 securing the Debt specified on such schedule, including any extension or modification thereof but not the extension of such Lien to other property in whole or in part;

     (k) purchase money Liens on any real property, fixtures or equipment hereafter acquired or the assumption of or taking subject to any Lien on real property, fixtures or equipment existing at the time of such acquisition, or a
Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

          (i) any property subject to any of the foregoing is acquired by
     Borrower or any Guarantor in the ordinary course of its business and the
     Lien on any such property (if not preexisting) is created contemporaneously with such acquisition or within 90 days thereof;

          (ii) the Debt secured by any Lien so created, assumed or existing shall not exceed one hundred percent (100%) of the lesser of the cost or fair market value as of the time of acquisition of the property covered thereby including shipping and installation costs; and

          (iii) each such Lien shall attach only to the property so acquired and fixed improvements thereon.

     Section 9.04 Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets to any Person or any capital stock of the Borrower's Subsidiaries to any Person, except for (a)
inventory disposed of in the ordinary course of business; (b) the sale or other disposition of worn out or obsolete assets or no longer necessary for the conduct of its business; (c) the sale or other dispositions of assets not exceeding Three Hundred Thousand ($300,000) Dollars per Fiscal Year; (d) the
leasing of assets having an aggregate book value at any one time not exceeding
Three Hundred Thousand ($300,000) Dollars; (e) accounts receivable pursuant to a
Factoring Agreement acceptable to Agent in its sole discretion; (f) Borrower's issuance of capital stock or other equity interest or options to purchase such capital stock or equity interests.

     Section 9.05 Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the

                                      -52-

rendering of any service, with any Affiliate other than Borrower or any
Restricted Subsidiary or enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any such Affiliate, except for transactions among Borrower and its
Restricted Subsidiaries or in the ordinary course of and pursuant to the reasonable requirements of Borrower's or the Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or Restricted
Subsidiary than it would obtain in a comparable arms' length transaction with a
Person not an Affiliate, provided however that Borrower and Restricted
Subsidiaries may make loans, and advances to and investments in HIL; provided that, all such loans, advances, investments, together with guaranties provided in Section 9.02, hereof do not, in the aggregate, exceed the amount of permitted
Restricted Payments allowed in Section 9.10 hereof.

     Section 9.06 Investments; Acquisitions. Without the written approval of the
Banks, except as provided in Sections 9.05 and 9.10 hereof, make any loan or advance to any Person or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person in an amount in excess of $5,000,000 (which for purposes of acquisitions shall include the amount of any Debt assumed), except the following: (a) Permitted Investments;
(b) investments made in accordance with Section 9.10 hereof; (c) the formation
(but not by way of acquisition) of additional wholly owned Subsidiaries of
Borrower or the Restricted Subsidiaries; provided, that, in connection therewith, unless Agent shall waive such requirements, each such Subsidiary shall deliver to Agent a joinder to this Agreement, the Intercreditor Agreement shall be amended to the extent necessary to include such Subsidiary, the capital stock or other equity interest of such Subsidiary shall be pledged to Agent for the benefit of Banks and such Subsidiary shall deliver to Agent a Security
Agreement and, to the extent such Subsidiary owns stock of another Person, a
Pledge Agreement, and, to the extent such Subsidiary owns any intellectual property, a Trademark Security Agreement and shares of stock, stock powers and powers of attorney and each other agreement, document or instrument reasonably requested by Agent in connection with the foregoing and in connection therewith such Subsidiary shall satisfy the conditions precedent set forth in Sections
6.01(a), (b), (c), (f), (h) (except same shall be deemed to apply to such
Subsidiary instead of Designers), (j) except same shall be deemed to apply to such Subsidiary instead of Designers), (n), (o), (p) and (r) to the same extent as if such Subsidiary were an original party to this Agreement; (d) investments in Borrower's common stock made with director and officer deferred compensation pursuant to the terms Borrower's common stock purchase plan and investments made with director or officer deferred compensation pursuant to Borrower's deferred compensation plan; and (e) loans or advances to any employees of Borrower or a
Restricted Subsidiary or guaranties made by Borrower and the Restricted
Subsidiaries of indebtedness or obligations of any of their employees not to exceed $200,000 in the aggregate during any Fiscal Year outstanding in the ordinary course of business for reasonable and necessary work-related, moving, entertainment and other ordinary business expenses to be incurred by such employee(s) in connection with their employment, provided, that, as of the date of such loan or guarantee and after giving effect thereto, no Event of Default shall exist or have occurred; provided, further, with respect to the Permitted
Investments (1) all certificates of deposit, bankers acceptances and money market funds shall be issued or offered by a domestic office of a commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits ("Bank
Equity") of not less than $500,000,000, except that amounts up to the aggregate of $5,000,000 is permitted with banks with Bank Equity of less than $500,000,000 but greater than $50,000,000; (2) all money market funds shall comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the
Investment Company Act of 1940 and have portfolio assets of at least
$5,000,000,000; (3) the aggregate amount of commercial paper rated less than
A1/P1, asset backed commercial paper rated less than A1/P1, medium term notes, variable rate demand notes, corporate bonds and municipal notes/bonds shall not

                                      -53-

exceed $20,000,000 at any time; and (4) the aggregate amount of Permitted
Investments of the type referred to in the preceding clause (3) with respect to any individual issuer shall not exceed $10,000,000 at any time.

     Section 9.07 Mergers. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions)
all or substantially all of its assets (whether now owned or hereafter acquired)
to any Person or form any Subsidiary, except that the foregoing shall not prohibit (i) the formation of a new Subsidiary in accordance with the requirements of Section 9.06 hereof, or (ii) the merger of Restricted
Subsidiaries with and into each other or into Borrower (with the Borrower as the surviving corporation), so long as at the time thereof or as a result thereof there shall be no Default or Event of Default.

     Section 9.08 Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property except: (a) Capital Leases permitted under Section 9.03(k) hereof, (b) each of the retail and warehouse leases in effect on this date and those retail and warehouse leases entered into in the future, and (c) leases that do not in the aggregate require Borrower and its Subsidiaries to make payments (including taxes, insurance, maintenance, and similar expenses which Borrower is required to pay under the terms of the lease but excluding all payments based upon a percentage of sales or revenues) in any Fiscal Year in excess of the amount permitted under Section 10.04 hereof.

     Section 9.09 Dividends. Declare or pay any cash dividends on capital stock of Borrower; or purchase, redeem, retire, or otherwise acquire for value any of the capital stock or securities convertible into capital stock of Borrower now or hereafter outstanding or make any distribution of assets to its stockholders as such whether in cash, assets, or in obligations of Borrower or any Restricted
Subsidiary, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock, except in all cases for transactions that are
(a) made in common stock of Borrower or (b) otherwise permitted under Section
9.10 hereof.

     Section 9.10 Restricted Payments. Notwithstanding anything to the contrary contained in this Article IX, make any Restricted Payment; except that, so long as no Default exists and is continuing, (i) Borrower may repurchase treasury stock in an aggregate amount not to exceed $1,500,000 from the date of this
Agreement and all times thereafter as long as this Agreement remains in effect, net of amounts received by Borrower upon the sale of its capital stock, including capital stock of Borrower which may be sold including those through its stock plans and (ii) at any time prior to the consummation of the HIL
Spin-off Transaction, Borrower may make advances or payments to or investments in, or issue guaranties for HIL as long as the aggregate amount of such investments in, advances or payments to or investments in, or guaranties for
HIL, whether made prior or subsequent to the Effective Date, do not in the aggregate, at any one time outstanding, as long as this Agreement remains in effect, exceed $40,000,000. In calculating the amount of payments under
Subsection 9.10(ii), investments shall be valued at cost without adjustment for losses or earnings incurred by HIL.

     Section 9.11 Fiscal Year. Change its fiscal year to a period other than its fiscal year in effect on the date hereof.

     Section 9.12 Changes, Amendments or Modifications. Change, amend, modify or supplement any of the following: (a) its certificate of incorporation; or (b)
by-laws, or (c) any other material agreement to which Borrower is a party, to

                                      -54-

the extent any of the foregoing is likely to result in a Material Adverse
Change.

     Section 9.13 Nature of Business. Materially alter the nature of its business.

     Section 9.14 Double Negative Pledge. Enter into any agreement which prohibits or limits the ability of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired.

     Section 9.15 Senior Secured Debt. Permit the sum of (i) the aggregate outstanding amount of the Debt of Borrower and the Guarantors under this
Agreement, the Notes, and/or the other Loan Documents, plus (ii) the aggregate outstanding amount of Debt of Borrower under the Insurance Company Loan
Documents, to at any one time exceed One Hundred Ten Million ($110,000,000)
Dollars.

     Section 9.16 Insurance Company Provisions. (i) Permit the financial covenants contained in the Insurance Company Loan Documents to be amended from those in existence on the date of this Agreement in a manner that is more stringent as to the Borrower or any Guarantor (that is a Restricted Subsidiary), unless the same financial covenant that is to be amended is contained in this
Agreement and the Agent and the requisite Banks have agreed, in their sole and absolute discretion, to amend such financial covenant in the same manner as is proposed to be amended in the Insurance Company Loan Documents, or (ii) provide security or other sources of payment for obligations of the Borrower which have not been provided hereunder or in connection herewith.

     Section 9.17 Factoring Agreements. Enter into, amend or modify any
Factoring Agreement with a Factor unless same shall theretofore been approved in writing by Agent.

                                   ARTICLE X

                               FINANCIAL COVENANTS

     So long as any of the Notes shall remain unpaid or any Letter of Credit
Obligation shall remain outstanding or any Bank Party shall have any Commitment hereunder or any other amount hereunder is owing by Borrower to any Bank Party hereunder or under any other Loan Document:

     Section 10.01 Consolidated Tangible Net Worth. Borrower and its Restricted
Subsidiaries shall maintain at all times a Consolidated Tangible Net Worth of not less than the $56,000,000, plus, or minus, as the case may be, the Net Worth
Adjustment Amount.

     Section 10.02 Consolidated Fixed Charge Coverage Ratio. Borrower and its
Restricted Subsidiaries will maintain as at the last day of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending December 31, 2002, in each case calculated on a rolling four (4) quarter basis, a Consolidated Fixed
Charge Ratio in a proportion of not less than 1.75 to 1.

     Section 10.03 Consolidated Average Current Ratio. Borrower and its
Restricted Subsidiaries shall maintain a ratio of (a) consolidated current assets (determined in accordance with GAAP) to (b) consolidated current liabilities (determined in accordance with GAAP) in a proportion of not less than 1.75 to 1.00, determined as at the last day of each fiscal quarter of the
Borrower on an average basis with respect to the most recent four fiscal quarters then ending, in each case excluding the performance of HIL from any of such calculations.

                                      -55-

     Section 10.04 Consolidated Capital Expenditures. Borrower and its
Restricted Subsidiaries shall not, in any Fiscal Year, make Consolidated Capital
Expenditures in the aggregate amount in excess of $1,500,000.

     Section 10.05 Revolving Credit Loan and Insurance Loan Coverage. During a
single period comprised of any sixty (60) consecutive days during each calendar year, the sum of the aggregate amount of outstanding Revolving Credit Loans and the aggregate Debt outstanding under the Insurance Company Loan Documents shall not exceed eighty-five (85%) percent of the Net Amount of Eligible Accounts of
Borrower and the Restricted Subsidiaries.

                                   ARTICLE XI

                                EVENTS OF DEFAULT

     Section 11.01 Events of Default. Any of the following events shall be an
"Event of Default":

     (a) (i) Borrower shall fail to pay the principal of any Note as and when due and payable, or any Letter of Credit Account Party shall fail to reimburse the Letter of Credit Issuing Bank on a Letter of Credit as and when due and payable; (ii) Borrower shall fail to pay interest on any Note within five (5)
Banking Days of when such interest is due and payable; (iii) Borrower or any
Letter of Credit Account Party shall fail to pay within ten (10) days after the request for payment is made any fees or expenses or other payments required to be paid under the terms of any of the Loan Documents; (iv) Borrower shall fail to make any payments or prepayments under Section 2.07 (b) hereof within three
(3) Banking Days; (iv) Borrower shall fail to make any payments under Section
2.07 (c) hereof on the date required by that Section or (v) Borrower shall fail to deliver, in accordance with Section 8.08 (c) hereof, a Borrowing Base
Certificate showing all Revolving Credit Loans and Letter of Credit Obligations
as of such Fiscal Month End Date are in compliance with the Net Borrowing Base as of such Fiscal Month End Date; or

     (b) any representation or warranty made or deemed made by Borrower or any
Guarantor in this Agreement or in any other Loan Document to which it is a party or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

     (c) Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any of the Loan Documents
(other than those covered by any other Event of Default) and such failure shall continue for five (5) days or more following the earlier of the time (i) an executive officer of Borrower knew or should have known of such Event of
Default; or (ii) written notice of such Event of Default is given to Borrower by the Agent (except that this Section 11.01(c) shall not apply to the delivery of a Borrowing Base Certificate not in compliance with Section 8.08(c) hereof); or

     (d) Borrower or any Guarantor shall: (i) fail to pay any Debt of Borrower or any Guarantor in an amount greater than Two Hundred Fifty Thousand ($250,000)
Dollars (other than the payment obligations described in (a) above or Debt under the Insurance Company Loan Documents) when due (whether by scheduled maturity,

                                      -56-

required prepayment, acceleration, demand or otherwise) after giving effect to any applicable grace period, (ii) or fail to pay all or any portion of the Debt under the Insurance Company Loan Documents when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) after giving effect to any applicable grace period; or (iii) fail to perform or observe any term, covenant or condition on its part to be performed or observed or an event of default has occurred under any agreement or instrument relating to the Debt under the Insurance Company Loan Documents or any such other Debt, when required to be performed or observed, the effect of which is to cause the Debt under the
Insurance Company Loan Documents or any such other Debt to become, or to permit the Debt under the Insurance Company Loan Documents or any such other Debt to be declared to be, due and payable prior to its scheduled maturity; or

     (e) Borrower or any Guarantor: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due;
or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of sixty (60) days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;
or

     (f) one or more judgments, decrees or orders for the payment of money in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be rendered against Borrower or any Guarantor, and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30)
consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

     (g) any of the following events shall occur or exist with respect to
Borrower or any Guarantor or any ERISA Affiliate: (i) any Prohibited Transaction
involving any Plan; (ii) any Reportable Event shall occur with respect to any
Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance exists which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the
PBGC of any such proceedings; (v) complete or partial withdrawal under Section
4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; (vi) an accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the
Code) exists with respect to a Plan, whether or not waived; and in each case above, such event or condition, together with all other events or conditions, if any, would reasonably be expected to subject Borrower or any Guarantor or any
ERISA Affiliate to any tax, penalty, or other liability to a Plan, Multiemployer
Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed Three Hundred Fifty Thousand ($300,000) Dollars; or

                                      -57-

     (h) Article V shall, at any time after the execution and delivery of this
Agreement and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Guarantor or any Guarantor shall deny it has any further liability or obligation under or shall fail to perform its obligations under
Article V; or

     (i) the occurrence of a Change of Control; or

     (j) the Liens of the Agent in any of the Collateral shall for any reason fail to be perfected Liens, subject to no other Lien other than Permitted Liens and such failure shall continue for ten (10) days or more following the earlier of the time (i) an executive officer of Borrower knew or should have known of such Event of Default; or (ii) written notice of such Event of Default is given to Borrower by the Agent; or

     (k) if on or before October 15, 2003, Agent shall not have entered into a licensor waiver letter, in form and substance satisfactory to Agent, with
Geoffrey Beene, Inc. (and consented to by Borrower and each applicable
Guarantor) with respect to the rights of Agent to use the trademark to sell or otherwise dispose of inventory sold under a licensed trademark from Geoffrey
Beene, Inc.; provided, that, notwithstanding this additional Event of Default
(and without limiting Agent's or any Bank's rights in connection therewith), commencing on the date of this Agreement, no inventory sold under a licensed trademark from Geoffrey Beene, Inc. shall be included in the Borrowing Base unless and until the Agent shall have received such fully executed waiver letter.

     Section 11.02 Remedies. If any Event of Default shall occur and be continuing, the Agent may and, upon request of the Required Banks, shall by notice to Borrower, (a) declare the Revolving Credit Commitment, the Trade
Letter of Credit Commitment and the Standby Letter of Credit Commitment to be
terminated, whereupon the same shall forthwith terminate; (b) require Borrower to provide Cash Collateral or the equivalent thereof in an aggregate amount of one hundred and five percent (105%) of all outstanding Letter of Credit
Obligations; (c) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement, and any other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts due under this Agreement, and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by
Borrower; (d) exercise any remedies provided in any of the Loan Documents;
and/or (e) exercise any remedies provided by Law; provided however, that upon the occurrence of an Event of Default referred to in Section 11.01(e) hereof, the Revolving Credit Commitment, and the Trade Letter of Credit Commitment or
Standby Letter of Credit Commitment shall automatically terminate and the outstanding Notes, Letters of Credit, and any other amounts payable under this
Agreement or any of the other Loan Documents, and all interest on any of the foregoing shall be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. Furthermore, upon and following an Event of Default, at the direction of the Required Banks, all Revolving Credit Loans, any and all accrued and unpaid interest, fee or amount due hereunder and all other Obligations, to the extent permitted by applicable law, shall bear interest (payable on demand, and in any event on the last day of each month, and computed daily on the basis of a 360-day year for actual days elapsed) at the Default Rate until paid. In no event, however, shall any amount payable hereunder be in excess of the maximum rate of interest permitted under applicable law. The obligation to so pay interest upon any Obligation shall not be construed so as to waive or limit any of the other remedies hereinabove set forth or to waive the requirement for payment on the same date that payment is to be made as set forth in this
Agreement.

                                      -58-

                                  ARTICLE XII

                        THE AGENT AND COLLATERAL MONITOR

     Section 12.01 Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this
Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by Borrower or any
Guarantor or any officer or official of the Borrower or any Guarantor or anyone purporting to be an Authorized Person or any other Person contained in this
Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Obligations or for any failure by Borrower or any Guarantor to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Borrower shall pay any fee agreed to by Borrower and the Agent with respect to the Agents services hereunder at the date of this Agreement and each anniversary thereof during the term of this Agreement.

     Section 12.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Revolving Credit Loans made by it and Participation purchased by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any
Revolving Credit Loan or Bank. As to any matters not expressly or any other
Revolving Credit provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the
Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any
Revolving Credit Loan or Participation.

     Section 12.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default, other than a payment default, unless the Agent has received notice from a Bank or Borrower or any Guarantor specifying such Default or Event of Default and stating that such notice is a
"Notice of Default." In the event that the Agent receives such a notice of the

                                      -59-

occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 12.08 hereof) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the
Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of
Default as it shall deem advisable in the best interest of the Banks; and
provided further that, the Agent shall not be required to take any such action which it determines to be contrary to Law.

     Section 12.04 Rights of Agent as a Bank. With respect to its Commitment and the Revolving Credit Loans provided by it and the Letters of Credit issued by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The
Agent and its Affiliates may (without having to account therefor to any Bank)
accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower or any Guarantor and any of their Affiliates as if it were not acting as the
Agent, and the Agent may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

     Section 12.05 Indemnification of Agent. The Banks agree to indemnify the
Agent (to the extent not reimbursed under Section 13.03 hereof or under the applicable provisions of any other Loan Document, but without limiting the obligations of Borrower under Section 13.03 hereof or such provisions), for its
Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower or any Guarantor are obligated to pay under Section 13.03 hereof) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that, no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

     Section 12.06 Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Loan Document to be delivered to the Agent for such Bank.

     Section 12.07 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent, HSBC or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and each Guarantor and the decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, HSBC or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan
Document. The Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Guarantor of this Agreement or any other Loan Document or any other document referred to or provided for herein or

                                      -60-

therein or to inspect the properties or books of Borrower or any guarantor.
Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower or any Guarantor (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates. The Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other
Loan Document or any document or instrument referred to herein or therein, to anyone; provided however, the Agent shall (a) file each Trademark Security
Agreement with the United States Patent and Trademark Office, and (b) with respect to Borrower and the Restricted Subsidiaries that a parties to a Security
Agreement, file financing statements (UCC-1) set forth in Section 6.01 hereof in the state where such Borrower and Restricted Subsidiary is organized.

     Section 12.08 Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include Cash Collateral) of the indemnification obligations of the Banks under Section 12.05 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     Section 12.09 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks, Borrower and each
Guarantor, and the Agent may be removed at any time with or without cause by the
Required Banks; provided that, Borrower, each Guarantor and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the
Required Banks shall have the right to appoint a successor Agent, which, unless an Event of Default shall have occurred and be continuing, shall be reasonably acceptable to Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30)
days after the retiring Agent's giving of notice of resignation or the Required
Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York and assets in an amount not less than One Billion
($1,000,000,000) Dollars, which, unless an Event of Default shall have occurred and be continuing, shall be reasonably acceptable to Borrower. The Required
Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring
Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     Section 12.10 Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

     Section 12.11 Liability of Agent. The Agent shall not have any liabilities or responsibilities to Borrower or any Guarantor on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of Borrower or any Guarantor to perform its obligations hereunder or under any other Loan Document.

     Section 12.12 Transfer of Agency Function. Without the consent of Borrower, any Guarantor or any Bank, the Agent may at any time or from time to time

                                      -61-

transfer its functions as Agent hereunder to any of its offices located in New
York, New York, provided that, the Agent shall promptly notify Borrower and the
Banks thereof.

     Section 12.13 Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such
Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, such Bank will furnish to the Agent Form 4224 or Form W-8BEN of the
Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's complete exemption from the withholding of U.S. tax with respect thereto. The
Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Revolving Credit Loan or Participation or such Bank's Revolving
Credit Commitment or obligation to purchase a Participation until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

     Section 12.14 Collateral Monitor. Each Bank and Agent acknowledge and agree that: (i) any and all reports prepared by Collateral Monitor are being supplied to them solely to assist them in their own independent credit analysis of
Borrower and its Subsidiaries and (ii) Collateral Monitor makes absolutely no representation or warranty whatsoever regarding (x) the accuracy completeness or adequacy of such reports or (y) any financial or other information contained therein or the financial condition of Borrower and its Subsidiaries. It is further understood and agreed that Collateral Monitor shall not incur any liability to Agent or Banks whatsoever in connection with the delivery of such reports or the contents of such reports or their use thereof or reliance thereon and Agent and Banks each hereby waive any and all claims that they may now or hereafter have against Collateral Monitor in connection therewith.

     Borrower and its Subsidiaries hereby waive any and all claims that they may now or hereafter have against Collateral Monitor arising in connection with such reports and/or Collateral Monitor's performance of its duties and functions as
Collateral Monitor and hereby indemnifies and holds Collateral Monitor harmless from any and all loss liability or expense incurred by Borrower and its
Subsidiaries as a result of such reports or the contents thereof.

     Collateral Monitor's reports may contain confidential information which is non-public, confidential or proprietary in nature, and therefore is being provided to Agent and Banks on a confidential basis and is to be used for the sole purpose of assisting Agent and Banks in their independent credit analysis of Borrower and its Subsidiaries as described above.

     Except as may be required by applicable law or by any federal regulator or any auditor of Agent or any Bank, each Bank and Agent will not disclose any of the contents of such reports to any person, including Borrower and its
Subsidiaries, other than those officers, directors, employees, representatives and professional advisors of such Bank or Agent or who need to know the contents thereof for the purpose of such credit analysis described above.

     The Collateral Monitor shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document. The
Collateral Monitor shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior written consent.

                                      -62-

                                  ARTICLE XIII

                                YIELD PROTECTION

     Section 13.01 Additional Costs. (a) Borrower shall pay directly to the
Agent from time to time on demand such amounts as any Bank may reasonably determine to be necessary to compensate it for any costs which the Bank determines are attributable to its making or maintaining any Eurodollar Loans under this Agreement or its obligation to make any such loans hereunder, or any reduction in any amount receivable by the Bank hereunder in respect of any such loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any
Regulatory Change which: (i) changes the basis of taxation of any amounts payable to the Bank under this Agreement in respect of any of such loans (other than taxes imposed on the overall net income of the Bank for any of such loans by the jurisdiction in which the Bank has its principal office or is deemed to hold the loans); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such loans or any deposits referred to in the definition of "Eurodollar Base Rate"; or (iii)
imposes any other condition affecting this Agreement (or any extensions of credit or liabilities), except to the extent any such Regulatory Change has previously resulted in a change in the calculation of Eurodollar Rate as a result of being included in the Reserve Requirement used in calculating such
Eurodollar Rate. The Agent will notify Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section 13.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

     (b) Without limiting the effect of the foregoing provisions of this Section
13.01, in the event that, by reason of any Regulatory Change, the Bank either
(i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on Eurodollar
Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes Eurodollar Loans or (ii)
becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Bank so elects by notice to Borrower, the obligation of the Bank to make or renew, and to convert loans of any other type into, loans of such type hereunder shall be suspended until the date such
Regulatory Change ceases to be in effect.

     (c) Without limiting the effect of the foregoing provisions of this Section
13.01 (but without duplication), Borrower shall pay directly to the Agent from time to time on request such amounts as the Agent may determine to be necessary to compensate any Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any Regulatory Change of any court or governmental or monetary authority of capital in respect of its loans hereunder or its obligation to make loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the Bank to a level below that which it could have achieved but for such Regulatory Change), except to the extent the Eurodollar Base Rate has been adjusted to reflect such costs. The Agent will notify Borrower if any
Bank is entitled to compensation pursuant to this Section 13.01(c) as promptly as practicable after it determines to request such compensation.

                                      -63-

     (d) Determinations and allocations by the Agent or Bank for purposes of this Section 13.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining loans or its obligation to make loans, or on amounts receivable by, or the rate of return to, it in respect of loans or such obligation, and of the additional amounts required to compensate the Bank under this Section 13.01, shall be conclusive, provided that, such determinations and allocations are made on a reasonable basis and absent manifest error and having a retroactive effect of no more than one hundred twenty (120) days.

     Section 13.02 Illegality. Notwithstanding any other provision in this
Agreement, in the event that it becomes unlawful for a Bank to (a) honor its obligation to make or renew Eurodollar Loans hereunder or convert loans of any type into loans of such type, or (b) maintain Eurodollar Loans hereunder, then the Bank shall promptly notify Borrower thereof and the Bank's obligation to make or renew Eurodollar ^ Loans and to convert other types of loans into loans of such type hereunder shall be suspended until such time as the Bank may again make, renew, or convert and maintain such affected loans and the Bank's outstanding Eurodollar ^ Loans shall be converted to Prime Rate Loans at the end of the then current Interest Period unless earlier required by law.

     Section 13.03 Certain Compensation. Borrower shall pay to the Agent, upon the request of the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of the Agent) to compensate any Bank for any loss, cost or expense which the Bank determines is attributable to:

     (a) any payment or prepayment of a Eurodollar Loan made by the Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

     (b) any failure by Borrower to borrow a Eurodollar Loan to be made by the
Bank on the date specified therefor in the relevant notice.

     Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or not borrowed for the period from and including the date of such payment, prepayment or failure to borrow to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by the Bank) the Bank would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of the Bank as to the amounts payable pursuant to this Section 13.03 shall be conclusive absent manifest error.

                                  ARTICLE XIV

                                  MISCELLANEOUS

     Section 14.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the
Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided

                                      -64-

however, that no amendment, waiver or consent, shall, unless in writing and signed by all Banks do any of the following: (a) increase the Revolving Credit
Commitment or the Trade Letter of Credit Commitment or Standby Letter of Credit
Commitment ; (b) reduce the principal of, or interest on (other than imposition of the Default Rate), the Notes; (c) postpone the date fixed for the payment of principal of, or interest on, the Notes or any other amount due hereunder or under any Loan Document, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Document; (d)
change the definition of "Required Banks" or "Pro Rata Share"; (e) release any
Guarantor or release or subordinate any Collateral (except as contemplated by the Loan Documents); (f) change the definition of Borrowing Base, or Net
Borrowing Base or any defined term referenced therein or change the definition of Supplemental Amount; or (g) amend this Section 14.01 or any other provision requiring the consent of all Banks; provided further, that no amendment, waiver or consent of any matter relating to a Letter of Credit, shall be effective unless also signed by the Letter of Credit Issuing Bank that issued such Letter of Credit. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

     Section 14.02 Usury. Anything herein to the contrary notwithstanding, the obligations of Borrower and the Guarantors under this Agreement and the other
Loan Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

     Section 14.03 Expenses; Indemnification. Borrower agrees to reimburse the
Agent, Collateral Monitor and each of the Banks, on demand for all costs, expenses, and charges (including, without limitation, all reasonable fees and charges of external legal counsel for the Agent, Collateral Monitor, HSBC and each Bank) incurred by Agent, Collateral Monitor, or any Bank, in connection with the preparation of the Loan Documents. Borrower agrees to reimburse the
Agent, Collateral Monitor, each Letter of Credit Issuing Bank, and each of the
Banks on demand for all costs, expenses, and charges (including, without limitation, all fees and charges of external legal counsel for the Agent,
Collateral Monitor, and each Bank) incurred by the Agent, Collateral Monitor, or any Bank in connection with the performance, or enforcement of this Agreement, the Notes, or any other Loan Documents. Borrower agrees to indemnify the Agent,
Collateral Monitor, each Letter of Credit Issuing Bank and each Bank and their respective directors, officers, employees and agents (collectively, the
"Indemnified Persons), from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings
(including any threatened investigation or litigation or other proceedings)
relating to any actual or proposed use by Borrower of the proceeds of the
Revolving Credit Loans or the Letters of Credit or to any violation or alleged violation of any Environmental Law by Borrower or any Guarantor, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of any Indemnified Person or any other Indemnified Person of which such Indemnified Person is an affiliate or agent).

     The obligations of Borrower under this Section shall survive the repayment of the Obligations and all amounts due under or in connection with any of the
Loan Documents and the termination of the Commitments.

                                      -65-

     Section 14.04 Assignment; Participation; Additional Bank.

     (a) This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, the Guarantors, the Agent, the Letter of Credit Issuing Bank and
their respective successors and permitted assigns. No Borrower or Guarantor may assign or transfer its rights or obligations hereunder (and any attempted assignment or transfer by the Borrower or any Subsidiary signatory hereto without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto) and their respective successors and assigns permitted hereby
(including any Affiliate of the Letter of Credit Issuing Bank that issues any
Letter of Credit) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its
Commitment and the Revolving Credit Loans and other Obligations at the time owing to it); provided that (i) except in the case of an assignment to a Bank or an Affiliate of a Bank, each of the Borrower and the Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank's
Commitment, the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than
$10,000,000 unless each of the Borrower and the Agent otherwise consent, (iii)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement, (iv)
the parties to each assignment shall execute and deliver to the Agent an
Assignment and Acceptance, together with a processing and recordation fee of
$3,500, and (v) the assignee, if it shall not be a Bank, shall deliver to the
Agent an administrative questionnaire in form and substance reasonably satisfactory to the Agent; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of
Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this
Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of
Article XIII hereof and Section14.03 hereof). Any assignment or transfer by a
Bank of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such
Bank of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

     (c) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Bank's, and the Commitment of, and principal amount of the
Obligations owing to, each Bank pursuant to the terms hereof from time to time
(the "Register"). The entries in the Register shall be conclusive, and the
Borrower, the Agent, the Letter of Credit Issuing Bank and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Agent and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                                      -66-

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, the assignee's completed administrative questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this
Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its portion of the Revolving Credit Loans and the Participation. In the event of any such grant by a Bank of a participating interest to a Participant, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower and the Guarantors hereunder and under any other Loan
Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan
Document; provided that, such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would require the consent of all Banks under Sections 14.01 (a) through (g)
hereof without the consent of the Participant.

     (f) A Participant shall not be entitled to receive any greater payment under Article XIII hereof than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. If a Participant is a Foreign Lender such Participant shall, for the benefit of the Borrower, comply with Section 12.13 hereof as though it were a Bank.

     (g) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such
Bank, including any pledge or assignment to secure obligations to a Federal
Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

     Section 14.05 Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent by telephone, confirmed by telex, telecopy or other writing, and to the Banks and to Borrower by ordinary mail, telecopy or telex addressed to such party at its address on the signature page of this Agreement. Copies of notices mailed to Borrower should also be mailed by ordinary mail to Willkie, Farr & Gallagher, 787 Seventh
Avenue, New York, NY 10019, Attention: Steven J. Gartner, counsel to Borrower.
Notices shall be effective: (a) if given by mail upon receipt; and (b) if given by telex, when the telex is transmitted to the telex number as aforesaid;
provided that, notices to the Agent, and the Banks shall be effective upon receipt.

     Section 14.06 Setoff; Sharing. Borrower agrees that, in addition to, and without limitation of any right of setoff, bankers' lien or counterclaim a Bank

                                      -67-

may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by Borrower to such Bank under this
Agreement or such Bank's Note, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and the Agent thereof; provided that, such Bank's failure to give such notice shall not affect the validity thereof.
Each Bank agrees that to the extent any such payment is received by it as the result of a set-off or otherwise and such payment results in such Bank receiving a greater payment than it would have been entitled to, had the total amount of such payment been paid directly to the Agent for disbursement to the Banks, then such Bank shall immediately purchase for cash from the other Banks participations in the loans sufficient in amount so that such payment shall effectively be shared pro rata with the other Banks in accordance with the amount, and to the extent, of their respective interests in all the Revolving
Credit Loans; provided however, that if all or any portion of such payment is thereafter recovered from such Bank at any time, the purchase shall be rescinded and the purchase price returned to the extent of such recovery, but without interest or other return thereof.

     Section 14.07 Jurisdiction; Immunities. Borrower and each Guarantor hereby irrevocably submit to the jurisdiction of any New York State or United States
Federal court sitting in New York City over any action or proceeding arising out of or relating to this Agreement, the Notes, the Letters of Credit, or any other
Loan Document, and Borrower and each Guarantor hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Borrower and each Guarantor irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower and each Guarantor at their respective addresses specified in Section 14.05 hereof. Borrower and each
Guarantor agree that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower and each
Guarantor further waive any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non conveniens.
Borrower and each Guarantor agree that any action or proceeding brought against the Agent or any Bank shall be brought only in New York State or United States
Federal Court sitting in New York County.

     Nothing in this Section 14.07 hereof shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against any of Borrower or any Guarantor or their property in the courts of any other jurisdictions.

     To the extent that Borrower or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property,
Borrower and each Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Notes, and any other Revolving Credit
Loan Document.

     Section 14.08 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                                      -68-

     Section 14.09 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

     Section 14.10 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein.

     Section 14.11 Table of Contents; Headings. The headings in the Table of
Contents and in this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

     Section 14.12 Severability. If any word, phrase, sentence, paragraph, provision or section of this Agreement shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority, statute or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

     Section 14.13 Integration. The Loan Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

     Section 14.14 Jury Trial Waiver. The Agent, the Banks, Borrower and its
Restricted Subsidiaries each waive any right it may have to a jury trial in any action or proceeding which pertains directly or indirectly to this Agreement, the Obligations, the Collateral or, in any way, directly or indirectly, arises out of or relates to the relationship between or among Borrower, the Restricted
Subsidiaries, the Agent and the Banks.

     Section 14.15 Spin-off of HIL. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if the Borrower at any time provides written evidence to Agent, in form and substance reasonably satisfactory to Agent, that an HIL Spin-off Transaction is expected to occur, no consent (except as qualified by the proviso set forth below) shall be required from any Bank, Letter of Credit Issuing Bank or Agent in order for Borrower to consummate such HIL Spin-off Transaction and upon consummation of such HIL
Spin-off Transaction, Agent, Letter of Credit Issuing Bank and each Bank agree to (i) release HIL from its Guaranty, (ii) terminate any Lien Agent may have in the Intercompany Demand Note and in connection with such termination return the original Intercompany Demand Note in its possession to Borrower (it being understood that Borrower, in its sole and absolute discretion, may forgive such
Intercompany Demand Note in connection with such transaction) and (iii) permit the Borrower to advance to HIL amounts sufficient to fund certain of HIL's unfunded commitments relating to real property owned by HIL as long as after giving effect to such advance the Borrower remains in compliance with Section
9.10(ii) hereof; provided, that, the consent provided above is conditioned on
(x) Agent's being furnished a copy of an opinion as to the fairness of such transaction, which opinion shall opine, among other things, that the value of the sale is fair in light of the values attributed to HIL's underlying assets and shall otherwise be in form and substance reasonably satisfactory to Agent,
(y) the Agent's receipt of a certificate from an authorized officer of the
Borrower confirming that neither the Borrower nor any of its Subsidiaries shall have any guarantees (or similar contingent obligations) outstanding with respect to any obligations of HIL after the consummation of such transaction and (z)
there being no Default at the time of such HIL Spin-off Transaction.

                                      -69-

     Section 14.16 HSBC. Notwithstanding the definition of the name "HSBC" and notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no obligations of HSBC Bank USA as Agent or HSBC Bank USA as Letter of Credit Issuing Bank may be delegated to any Affiliate of HSBC Bank
USA (other than in compliance with Section 3.12) unless such Affiliate has the same or better credit rating as HSBC Bank USA based on the credit rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group
(a division of The McGraw Hill Companies, Inc.) (or any successor or assignee of the business of each such company in the business of rating securities credit rating).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      -70-

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the respective officers hereunder duly authorized as of the day and year first above written.

             HAMPSHIRE GROUP, LIMITED, as a Borrower,
             a Letter of Credit Account Party and a Guarantor

             By:    /s/ Charles W. Clayton
                  ---------------------------------------------------
             Name:      Charles W. Clayton
             Title:     Secretary and Treasurer

             HAMPSHIRE DESIGNERS, INC., as a Letter of Credit
                  Account Party and a Guarantor

             By:    /s/ William W. Hodge
                  ---------------------------------------------------
             Name:      William W. Hodge
             Title:     Vice President and Chief Financial Officer

              HAMPSHIRE INVESTMENTS, LIMITED,
              as a Guarantor

              By:   /s/ Charles W. Clayton
                 -----------------------------------------------------
              Name:     Charles W. Clayton
              Title:    Vice President, Secretary and Treasurer

              GLAMOURETTE FASHION MILLS, INC.,
              as a Guarantor

              By:   /s/ Charles W. Clayton
                 -----------------------------------------------------
              Name:     Charles W. Clayton
              Title:    Secretary and Treasurer

                      S-1 to Credit Agreement and Guaranty

              ITEM-EYES , INC., as a Letter of Credit
              Account Party and a Guarantor

              By:   /s/ William W. Hodge
                 ------------------------------------------------------
              Name:     William W. Hodge
              Title:    Vice President

              Address of Borrower, each Letter of Credit Account Party
              and each Guarantor for Notices:

              c/o Hampshire Group, Limited
              215 Commerce Boulevard
              Anderson, South Carolina 29625
              Attention: Charles Clayton
              Fax Number: 864-225-4421

                      S-2 to Credit Agreement and Guaranty

               HSBC BANK USA , as a Bank, as Letter of Credit Issuing Bank
               (for all Letters of Credit other than Existing Letters of Credit)
               and as Agent

               By:   /s/ Ignatius Marotta
                   ----------------------------------------------------
               Name:     Igantius Marotta
               Title:    Vice President

               Address for Notices:

               HSBC Bank USA
               452 Fifth Avenue
               New York, New York 1 0018
               Attention: Ignatius Marotta
               Fax Number: 212-525-5676

                      S-3 to Credit Agreement and Guaranty

                THE CIT GROUP/COMMERCIAL SERVICES, INC.,
                  as a Bank

                By:    /s/ Lisa Murakami
                    --------------------------------------------------
                Name:      Lisa Murakami
                Title:     Vice President

                Address for Notices:

                The CIT Group/Commercial Services, Inc.
                1211 Avenue of the Americas
                New York, New York  10036
                Attention: Lisa Murakami
                Fax Number: (212) 382-6814

                      S-4 to Credit Agreement and Guaranty

                JPMORGAN CHASE BANK, as a Bank and as Letter of Credit Issuing
                  Bank (for the Existing Letters of Credit)

                By:     /s/ James A. Knight
                     -------------------------------------------
                Name:       James A. Knight
                Title:      Vice President

                Address for Notices:

                JPMorgan Chase Bank
                1411 Broadway, 5th Floor
                New York, New York  10018
                Attention:  James A. Knnight
                Fax Number:  (212) 391-2102

                      S-5 to Credit Agreement and Guaranty

                   FLEET NATIONAL BANK, as a Bank

                   By:   /s/ Cynthia Selover
                        -------------------------------------
                   Name:     Cynthia Selover
                   Title:    Vice President

                   Address for Notices:

                   Fleet National Bank
                   1185 Avenue of the Americas
                   New York, New York  10036
                   Attention:
                   Fax Number:

                      S-6 to Credit Agreement and Guaranty

                    ISRAEL DISCOUNT BANK OF NEW YORK, as a Bank

                    By:     /s/ Matilde Reyes
                         ---------------------------------------
                    Name:       Matilde Reyes
                    Title:      Vice President

                    Address for Notices:

                    Israel Discount Bank of New York
                    511 Fifth Avenue
                    New York, New York  10017
                    Attention: Howard Weinberg
                    Fax Number:  (212) 551-8720

                      S-7 to Credit Agreement and Guaranty

                        BANK OF AMERICA, N.A., as a Bank

                        By:       /s/ Matthew S. Cardone
                             --------------------------------------
                        Name:         Matthew S. Cardone
                        Title:        Senior Vice President

                        Address for Notices:

                        Bank of America, N.A.
                        P.O. Box 608
                        Greenville, South Carolina 29602-0608
                        Location Code SC 2-530--04-4
                        Attention: Matthew S. Cardone
                        Fax Number: (864) 271-5836

                      S-8 to Credit Agreement and Guaranty

EXHIBIT A

FORM OF PLEDGE AGREEMENT

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

PLEDGE AGREEMENT ("Agreement") dated August ___, 2003, made by ________________, a ________________ corporation, whose address is ________________ (the "Pledgor"), in favor of HSBC BANK USA, a New York State chartered bank (and its successors and assigns and any Person (as defined in the Credit Agreement defined below) acting as agent or nominee for HSBC Bank USA and any corporation the stock of which is owned or controlled directly or indirectly by, or is under common control with, HSBC Bank USA and/or HSBC Holdings plc), in its capacity as Agent for itself, the Letter of Credit Issuing Bank and the Banks indicated below (in such capacity, the "Pledgee"), having an office at 452 Fifth Avenue, New York, New York 10018.

Reference is made to a Credit Agreement and Guaranty dated of even date herewith among HSBC Bank USA, as Agent, the banks party thereto (the "Banks"), the Letter of Credit Issuing Bank party thereto, Hampshire Group, Ltd., as Borrower, and the Guarantors party thereto (together with the other documents and agreements executed in connection therewith, the "Credit Agreement"). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

Pledgor is the owner and holder of the shares of stock of certain entities as more particularly described in the Schedule attached hereto (the "Pledged Securities").

Pursuant to the Agreement, the Banks and the Letter of Credit Issuing Bank have extended or may extend loans or other accommodations pursuant to the terms of the Agreement and it is a condition to the making of such loans or financial accommodations that Pledgor shall have made the pledge contemplated by this Agreement. In consideration of the premises, Pledgor hereby agrees as follows:

ARTICLE 1. THE PLEDGE

Section 1.01 Pledge. Pledgor hereby pledges to Pledgee and grants to Pledgee, for the ratable benefit of itself, Banks and the Letter of Credit Issuing Bank, a security interest in the following property (the "Pledged Collateral"):

(a) the Pledged Securities and the certificates and instruments representing the Pledged Securities and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities; and

(b) all additional shares of stock of the issuers of the Pledged Securities, and the certificates representing such additional shares, and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities.

Section 1.02 Security for Obligations. This Agreement and the Pledged Collateral secure the payment of all Obligations and Guaranty Obligations.

Section 1.03 Delivery of Pledged Collateral. All certificates or instruments representing or evidencing, the Pledged Collateral shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. Pledgee shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 5.01(a). In addition, Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

Section 1.04 Continuing Agreement. This Agreement shall create a continuing security interest in the Pledged Collateral in favor of Pledgee for the ratable benefit of itself, Banks and the Letter of Credit Issuing Bank and shall remain in full force and effect until the later of the termination of the Commitment and the payment in full of all Obligations.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES

Pledgor represents and warrants as follows:

Section 2.01 Ownership and Liens. Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, except for the security interest created by this Agreement and Liens under the Insurance Company Loan Documents.

Section 2.02 Perfection. The pledge of the Pledged Securities pursuant to this Agreement and the delivery thereof to Pledgee creates a valid and perfected first priority security interest in the Pledged Collateral in favor of Pledgee for the ratable benefit of itself, Banks and the Letter of Credit Issuing Bank, securing the payment of the Obligations and Guaranty Obligations on a parity with the obligations of Pledgor under the Insurance Company Loan Documents.

Section 2.03 No Authorization Required. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (a) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (b) for the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

ARTICLE 3. COVENANTS

Section 3.01 Further Assurances. Pledgor agrees that at anytime and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that Pledgee may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

Section 3.02 Transfers and Other Liens, Additional Share. Pledgor agrees that it will not (a) hereafter sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (b) create or permit to exist any lien or security interest upon or with respect to any of the Pledged Collateral, except (1) for the security interest under this Agreement

HFNWK1: #58353 v.4 #10243-0002 09/03/2003
2

and Liens under the Insurance Company Loan Documents and (ii) as otherwise permitted under the Credit Agreement.

ARTICLE 4. THE PLEDGEE

Section 4.01 Pledgee Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time, following the occurrence and during the continuance of an Event of Default, in Pledgee's discretion to take any action and to execute any instrument which the Agent, Banks and/or the Letter of Credit Issuing Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, provided, however, that Pledgee may act as such attorney-in-fact at any time with respect to signing and recording financing and continuation statements under the Uniform Commercial Code.

Section 4.02 Pledgee May Perform. If Pledgor fails to perform any agreement contained herein, Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by Pledgor under Section 6.02.

Section 4.03 Reasonable Care. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property, it being understood that Pledgee shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Pledgee has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any other parties with respect to any Pledged Collateral.

ARTICLE 5. DEFAULT

Section 5.01 Voting Rights, Dividends, Etc.

(i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that Pledgor shall provide (within five (5) days after the date of such meeting) Pledgee with a copy of any minutes of a meeting of shareholders evidencing the exercise of any and all voting and other consensual rights by Pledgor.

(ii) Pledgee shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above.

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(i) All rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall cease, and all such rights shall thereupon become vested in Pledgee who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold the Pledged Collateral.

(ii) All dividends and interest payments, which are received by Pledgor, shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Pledgee as Pledged Collateral in the same form as so received (with any necessary indorsement).

Section 5.02 Remedies upon Default. If an Event of Default has occurred and is continuing:

(a) Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "UCC"), and Pledgee may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Pledgee may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by Pledgee as Pledged Collateral and all cash proceeds received by the Bank in respect of any sale or collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of Pledgee, be held by Pledgee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Pledgee pursuant to Section 6.02) in whole or in part by Pledgee against, all or any part of the Obligations in such order as Pledgee shall elect. Any surplus of such cash or cash proceeds held by Pledgee and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

ARTICLE 6. MISCELLANEOUS

Section 6.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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Section 6.02 Expense. Pledgor will upon demand pay to Pledgee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Pledgee may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of Pledgee hereunder or (d) the failure by Pledgor to perform or observe any of the provisions hereof.

Section 6.03 Notices. Unless the party to be notified otherwise notifies the other party in writing, notices shall be given by ordinary mail or telecopier, addressed to such party at its address on the signature page hereof.

Section 6.04 Transfer of Loan Documents. This Agreement shall (a) be binding upon Pledgor, its successors and assigns, and (b) inure, together with the rights and remedies of Pledgee hereunder, to the benefit of Pledgee and its successors, transferees and assigns.

Section 6.05 Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.06 Intercreditor Agreement. This Agreement is subject to the Intercreditor Agreement.

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IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered by all of its members as of the date first above written.

____

By:____
Name:
Title:

Address for Notices to Pledgor:

____
____

HSBC BANK USA, as Agent

By:____
Name:
Title:

Address for Notices to Pledgee:

452 Fifth Avenue
New York, New York 10018

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SCHEDULE
TO
PLEDGE AGREEMENT
OF
HAMPSHIRE GROUP, LIMITED

DESCRIPTION OF COLLATERAL

COMPANY	CERTIFICATE NO.	NUMBER OF SHARES

This Schedule shall be deemed automatically and immediately amended and replaced upon each addition to or substitution or replacement of any of the Pledged Securities.

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EXHIBIT B

FORM OF SECURITY AGREEMENT

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SECURITY AGREEMENT

This Agreement made on this ___ day of August, 2003 between ______________, a ______________ corporation ("Debtor") and HSBC BANK USA, a New York State chartered bank (and its successors and assigns and any Person (as defined in the Credit Agreement defined below) acting as agent or nominee for HSBC Bank USA and any corporation the stock of which is owned or controlled directly or indirectly by, or is under common control with, HSBC Bank USA and/or HSBC Holdings plc), in its capacity as Agent for itself, the Letter of Credit Issuing Bank and the Banks indicated below (in such capacity, the "Secured Party").

WITNESSTH:

WHEREAS, pursuant to that certain Credit Agreement and Guaranty dated as of even date herewith (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement;" all capitalized terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement) by and among Debtor, certain affiliates of Debtor, Secured Party and the banks signatories thereto (collectively, the "Banks"), Banks and the Letter of Credit Issuing Bank have agreed to make the loans and to issue letters of credit as more fully set forth in the Credit Agreement;

WHEREAS, in order to induce Agent, the Letter of Credit Issuing Bank and Banks to enter into the Credit Agreement and to induce Letter of Credit Issuing Bank to issue Letters of Credit as provided for in the Credit Agreement and to induce Banks to make the loans and to incur letter of credit obligations as provided for in the Credit Agreement, Debtor has agreed to grant a continuing lien on the Collateral (as hereinafter defined) to secure the Obligations (as hereinafter defined);

NOW, THEREFORE, for and in consideration of the sum of Ten ($10.00) Dollars and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party, intending, to be legally bound, hereby agree as follows:

1. **SECURITY INTEREST**

To secure the Obligations (as hereinafter defined), Debtor hereby grants to Secured Party, for the benefit of the Secured Party, Letter of Credit Issuing Bank and Banks, a continuing security interest in and to all of the following described property and interests in such property (the "Collateral"), now owned or hereafter acquired by Debtor:

A. All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all accounts (as defined in the Local UCC) and accounts receivable and to the extent not included therein, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor, contract rights, chattel paper relating to goods sold, documents, instruments, letters of credit, bankers' acceptances or guaranties securing any of the foregoing (collectively "Accounts");

B. All right, title and interest of Debtor in, to and in respect of the following now owned or hereafter existing:

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(i) all inventory (as defined in the Local UCC) and, to the extent not included therein, all raw materials, work-in-process, finished goods, all other inventory of whatsoever kind or nature, wherever located and materials to be used or consumed in Debtor's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof (collectively "Inventory");

(ii) All warehouse receipts, bills of lading, shipping documents and other instruments or documents relating to such Inventory;

C. All of Debtor's now owned or hereafter acquired general intangibles including, without limitation, trademarks, tradenames, service marks, tradestyles, trade secrets, equipment formulation, manufacturing procedures, quality control procedures, product specifications, patents, patent applications, copyrights, registrations, contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, note-receivables and all other intangible property of every kind and nature ("General Intangibles");

D. All of Debtor's now owned or hereafter acquired Pledged Debt.

E. All sums and claims for sums due, to become due or otherwise credited to the account of Debtor under, arising out of or in any way connected with any and all Factoring Agreements (as defined in the Credit Agreement), including all amendments and modifications thereto or replacements thereof, all proceeds thereof and any other rights of the Debtor to the receipt of money thereunder.

"*Local UCC*": the UCC as in effect in the State of New York on the date hereof and as amended hereafter.

"*Pledged Debt*": all right, title and interest of Debtor to the payment of any loan, advance or other debt of every kind and nature (other than Accounts and General Intangibles), whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future and all instruments evidencing same.

"*Uniform Commercial Code*": with respect to any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

F. All present and future books and records including, without limitation, all computer programs, printed output and computer readable data in the possession or control of Debtor, any computer service bureau or other third party, all computer disks, hard drives and other computer related hardware and software relating to Accounts, General Intangibles and Inventory, and

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G. All cash and non-cash proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

Except as defined herein, all terms used above shall have the meaning provided in the New York Uniform Commercial Code.

2. OBLIGATIONS DEFINED

The term "Obligations" as used in this Agreement shall mean and include all Obligations and Guaranty Obligations under and as defined in the Credit Agreement.

3. WARRANTIES AND COVENANTS

Debtor warrants and agrees that:

A. Debtor will pay and perform all of the Obligations according to their terms.

B. All of the Collateral is and will at all times be owned by Debtor free and clear of all tax liens and other liens and security interests, except the liens and security interests permitted in the Credit Agreement or by Secured Party in writing.

C. The Collateral shall be kept at the principal place of Debtor set forth below or at the locations set forth in Schedule A hereto, and no Collateral will be removed from such locations without prior written consent of Secured Party except for Debtor's sales to its customers in the ordinary course of Debtor's business.

D. Debtor will insure the Collateral at all times against all hazzards, including but not limited to fire, theft and risks covered by extended coverage and such shall be payable to Secured Party as its interest may appear. Said policies of insurance shall be satisfactory to Secured Party as to form, amount and insurer. Debtor shall furnish certificates, policies or endorsements to Secured Party as proof of such Insurance, and if Debtor fails to do so, Secured Party is authorized but not required to obtain such insurance at Debtor's expense. All policies shall provide for at least thirty (30) days' prior written notice to Secured Party of cancellation or non-renewal. Secured Party may act as attorney-in-fact for Debtor in making, adjusting and settling any claims under any such insurance policies. Subject to the Intercreditor Agreement (as defined in the Credit Agreement), Debtor hereby assigns to Secured Party all of its right, title and interest to any insurance policies insuring the Collateral, including all rights to receive the proceeds of insurance, and directs all insurers to pay all such proceeds directly to Secured Party and authorizes Secured Party to endorse Debtor's name on any instrument of such payment.

E. Debtor will keep the Collateral in good condition and repair, reasonable wear and tear excepted, and will immediately notify Secured Party of any destruction of or any damage to any of the Collateral.

F. Debtor will not sell any of the Collateral except Inventory to buyers in the ordinary course of business other than as provided for in the Credit Agreement.

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G. Debtor will advise Secured Party in writing of any changes in any of Debtor's state of organization, places of business or the opening of any new place of business five (5) Banking Days (as such term is defined in the Credit Agreement) prior to the occurrence thereof.

H. Debtor will pay when due all taxes, license fees and assessments relating to the Collateral except as otherwise provided in Section 7.07 of the Credit Agreement.

I. Debtor will be liable to Secured Party for any expenditures by Secured Party in connection with the preparation, execution, delivery, administration and enforcement of this Security Agreement and for the maintenance and preservation of the Collateral, including but not limited to taxes, appraisal fees, certificate of title charges, recording and filing fees (including Uniform Commercial Code financing statement fees and search fees), the fees and disbursements of Secured Party's in-house and outside counsel, levies, insurance and repairs, and for the repossession, holding, preparation for sale, and the sale of the Collateral (including attorneys' and accountants' fees and expenses), as well as all damages for breach of warranty, misrepresentation, or breach of covenant by Debtor, and all such liabilities shall be included in the definition of Obligations, shall be secured by the security interest granted herein, and shall be payable upon demand.

J. Debtor will execute financing statements pursuant to the Uniform Commercial Code, as enacted in the states where such financing statements are required, or are deemed by Secured Party as desirable, and any other documents required by Secured Party, to perfect or maintain the security interest granted herein or to effect the purposes of this Agreement. Debtor hereby authorizes Secured Party to execute and file any financing statements covering the Collateral without Debtor's signature or if Secured Party so elects, signed in Debtor's name by Secured Party and Secured Party is hereby appointed attorney-in-fact to do so.

K. Subject to the provisions of the Credit Agreement, Debtor will at all times during normal business hours allow Secured Party or its agents to examine and inspect the Collateral, as well as Debtor's books and records relating thereto, and to make extracts and copies of them.

L. Debtor will report, in form satisfactory to Secured Party, such information as Secured Party may reasonably request regarding the Collateral; such reports shall be for such periods, shall reflect Debtor's records as at such time and shall be rendered with such frequency as Secured Party may reasonably designate. All information heretofore or hereafter furnished by Debtor to Secured Party is or will be true and correct in all material respects as of the date with respect to which such information is or will be furnished.

M. Debtor shall not become a party to any restructuring of its form of business or participate in any consolidation, merger, liquidation or dissolution without Secured Party's prior written consent, except as permitted in the Credit Agreement.

N. Debtor will notify Secured Party of any intended change of Debtor's name, or the use of any trade name or style, and will notify Secured Party when such change or use becomes effective. Debtor represents that it uses only the tradestyles and trade names listed on Schedule B annexed hereto.

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O. Debtor has the right and power and is duly authorized, to enter into and perform its Obligations hereunder, and Debtor's execution, performance and delivery of this Agreement does not and will not conflict with the provisions of any statute, regulation, ordinance or rule of law, or with the provisions of any agreement, contract or other document which may now or hereafter be binding on Debtor.

P. Debtor is not in violation of any applicable federal, municipal or county statute, regulation or ordinance which may materially and adversely affect its business, property, assets, operations or conditions, financial or otherwise and Debtor has obtained and shall maintain in effect all federal, state and local licenses and permits necessary to conduct its business including, but not limited to any environmental matters relating to the remediation of contaminated property and/or the removal of hazardous materials or otherwise, except where the failure to maintain such licenses and permits could not reasonably be expected to materially and adversely affect the business, assets, results of operations, condition (financial or otherwise) or property of Debtor.

Q. Debtor hereby irrevocably appoints Secured Party as Debtor's true and lawful attorney-in-fact, with full power and authority and in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time after the occurrence and continuance of an Event of Default (as defined in the Credit Agreement), in Secured Party's discretion, to take any action and to execute any instrument which Secured Party may deem necessary or desirable to accomplish the purposes of this Security Agreement; including, without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any distribution in respect of the Collateral or any part thereof and to give full discharge for the same; to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipt for monies due and to become due under or in connection with the Collateral, to obtain and adjust insurance covering the Collateral; to receive, endorse and collect any drafts or other instruments and documents in connection therewith; and to file any claims or take any action or institute any proceedings which Secured Party may deem to be necessary or desirable for the collection thereof, provided, however, that unless an Event of Default (as defined in the Credit Agreement) has occurred and is continuing, Secured Party may act as such attorney-in-fact only with respect to signing and recording financing and continuation statements under the Uniform Commercial Code.

4. **RIGHTS AND REMEDIES**

Upon the occurrence and during the continuance of any Event of Default, Secured Party shall have all rights and remedies provided by law, including but not limited to those of a secured party under the Local UCC, in addition to the rights and remedies provided herein or in the Credit Agreement. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party. If notice of disposition of Collateral is required by law, five (5) days prior notice by Secured Party to Debtor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Debtor waives any other notice. In the event Secured Party institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy in an action against Debtor, Debtor waives the posting

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of any bond which might otherwise be required. All Secured Party's rights and remedies shall be cumulative and none are exclusive. Whether or not default has occurred, all payments made by or on behalf of Debtor and all credits due Debtor under this Agreement and under any other Agreement between Debtor and Secured Party may be applied to the Obligations in whatever order and amounts Secured Party chooses subject to the terms of the Credit Agreement.

5. **MISCELLANEOUS**

A. Any failure or delay by Secured Party to require strict performance by Debtor of any of the provisions, warranties, terms and conditions contained herein or in any other agreement, document or instrument shall not affect Secured Party's right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions and terms contained herein or in any other agreement, document or instrument shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers or employees, but only by an instrument in writing, signed by an officer of Secured Party, directed to Debtor and specifying such waiver.

B. Any notice under this Agreement shall be given in accordance with Section 14.05 of the Credit Agreement. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Debtor:	c/o Hampshire Group, Limited ________________ ________________ Attention: President Fax Number:
If to Secured Party:	HSBC Bank USA 452 Fifth Avenue New York, New York 10018 Attention: ____________ Fax Number:

C. In the event that any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Agreement.

E. Wherever the context requires, the singular form of any word shall include the plural, and the neuter form of any word shall include the masculine and feminine forms, and vice versa.

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or relating to this Agreement, and Debtor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or United States Federal Court. Debtor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Debtor at its address set forth below. Debtor agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Debtor further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non conveniens. Debtor agrees that any action or proceeding brought against Agent or any Bank shall be brought only in New York State or United States Federal Court sitting in New York County. Nothing contained in this paragraph shall affect the right of Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of Agent or any Bank to bring any action or proceeding against Debtor or its property in the courts of any other jurisdictions.

To the extent that Debtor has or hereafter acquires any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Debtor hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

G. This Agreement together with the Credit Agreement and the other agreements executed in connection therewith, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior written or oral understandings with respect thereto. This Agreement may be amended only by mutual agreement of the parties evidenced in writing and signed by the party to be charged therewith.

H. This Agreement is subject to the terms and conditions of the Intercreditor Agreement.

6. **RELATION TO OTHER SECURITY DOCUMENTS**

The provisions of this Agreement shall be read and construed with the other Security Documents (as defined in the Credit Agreement), including without limitation the following additional Security Documents executed by Debtor:

(a) [Stock Pledge Agreement. Concurrently herewith Debtor is also executing and delivering to the Agent a Pledge Agreement pursuant to which Debtor is pledging to Secured Party, for the ratable benefit of Agent, Letter of Credit Issuing Bank and Banks all the shares of the capital stock therein described. Such pledge(s) shall be governed by the terms of such Pledge agreement and not by the terms of this Agreement.]

(b) [Trademark Security Agreement. Concurrently herewith the Debtor is also executing and delivering to the Agent a Trademark Security Agreement pursuant to which Debtor is assigning to the Secured Party (for the ratable benefit of Agent, the Letter of Credit Bank and Banks) certain Collateral consisting of trademarks and related collateral therein described, together with the goodwill appurtenant thereto. The provisions of the Trademark Security Agreement are supplemental to the provisions of this Agreement, and nothing contained

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in the Trademark Security Agreement shall derogate from any of the rights or remedies of the Secured Party hereunder, nor shall anything contained in the Trademark Security Agreement be deemed to prevent or extend the time of attachment or perfection of any security interest in such Collateral created hereby.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement on the date written above.

____

By:______________________________
Name:
Title:

HSBC BANK USA, As Agent

By:______________________________
Name:
Title:

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EXHIBIT C

FORM OF

TRADEMARK COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

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TRADEMARK COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

THIS AGREEMENT ("Agreement"), dated August ___, 2003, is by and between ________________________, a Delaware corporation ("Debtor"), with its chief executive office at ________________________ and HSBC BANK USA, a New York State chartered bank (and its successors and assigns and any Person (as defined in the Credit Agreement defined below) acting as agent or nominee for HSBC Bank USA and any corporation the stock of which is owned or controlled directly or indirectly by, or is under common control with, HSBC Bank USA and/or HSBC Holdings plc), in its capacity as Agent for itself, the Letter of Credit Issuing Bank and the Banks indicated below (in such capacity, "Secured Party"), having an office at 452 Fifth Avenue, New York, New York 10018..

W I T N E S S E T H:

WHEREAS, Debtor has adopted, used and is using, and is the owner of the entire right, title, and interest in and to the trademarks, trade names, service marks, terms, designs and applications therefor described in Exhibit A hereto and made a part hereof; and

WHEREAS, pursuant to that certain Credit Agreement and Guaranty dated as of even date herewith (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") by and among Debtor, certain affiliates of Debtor, Secured Party and the banks signatories thereto (collectively, the "Banks"), Banks and the Letter of Credit Issuing Bank have agreed to make the loans and to issue letters of credit as more fully set forth in the Credit Agreement and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (all of the foregoing, together with the Credit Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"); and

WHEREAS, in order to induce Secured Party, Letter of Credit Issuing Bank and Banks to enter into the Credit Agreement and the other Financing Agreements and to make loans and advances and provide other financial accommodations as more fully provided therein, Debtor has agreed to grant to Secured Party for itself and the ratable benefit of Letter of Credit Issuing Bank and Banks certain collateral security as set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

2. GRANT OF SECURITY INTEREST

As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), Debtor hereby grants to Secured Party for itself and the ratable benefit of Letter of Credit Issuing Bank and Banks a continuing security interest in and a general lien upon, and a conditional assignment of, the following (being collectively referred to herein as the "Collateral"): (a) all of Debtor's now existing or hereafter acquired right, title, and interest in and to: (i) all of Debtor's trademarks, trade names, trade

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styles and service marks and all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, including, without limitation, the trademarks, terms, designs and applications described in Exhibit A hereto, together with all rights and privileges arising under applicable law with respect to Debtor's use of any trademarks, trade names, trade styles and service marks, and all reissues, extensions, continuation and renewals thereof (all of the foregoing being collectively referred to herein as the "Trademarks"); and (ii) all prints and labels on which such trademarks, trade names, trade styles and service marks appear, have appeared or will appear, and all designs and general intangibles of a like nature; (b) the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks; (c) all income, fees, royalties and other payments at any time due or payable with respect thereto, including, without limitation, payments under all licenses at any time entered into in connection therewith; (d) the right to sue for past, present and future infringements thereof; (e) all rights corresponding thereto throughout the world; and (f) any and all other proceeds of any of the foregoing, including, without limitation, damages and payments or claims by Debtor against third parties for past or future infringement of the Trademarks; provided, that with respect to any trademark application included in the Collateral that is an "intent to use" application, the foregoing grant shall be limited to the grant of a continuing security interest in and general lien upon such Collateral, and shall further constitute a conditional assignment thereof automatically and without further action at such time as such trademark application is converted to a "use-based" application.

3. <u>OBLIGATIONS SECURED</u>

The security interest, lien and other interests granted to Secured Party pursuant to this Agreement shall secure the prompt performance, observance and payment in full of any and all Obligations (as defined in the Credit Agreement), Guaranty Obligations (as defined in the Credit Agreement), and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Debtor to Secured Party and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement, the Credit Agreement, the other Financing Agreements, any and all Interest Rate Contracts (as defined in the Credit Agreement, but solely to the extent a Bank is a counter-party to such Interest Rate Contract), or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Credit Agreement or after the commencement of any case with respect to Debtor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Secured Party (all of the foregoing being collectively referred to herein as the "Obligations").

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4. <u>REPRESENTATIONS WARRANTIES AND COVENANTS</u>

Debtor hereby represents, warrants and covenants with and to Secured Party the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

(a) Debtor shall pay and perform all of the Obligations according to their terms.

(b) All of the existing Collateral is subsisting in full force and effect, and Debtor owns the sole, full and clear title thereto. Debtor has the right and power to grant the security interest and conditional assignment granted hereunder. Debtor shall, in Debtor's reasonable business judgment and at Debtor's expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral consisting of registered Trademarks as registered trademarks and to maintain the existence of all of the Collateral as subsisting, including, without limitation, the filing of any renewal affidavits and applications. The Collateral is not subject to any liens, claims, mortgages, assignments, licenses, security interests or encumbrances of any nature whatsoever, except: (i) the security interests granted hereunder and pursuant to the Credit Agreement, (ii) the security interests permitted under the Credit Agreement, and (iii) the licenses permitted under Section 3(e) below.

(c) Debtor shall not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license relating to the Collateral, or otherwise dispose of any of the Collateral, in each case without the prior written consent of Secured Party, which will not unreasonably be withheld, or as otherwise permitted herein or in the Credit Agreement. Nothing in this Agreement shall be deemed a consent by Secured Party to any such action, except as such action is expressly permitted hereunder.

(d) Debtor shall, at Debtor's expense, promptly perform all acts and execute all documents reasonably requested at any time by Secured Party to evidence, perfect, maintain, record or enforce the security interest in and conditional assignment of the Collateral granted hereunder or to otherwise further the provisions of this Agreement. Debtor hereby authorizes Secured Party to execute and file one or more financing statements (or similar documents) with respect to the Collateral, signed only by Secured Party or as otherwise determined by Secured Party. Debtor further authorizes Secured Party to have this Agreement or any other similar security agreement filed with the Commissioner of Patents and Trademarks or any other appropriate federal, state or government office.

(e) As of the date hereof, Debtor does not have any Trademarks registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Exhibit A hereto and has not granted any licenses with respect thereto other than as set forth in Exhibit B hereto.

(f) Debtor shall, concurrently with the execution and delivery of this Agreement, execute and deliver to Secured Party five (5) originals of a Special Power of Attorney in the form of Exhibit C annexed hereto for the implementation of the assignment, sale or other disposition

HFNWK1: #58353 v.4 #10243-0002 09/03/2003 3

of the Collateral solely pursuant to Secured Party's exercise of the rights and remedies granted to Secured Party under Section 5 hereof.

(g) Secured Party may, in its reasonable discretion, pay any amount or do any act which Debtor fails to pay or do as required hereunder or as reasonably requested by Secured Party to preserve, defend, protect, maintain, record or enforce the Obligations, the Collateral, or the security interest and conditional assignment granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, attorneys' fees and legal expenses. Debtor shall be liable to Secured Party for any such payment, which payment shall be deemed an advance by Secured Party to Debtor, shall be payable on demand together with interest at the rate then applicable to the Obligations set forth in the Credit Agreement and shall be part of the Obligations secured hereby.

(h) Debtor shall not file any application for the registration of a Trademark with the United States Patent and Trademark Office or any similar office or agency in the United States, unless Debtor has given Secured Party thirty (30) days prior written notice of such action. If, after the date hereof, Debtor shall (1) obtain any registered trademark, service mark or trade name, or apply for any such registration in the United States Patent and Trademark Office or in any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, or (ii) become the owner of any trademark or service mark registrations or applications used in the United States or any State thereof, political subdivision thereof or in any other country, the provisions of Section 1 hereof shall automatically apply thereto. Upon the request of Secured Party, Debtor shall promptly execute and deliver to Secured Party any and all assignments, agreements, instruments, documents and such other papers as may be reasonably requested by Secured Party to evidence the security interest in and conditional assignment of such Trademark in favor of Secured Party.

(i) Debtor has not abandoned any of the Trademarks and Debtor will not do any act, nor omit to do any act, whereby the Trademarks may become abandoned or unenforceable, except that Debtor may abandon any Trademarks not necessary for the conduct of its business and where such abandonment could not be expected to have a material adverse effect upon Debtor. Debtor shall notify Secured Party immediately if it knows or has reason to know of any reason why any application, registration, or recording with respect to the Trademarks may become abandoned or canceled.

(j) Subject to Section 3(b) hereof, Debtor shall render any assistance, as Secured Party shall reasonably determine is necessary, to Secured Party in any proceeding before the United States Patent and Trademark Office, any federal or state court, or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, to maintain such application and registration of the Trademarks as Debtor's exclusive property and to protect Secured Party's interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings.

(k) To the knowledge of Debtor after due investigation, no material infringement or unauthorized use presently is being made of any of the Trademarks that would adversely affect in any material respect the fair market value of the Collateral or the benefits of this Agreement

HFNWK1: #58353 v.4 #10243-0002 09/03/2003 4

granted to Secured Party, including, without limitation, the validity, priority or perfection of the security interest granted herein or the remedies of Secured Party hereunder. Debtor shall promptly notify Secured Party if Debtor (or any affiliate or subsidiary thereof) learns of any use by any person of any trademark, trade name, or service mark which Debtor believes infringes on any Trademark or is likely to cause confusion with any Trademark. Subject to Section 3(b) hereof, if reasonably requested by Secured Party, Debtor, at Debtor's expense, shall join with Secured Party in such action as Secured Party, in Secured Party's discretion, may deem advisable for the protection of Secured Party's interest in and to the Trademarks.

(l) Debtor assumes all responsibility and liability arising from the use of the Trademarks and Debtor hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage, or expense (including attorneys' fees and legal expenses) arising out of any alleged defect in any product manufactured, promoted, or sold by Debtor (or any affiliate or subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale or advertisement of any such product by Debtor (or any affiliate or subsidiary thereof). The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Credit Agreement.

(m) Debtor shall promptly pay Secured Party for any and all expenditures made by Secured Party pursuant to the provisions of this Agreement or pursuant to the terms of this Agreement for the defense, protection or enforcement of the Obligations, the Collateral, or the security interests and conditional assignment granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel expenses, and attorneys' fees and legal expenses: Such expenditures shall be payable on demand, together with interest at the rate then applicable to the Obligations set forth in the Credit Agreements and shall be part of the Obligations secured hereby.

5. EVENTS OF DEFAULT

All Obligations shall become immediately due and payable, without notice or demand, at the option of Secured Party, upon the occurrence and continuation of any Event of Default, as such term is defined in the Credit Agreement (each an "Event of Default" hereunder).

6. RIGHTS AND REMEDIES

At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Secured Party, whether provided under this Agreement, the Credit Agreement, the other Financing Agreements, applicable law or otherwise, Secured Party shall have the following rights and remedies which may be exercised without notice to, or consent by, Debtor except as such notice or consent is expressly provided for hereunder:

(a) Secured Party may require that neither Debtor nor any affiliate or subsidiary of Debtor make any use of the Trademarks or any marks similar thereto for any purpose whatsoever. Secured Party may make use of any Trademarks for the sale of goods, completion of work-in-process or rendering of services in connection with enforcing any other security interest granted to Secured Party by Debtor or any subsidiary or affiliate of Debtor or for such other reason as Secured Party may determine.

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

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(b) Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions, and in such manner, as Secured Party shall in its discretion deem appropriate. Such license or licenses may be general, special or otherwise, and may be granted on an exclusive or non-exclusive basis throughout all or any part of the United States of America, its territories and possessions, and all foreign countries.

(c) Secured Party may assign, sell or otherwise dispose of the Collateral or any part thereof, either with or without special conditions or stipulations except that if notice to Debtor of intended disposition of Collateral is required by law, the giving of five (5) days prior written notice to Debtor of any proposed disposition shall be deemed reasonable notice thereof and Debtor waives any other notice with respect thereto. Secured Party shall have the power to buy the Collateral or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in its discretion, deem appropriate or proper to complete such assignment, sale, or disposition. In any such event, Debtor shall be liable for any deficiency.

(d) In addition to the foregoing, in order to implement the assignment, sale, or other disposition of any of the Collateral pursuant to the terms hereof, Secured Party may at any time execute and deliver on behalf of Debtor, pursuant to the authority granted in the Powers of Attorney described in Section 3(f) hereof, one or more instruments of assignment of the Trademarks (or any application, registration, or recording relating thereto), in form suitable for filing, recording, or registration. Debtor agrees to pay Secured Party on demand all costs incurred in any such transfer of the Collateral, including, but not limited to, any taxes, fees, and attorneys' fees and legal expenses. Debtor agrees that Secured Party has no obligation to preserve rights to the Trademarks against any other parties.

(e) Secured Party may first apply the proceeds actually received from any such license, assignment, sale or other disposition of any of the Collateral to the costs and expenses thereof, including, without limitation, attorneys' fees and all legal, travel and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Obligations as Secured Party may in its discretion determine. Debtor shall remain liable to Secured Party for any of the Obligations remaining unpaid after the application of such proceeds, and Debtor shall pay Secured Party on demand any such unpaid amount, together with interest at the rate then applicable to the Obligations set forth in the Credit Agreement.

(f) Debtor shall supply to Secured Party or to Secured Party's designee, Debtor's knowledge and expertise relating to the manufacture and sale of the products and services bearing the Trademarks and Debtor's customer lists and other records relating to the Trademarks and the distribution thereof.

(g) Nothing contained herein shall be-construed as requiring Secured Party to take any such action at any time. All of Secured Party's rights and remedies, whether provided under this Agreement, the other Financing Agreements, applicable law, or otherwise, shall be cumulative and none is exclusive. Such rights and remedies may be enforced alternatively, successively, or concurrently.

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7. <u>JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS, GOVERNING LAW</u>

(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

(b) Debtor and Secured Party irrevocably consent and submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in New York City and waive any objection based on venue or forum non conviens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of Debtor and Secured Party in respect of this Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or thereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Secured Party shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Secured Party deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property).

(c) Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Secured Party's option, by service upon Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Secured Party against Debtor for the amount of the claim and other relief requested.

(d) DEBTOR AND SECURED PARTY EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY'JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF DEBTOR AND SECURED PARTY IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NO EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR AND SECURED PARTY EACH HEREBY AGREES AN CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT DEBTOR OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF DEBTOR AND SECURED PARTY TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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(e) Secured Party shall not have any liability to Debtor (whether in tort, contract, equity or otherwise) for losses suffered by Debtor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Secured Party that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.

8. MISCELLANEOUS

(a) All notices, requests and demands hereunder shall be given in accordance with Section 14.05 of the Credit Agreement. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Debtor:	c/o Hampshire Group, Limited ________________ ________________ Attention: President Attention: President Fax Number:
If to Secured Party:	HSBC Bank USA 452 Fifth Avenue New York, New York 10018 Attention: ____________ Fax Number:

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Debtor and Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof," "herein," "hereunder," "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 7(e) hereof. All references to the term "Person" or "person." herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

(c) This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Debtor and its successors and assigns and inure to the benefit of and be enforceable by Secured Party and its successors and assigns.

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(d) If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

(e) Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Secured Party. Secured Party shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Secured Party. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Secured Party of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Secured Party would otherwise have on any future occasion, whether similar in kind or otherwise.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

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IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement as of the day and year first above written.

____

By:______________________________
Name:
Title:

HSBC BANK USA, As Agent

By:______________________________
Name:
Title:

HFNWK1: #58353 v.4 #10243-0002 09/03/2003 10

STATE OF NEW YORK)
) ss.:
COUNTY OF NEW YORK)

On this ____ day of August, 2003, before me personally came ____________________, to me known, who being duly sworn, did depose and say, that he is the ____________ of ________________________, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

____
Notary Public

STATE OF NEW YORK)
) ss.:
COUNTY OF NEW YORK)

On this ____ day of August, 2003, before me personally came ____________________, to me known, who, being duly sworn, did depose and say, that he/she is the ________________of HSBC BANK USA, the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation.

____
Notary Public

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

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EXHIBIT A
TO
TRADEMARK COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

LIST OF TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Registration Number	Registration Date	Expiration Date

Trademark Application	Application/Serial Number	Application Date

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

EXHIBIT B
TO
TRADEMARK COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

LIST OF LICENSES

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

OBTAIN 5 ORIGINALS OF THIS

EXHIBIT C
TO
TRADEMARK COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

SPECIAL POWER OF ATTORNEY

STATE OF NEW YORK)
) ss.:
COUNTY OF NEW YORK)

KNOW ALL MEN BY THESE PRESENTS, that ____________________ ("Debtor"), having an office at ______________________________ hereby appoints and constitutes, severally, HSBC BANK USA, in its capacity as agent ("Secured Party"), and each of its officers, its true and lawful attorney, with full power of substitution and with full power and authority to perform the following acts on behalf of Debtor:

1. Execution and delivery of any and all agreements, documents, instrument of assignment, or other papers which Secured Party, in its discretion, deems necessary or advisable for the purpose of assigning, selling, or otherwise disposing of all right, title, and interest of Debtor in and to any trademarks and all registrations, recordings, reissues, extensions, and renewals thereof, or for the purpose of recording, registering and filing of, or accomplishing any other formality with respect to the foregoing.

2. Execution and delivery of any and all documents, statements, certificates or other papers which Secured Party, in its discretion, deems necessary or advisable to further the purposes described in Subparagraph 1 hereof.

This Power of Attorney is made pursuant to a Trademark Collateral Assignment and Security Agreement, dated of even date herewith, between Debtor and Secured Party (the "Security Agreement") and is subject to the terms and provisions thereof. This Power of Attorney, being coupled with an interest, is irrevocable until all "Obligations", as such term is defined in the Security Agreement, are paid in full and the Security Agreement is terminated in writing by Secured Party.

Dated: August __, 2003

____

By:______________________________

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

Name:
Title:

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

2

STATE OF NEW YORK)
) ss.:
COUNTY OF NEW YORK)

On this ____ day of August, 2003, before me personally came ____________________, to me known, who being duly sworn, did depose and say, that he is the ________________ of ____________________, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

____
Notary Public

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

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EXHIBIT D

FORM OF NOTICE OF BORROWING, OF CONVERSION, OR OF CONTINUATION

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

[ON HAMPSHIRE LETTERHEAD]

To: HSBC BANK USA Date:

452 Fifth Avenue
New York, New York 10018
Attention: _______ _______
Fax Number:
Phone: 212-______________

With a copy to:

____

____
Attention: ___________
Fax: _____________
Phone: ___________

Pursuant to Section 2 of the Credit Agreement and Guaranty, dated August __, 2003, by and among Hampshire Group, Ltd. ("Borrower"), certain subsidiaries and affiliates of Borrower, certain financial institutions named therein as banks, and HSBC Bank USA, as agent, we hereby confirm the Notice of Borrowing or of conversion, or in the case of Eurodollar Loans, of continuation, we gave you by telephone and the interest rate applicable thereto, as follows:

Name and Address of Borrower:	Hampshire Group, Limited 215 Commerce Blvd. Anderson, SC 29621	
Tax I.D., Number of Borrower:	[ ]	
Type of Loan:	Eurodollar Loan	Prime Rate Loan
	Conversion from Prime Rate Loan	Conversion from Eurodollar Loan
	Continuation of Eurodollar Loan	
Proposed Date of Borrowing:	____________________	____________________
Interest Period:	[1, 2, 3 or 6 Months]	N.A.

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

Amount: ____________________ ____________________

Please credit proceeds to: Account Number: __________

____

____

____

____

Sincerely,

HAMPSHIRE GROUP, LIMITED

By: ______________________________

Title: ______________________________

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EXHIBIT E

FORM OF BORROWING BASE CERTIFICATE

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

August 18, 2003

Mr. Ignatius Marotta
HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Re: Borrower's Certificate - Hampshire Group, Limited & Item-Eyes, Inc.

Pursuant to Section 8.8(c) of the Amended and Restated Credit Agreement and Guaranty dated September 5, 2000, between Hampshire Group, Limited and The Chase Manhattan Bank, et al (the "Banks"), the undersigned hereby certifies and represents the following as of August 18, 2003 .

1.	**Availability:**		
	a. Eligible accounts receivable (Exhibit I)	$ 36,377,429	
	b. Eligible inventory (Exhibit II)	25,734,601	
	c. Eligible L/C inventory (Exhibit II)	15,093,152	
	d. Supplemental amount	6,000,000	
	Total availability (lesser of availabilty or loan limit)		$ 83,205,182
2.	**Utilization:**		
	a. Loans Outstanding	$ 8,322,000	
	b. Letters of credit outstanding (Exhibit II)	34,371,383	
	c. Senior Notes	8,437,500	
	Total loans and outstanding letters of credit		$ 51,130,883
3.	**Net Availability**		$ 32,074,299

The Company asserts that all Revolving Credit Loans and Letter of Credit Obligations, as of August 18, 2003 , are in compliance with the Net Borrowing Base.

William Hodge, Chief Financial Officer

cc: Phoenix Home Life Insurance Company -Rosemary Strekel
The Ohio National Financial Services - Jed Martin
JPMorganChase Bank - Jim Knight
The CIT Group/Business Credit, Inc. - Lisa Murakami
FleetBoston Financial Corp. - Cynthia Selover
Bank of America - Matthew S. Cardone
Israel Discount Bank of New York - Tim McCurry

Post Office Box 2667, Anderson, South Carolina 29622 / 864-225-6232, Fax: 864-225-4421

ACCOUNTS RECEIVABLE AND BORROWING BASE BY DIVISION DETAIL

Exhibit I

DATE: August 18, 2003

		Designers	Segue	Brands	Hamp Total	Item-Eyes
Trade Accounts Receivable	$ 41,447,855	$14,542,755	$ 4,946,789	$ 4,601,958	$ 24,091,503	$17,356,352
Plus: Unadjusted credits related to POA	2,129,637	1,236,132	22,308	791,733	2,050,173	79,464
Plus: Credit amounts related to returns	31,592	8,101	-	15,492	23,593	7,999
Plus: Other non-adjustment credits	-	-	-	-	-	-
Gross Amount of Trade Accounts Receivable	$ 43,609,084	$15,786,989	$ 4,969,097	$ 5,409,183	$ 26,165,269	$17,443,815
Less: Ineligibles - over 60 past due or 120	330,599	8,129	5,733	111,843	125,705	204,894
days from invoice date					-	-
Less: Ineligibles - due date more than 90	23,591	23,591	-	-	23,591	
days from invoice date					-	
Less: Ineligibles - due from affiliates	-	-	-	-	-	
Less: Ineligibles - foreign customers w/o LC's	-	-	-	-	-	
Less: Ineligibles - from US government	-	-	-	-	-	
Less: Ineligibles - cross aged at 50%	-	-	-	-	-	
Less: Ineligibles - due from creditors w/o	-	-	-	-	-	
no-offset letter					-	
Less: Ineligibles - bankrupt/non-creditworthy	51,457	-	-	-	-	51,457
account debtors					-	
Less: Ineligibles - samples sales invoices	40	40			40	
Less: Ineligibles - debit amounts related to	1,039,893	138,459	23,627	75,640	237,727	802,166
to deduction on payments					-	
~~Less: Ineligibles - credits related to cash~~	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
~~on account payments~~					-	
~~Less: Ineligibles - credits issued for returns~~	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
~~on account payments~~					-	
Total ineligibles	1,445,579	170,219	29,360	187,483	387,062	1,058,517
Adjusted Accounts Receivable	42,163,505	15,616,770	4,939,737	5,221,700	25,778,207	16,385,298
Dilution Reserve Factor		4.0%	4.0%	4.0%		5.0%
Less: Dilution Reserve (on Adjusted A/R)	1,850,393	624,671	197,589	208,868	1,031,128	819,265
Eligible Trade Accounts Receivable	40,313,112	14,992,099	4,742,147	5,012,832	24,747,079	15,566,033
Factored Accounts Receivable	2,483,863	-	2,255,728	228,135	2,483,863	
Less: Ineligibles returns, allowances, etc.	-	-	-	-	-	-
Eligible Factored Accounts Receivable	2,483,863	-	2,255,728	228,135	2,483,863	-
Total Eligible Accounts Receivable	$ 42,796,975	$14,992,099	$ 6,997,876	$ 5,240,967	$ 27,230,942	$15,566,033
	X 85%					
Net Amount of Eligible Accounts Receivable	$ 36,377,429

INVENTORY AVAILABILITY AND BORROWING BASE BY DIVISION DETAIL

Exhibit II

DATE: August 18, 2003

	Total	Designers	Segue	Brands	Hamp Total	Item-Eyes
Gross Raw Material	$ 749,249	$ -	$ -	$ -	$ -	$ 749,249
Less: Ineligibles	243,377	-	-	-	-	243,377
Eligible Raw Material	505,872	-	-	-	-	505,872
Work-In-Process Inventory	239,452	-	-	-	-	239,452
Less: Ineligibles	239,452	-	-	-	-	239,452
Eligible Work-In-Process Inventory	-	-	-	-	-	-
Gross: Finished Goods Inventory	62,827,822	11,519,968	5,581,852	33,070,166	50,171,986	12,655,836
Less: Ineligibles Slow Movers	2,953,724	566,598	812,913	692,697	2,072,208	881,516
Less: Ineligibles Jeffery Beene	**6,418,000**			**6,418,000**	**6,418,000**	-
Eligible Finished Goods Inventory	53,456,098	10,953,370	4,768,939	25,959,469	41,681,778	11,774,320
In-Transit Inventory	1,250,537	-	-	-	-	1,250,537
Less: Ineligibles	1,250,537	-	-	-	-	1,250,537
Eligible In-Transit	-	-	-	-	-	-
Total Inventories	**65,067,060**	**11,519,968**	**5,581,852**	**33,070,166**	**50,171,986**	**14,895,074**
Less: Ineligibles	**11,105,090**	**566,598**	**812,913**	**7,110,697**	**8,490,208**	**2,614,882**
Variance Reserve %		**5.8%**	**5.2%**	**6.2%**		
Less: Variance Reserve	**2,492,767**	**635,295**	**247,985**	**1,609,487**	**2,492,767**	
Total Eligible Inventory	**$51,469,203**	**$10,318,075**	**$ 4,520,954**	**$24,349,982**	**$39,189,011**	**$12,280,192**
	X 50%					
Net Amount of Eligible Inventory	**$25,734,601**					

LETTERS OF CREDIT AND BORROWING BASE BY DIVISION DETAIL

DATE: August 18, 2003

	Total	Designers	Segue	Brands	Hamp Total	Item-Eyes
Trade Letters of Credit-JPMorganChase, et.al.	$34,358,883	$ 3,999,813	$10,628,729	$10,446,388	$25,074,930	$ 9,283,953
Trade Letters of CBC Bank	-		-		-	
Trade Letters of Carolina First Bank	-		-		-	
Trade Letters of Merchants National Bank	12,500			12,500	12,500	
Total Letters of Credit	34,371,383	3,999,813	10,628,729	10,458,888	25,087,430	9,283,953
Less: Ineligibles	144,005		-		-	144,005
Less: Ineligibles Jeffery Beene	**4,028,573**			**4,028,573**	**4,028,573**	
Less: Outstanding L/C's from Facilities other than Chase	12,500		-	12,500	12,500	
Eligible Trade Letters of Credit	**$30,186,305**	**$ 3,999,813**	**$10,628,729**	**$ 6,417,815**	**$25,074,930**	**$ 9,139,948**
	X 50%					
Net Amount of Eligible L/C Inventory	**$15,093,152**

EXHIBIT F

FORM OF PROMISSORY NOTE

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

PROMISSORY NOTE

$ ____________ August ___, 2003

HAMPSHIRE GROUP, LIMITED (the "Borrower"), a corporation organized under the laws of Delaware, for value received, hereby promises to pay to the order of [____________________ (the "Bank") at its office located at ______________________], the principal sum of _____________ ($_________) Dollars or, if less, the amount loaned by the Bank to the Borrower pursuant to the Credit Agreement (as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding at said office in like money, at the rates of interest as provided in the Credit Agreement, on the date(s) and in the manner provided in said Credit Agreement.

The date and amount of each type of Loan made by Bank to Borrower under the Credit Agreement referred below, each payment of principal thereof, shall be recorded by Bank on its books and, prior to any transfer of this Note (or, at the discretion of Bank, at any other time), endorsed by Bank on the schedule attached hereto or any continuation thereof and all such notations by Bank shall be conclusive on Borrower absent manifest error; provided, however, that the failure to make such notation with respect to any loan or payment shall not limit or otherwise affect the obligations of Borrower to Bank pursuant to the Credit Agreement and evidenced by this Note.

This is one of the Notes referred to in that certain Credit Agreement and Guaranty (as amended from time to time the "Credit Agreement") dated of even date herewith, among Borrower, Bank Parties party thereto, HSBC BANK USA, as Agent and the Guarantors described therein and evidences the Loans made by Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default specified therein.

Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

HAMPSHIRE GROUP, LIMITED

By______________________________

Name:

Title:

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

Schedule to Promissory Note

Date	Amount of Loan	Interest Rate	Interest Period	Amount of Payment	Total Loan Balance	Notation Made By

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

EXHIBIT G

FORM OF ASSIGNMENT AND ACCEPTANCE

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of August __, 2003 (as amended and in effect on the date hereof, the "Credit Agreement"), among Hampshire Group, Limited, certain of its subsidiaries and affiliates, the Banks and Letter of Credit Issuing Bank named therein and HSBC BANK USA, a New York State chartered bank (and its successors and assigns and any Person (as defined in the Credit Agreement defined below) acting as agent or nominee for HSBC Bank USA and any corporation the stock of which is owned or controlled directly or indirectly by, or is under common control with, HSBC Bank USA and/or HSBC Holdings plc), as Agent for the Banks and the Letter of Credit Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and Revolving Credit Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit Obligations held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and including the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Acceptance is being delivered to the Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 14.04(f) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Bank under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Agent pursuant to Section 14.04(b)of the Credit Agreement.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

Principal Amount of Commitment Assigned:

Principal Amount of Revolving Credit Loans Assigned:

Percentage Assigned of Facility/Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Banks thereunder)

Commitment Assigned:	%
Revolving Credit Loans Assigned:	%

The terms set forth herein are hereby agreed to:

[Name of Assignor], as Assignor

By:______________________________
Name:
Title:

[Name of Assignee], as Assignee

By:______________________________
Name:
Title:

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

2

The undersigned hereby consent to the within assignment:

Hampshire Group, Limited

By:____________________________
Name:
Title:

HSBC Bank USA,
as Agent,

By:____________________________
Name:
Title:

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

3

EXHIBIT H

FORM OF INTERCOMPANY DEMAND NOTE

HFNWK1: #58353 v.4 #10243-0002 09/03/2003

INTERCOMPANY DEMAND NOTE

FOR VALUE RECEIVED, the undersigned, HAMPSHIRE INVESTMENTS, LIMITED, a Delaware corporation (the "Borrower"), promises to pay to the order of HAMPHIRE GROUP, LIMITED, a Delaware corporation (the "Creditor"), at Creditor's offices at 215 Commerce Boulevard, Anderson, South Carolina 29625or such other address as the holder hereof shall have designated to the Borrower, on demand, the aggregate unpaid principal amount of all loans or other advances made by the Creditor to the Borrower, as shown either on the grid (the "Grid") attached to this Note or in the records of Creditor.

The unpaid principal amount of this Note from time to time outstanding shall bear interest, payable on demand, at the rates per annum announced by the Creditor to the Borrower from time to time; provided that after the occurrence of an Event of Default such interest rate shall not be less than the Prime Rate plus 2%, to the extent permitted by applicable law. All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America as provided above, in immediately available funds.

This Note is one of the Intercompany Demand Notes referred to in the certain Credit Agreement and Guaranty dated as of August __, 2003 (together with all amendments, modifications, restatements and supplements from time to time made thereto, the "Credit Agreement"), among Hampshire Group, Limited, certain of its subsidiaries and affiliates, the Banks and Letter of Credit Issuing Bank named therein and HSBC Bank USA, as Agent for the Banks and the Letter of Credit Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned acknowledges that this Note will be pledged to the Agent (for the ratable benefit of Agent, Banks and Letter of Credit Issuing Bank) pursuant to the Credit Agreement. The undersigned hereby waives presentment, demand, notice of dishonor, protest, and all other notices whatsoever.

In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

No delay on the part of the Creditor or any other holder of this Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Creditor or any other holder hereof.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest, and notice of dishonor and notice of the existence, creation or nonpayment of all or any of the loans evidenced hereby.

::ODMA\PCDOCS\HFNWK1\58353\4
HFNWK1: #58353 v.4 #10243-0002 09/03/2003

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

HAMPSHIRE INVESTMENTS, LIMITED

Pay to the order of HSBC Bank USA, as Agent, under and pursuant to the certain Security Agreement, dated as of August 15, 2003, as from time to time amended, modified, supplemented, restated and in effect, among Creditor and HSBC Bank USA.

HAMPSHIRE GROUP, LIMITED

By: ____________________________
Name: Charles W. Clayton
Title: Secretary and Treasurer

::ODMA\PCDOCS\HFNWK1\58353\4
HFNWK1: #58353 v.4 #10243-0002 09/03/2003

2

<u>GRID</u>

Loans made by HAMPSHIRE GROUP, LIMITED, a Delaware corporation, to HAMPSHIRE INVESTMENTS, LIMITED, a Delaware corporation, and payments of principal of such loan.

Date	**Amount of Loan**	**Interest Rate**	**Amount of Principal**	**Unpaid Principal Balance**	**Notation Made By**

::ODMA\PCDOCS\HFNWK1\58353\4
HFNWK1: #58353 v.4 #10243-0002 09/03/2003

Schedule 1.01(a)

HAMPSHIRE GROUP, LIMITED

Eligible Inventory Locations

Commerce Center Associates, Inc.
305 New Court Road
Anderson, SC 29621

Operon Distribution
A Division of Third Party Enterprises, Inc.
15530 Salt Lake Ave.
City of Industry, CA 91745

Precise Pack and Pack of New Jersey Ltd.
900 Passaic Avenue
East Newark, New Jersey

PremiumWear Inc.
975 International Blvd.
Clarksville, TN 37040

Schedule 1.01(b)

HAMPSHIRE GROUP, LIMITED

Eligible Locations For Eligible Trade Letter of Credit

Commerce Center Associates, Inc.
305 New Court Road
Anderson, SC 29621

Operon Distribution
A Division of Third Party Enterprises, Inc.
15530 Salt Lake Ave.
City of Industry, CA 91745

Precise Pack and Pack of New Jersey Ltd.
900 Passaic Avenue
East Newark, New Jersey

PremiumWear Inc.
975 Interntional Blvd.
Clarksville, TN 37040

Schedule IA.01

Daily Outstandings as of August 13, 2003

Outstanding Type	Maturity Date	Exposure Amount	Currency	Account Num
L/C'S-SIGHT	5-Aug-03	177,845	USD	00000000323092233
L/C'S-SIGHT	20-Aug-03	923,821	USD	00000000323092233
L/C'S-SIGHT	16-Aug-03	1,646,048	USD	00000000323092233
L/C'S-SIGHT	30-Aug-03	485,216	USD	00000000323092233
L/C'S-SIGHT	30-Jul-03	600,173	USD	00000000323092233
L/C'S-SIGHT	16-Aug-03	59,217	USD	00000000323092233
L/C'S-SIGHT	29-Jul-03	31,014	USD	00000000323092233
L/C'S-SIGHT	21-Sep-03	117,381	USD	00000000323092233
L/C'S-SIGHT	30-Oct-03	77,867	USD	00000000323092233
L/C'S-SIGHT	2-Sep-03	21,529	USD	00000000323092233
L/C'S-SIGHT	15-Sep-03	356,448	USD	00000000323092209
L/C'S-SIGHT	15-Nov-03	9,993	USD	00000000323092233
L/C'S-SIGHT	25-Aug-03	217,485	USD	00000000323092209
L/C'S-SIGHT	30-Aug-03	69,095	USD	00000000323092209
L/C'S-SIGHT	30-Aug-03	43,166	USD	00000000323092233
L/C'S-SIGHT	30-Jul-03	4,140	USD	00000000323092233
L/C'S-SIGHT	4-Sep-03	389,680	USD	00000000323092233
L/C'S-SIGHT	25-Aug-03	3,365	USD	00000000323092233
L/C'S-SIGHT	25-Aug-03	56,404	USD	00000000323092233
L/C'S-SIGHT	25-Aug-03	7,032	USD	00000000323092233
L/C'S-SIGHT	16-Sep-03	223,086	USD	00000000323092233
L/C'S-SIGHT	20-Aug-03	135,524	USD	00000000323092233
L/C'S-SIGHT	30-Jul-03	129,027	USD	00000000323092233
L/C'S-SIGHT	4-Sep-03	142,707	USD	00000000323092233
L/C'S-SIGHT	25-Aug-03	13,369	USD	00000000323092233
L/C'S-SIGHT	14-Aug-03	268,954	USD	00000000323092233
L/C'S-SIGHT	8-Sep-03	713,228	USD	00000000323092233
L/C'S-SIGHT	25-Aug-03	173,847	USD	00000000323092233
L/C'S-SIGHT	18-Nov-03	4,281,503	USD	00000000323092209
L/C'S-SIGHT	4-Sep-03	298,999	USD	00000000323092209
L/C'S-SIGHT	30-Aug-03	51,299	USD	00000000323092233
L/C'S-SIGHT	2-Sep-03	67,791	USD	00000000323092233
L/C'S-SIGHT	30-Jul-03	75,256	USD	00000000323092233
L/C'S-SIGHT	15-Aug-03	148,260	USD	00000000323092233
L/C'S-SIGHT	30-Jul-03	30,649	USD	00000000323092233
L/C'S-SIGHT	9-Sep-03	523,425	USD	00000000323092233
L/C'S-SIGHT	15-Jul-03	69,808	USD	00000000323092233
L/C'S-SIGHT	5-Oct-03	252,483	USD	00000000323092233
L/C'S-SIGHT	30-Jul-03	2,327	USD	00000000323092233
L/C'S-SIGHT	15-Aug-03	44,064	USD	00000000323092233
L/C'S-SIGHT	26-Aug-03	2,976,312	USD	00000000323092144
L/C'S-SIGHT	30-Jul-03	9,549	USD	00000000323092233
L/C'S-SIGHT	30-Jul-03	257,056	USD	00000000323092233
L/C'S-SIGHT	30-Jul-03	57,029	USD	00000000323092233
L/C'S-SIGHT	30-Jul-03	1,829	USD	00000000323092233
L/C'S-SIGHT	25-Aug-03	16,642	USD	00000000323092233
L/C'S-SIGHT	15-Aug-03	76,061	USD	00000000323092233
L/C'S-SIGHT	30-Jul-03	82,419	USD	00000000323092233
L/C'S-SIGHT	16-Aug-03	336,681	USD	00000000323092233

L/C'S-SIGHT	30-Jul-03	85,856	USD	00000000323092233
L/C'S-SIGHT	30-Jul-03	31,124	USD	00000000323092233
L/C'S-SIGHT	30-Aug-03	171,249	USD	00000000323092233
L/C'S-SIGHT	20-Aug-03	141,997	USD	00000000323092233
L/C'S-SIGHT	30-Sep-03	180,467	USD	00000000323092233
L/C'S-SIGHT	30-Jul-03	165,240	USD	00000000323092233
L/C'S-SIGHT	30-Aug-03	661,859	USD	00000000323092233
L/C'S-SIGHT	23-Sep-03	305,548	USD	00000000323092233
L/C'S-SIGHT	6-Aug-03	51,399	USD	00000000323092233
L/C'S-SIGHT	30-Jul-03	414,843	USD	00000000323092233
L/C'S-SIGHT	4-Nov-03	239,964	USD	00000000323092144
L/C'S-SIGHT	30-Oct-03	1,328,213	USD	00000000323092209
L/C'S-SIGHT	6-Oct-03	1,952,690	USD	00000000323092209
L/C'S-SIGHT	5-Nov-03	213,191	USD	00000000323092233
L/C'S-SIGHT	5-Nov-03	107,952	USD	00000000323092233
L/C'S-SIGHT	4-Sep-03	89,451	USD	00000000323092233
L/C'S-SIGHT	26-Sep-03	995,835	USD	00000000323092144
L/C'S-SIGHT	30-Jul-03	7,106	USD	00000000323092209
L/C'S-SIGHT	15-Sep-03	1,561,474	USD	00000000323092209
L/C'S-SIGHT	14-Oct-03	129,945	USD	00000000323092209
L/C'S-SIGHT	30-Aug-03	31,320	USD	00000000323092209
L/C'S-SIGHT	10-Oct-03	361,445	USD	00000000323092144
L/C'S-SIGHT	30-Aug-03	31,630	USD	00000000323092209
L/C'S-SIGHT	14-Sep-03	245,945	USD	00000000323092209
L/C'S-SIGHT	7-Oct-03	1,150,091	USD	00000000323092144
L/C'S-SIGHT	7-Oct-03	33,396	USD	00000000323092144
L/C'S-SIGHT	15-Nov-03	1,119,333	USD	00000000323092209
L/C'S-SIGHT	20-Sep-03	9,341	USD	00000000323092233
L/C'S-SIGHT	28-Oct-03	210,067	USD	00000000323092144
L/C'S-SIGHT	9-Sep-03	41,666	USD	00000000323092209
L/C'S-SIGHT	13-Oct-03	381,480	USD	00000000323092233
		29,207,220

Reference Num
829572000
829574000
829576000
829581000
829585000
829588000
829590000
829593000
829594000
829596000
829601000
991338000
995376000
995389000
995392000
995394000
995396000
995397000
995398000
995400000
995402000
995404000
995409000
995410000
995411000
995414000
995416000
995417000
995419000
995421000
995424000
995425000
995541000
995542000
995543000
995544000
995545000
995546000
995547000
995549000
995554000
995557000
995558000
995559000
995560000
995561000
995562000
995563000
995564000

995565000
995567000
995568000
995572000
995573000
995574000
995575000
995576000
995577000
995578000
995579000
995580000
995582000
995583000
995584000
995585000
995586000
995587000
995589000
995590000
995591000
995592000
995593000
995594000
995595000
995596000
995597000
995598000
995599000
995600000
995602000

Schedule 7.04

LITIGATION

1. *In re Hampshire Designers, Inc.*, Seizure Case Nos. 2003-2704-000252, 2003-2704-000255, United States Customs Service, Los Angeles, California (2003)

In November 2002, Hampshire Designers received two seizure warrants purporting to subject to seizure certain property up to the aggregate amount of $2,430,304.15, as to which stop payment orders were issued. On January 27, 2003, Hampshire Designers sent a check in the amount of $2,186,859.15 payable to the United States Customs Service representing the purchase price of merchandise sold. In February 2003, Hampshire Designers received two Notices of Seizure from the Customs Service. The Notices of Seizure assert that the seizures cover monetary instruments in the total amount of $2,186,859.15, which are subject to forfeiture under certain provisions of the federal law. In reality, the seizures cover funds representing the purchase price of merchandise identified by the government as being smuggled into the United States and sold by Hampshire Designers. The government's claim is that the entity from which Hampshire Designers purchased the imported merchandise brought the goods into the United States illegally and, therefore, the merchandise is subject to forfeiture.

On March 4, 2003, Hampshire Designers requested that the United States Customs Service delay forfeiture proceedings and consider its petition administratively and filed a petition. Hampshire Designers' position is that the funds seized represent the purchase price of merchandise that Hampshire Designers received but as to which it had not paid the purchase price in cash because Hampshire Designers asserted its contract right of setoff as agreed by the seller of the merchandise. As an "innocent owner" of the funds, Hampshire Designers falls under the protection of a certain provision of the federal law and, for that reason, the seizure must be remitted and the funds returned.

A Special Agent from the Customs Service contacted Hampshire Designers' counsel and indicated that he wants to interview Hampshire Designers' employees as part of his factual investigation. Hampshire Designers has designated four employees to be interviewed. To date, there has been no response from the Customs Service.

2. *Thomas Jefferson Foundation, Inc. v. Monticello Associates, LLC*, Case No. CH03-21, Circuit Court of the City of Charlottesville, Virginia (2003)

The action arose out of a lease agreement between Thomas Jefferson Foundation ("Foundation") as tenant and Monticello Associates ("Monticello") as landlord. Hampshire Investments, Limited is a one-third partner in Monticello. The Foundation filed a bill of complaint alleging that it had entered into a settlement agreement pursuant to which it would pay Monticello a lump sum of $650,000 in exchange for a full release of the Foundation's remaining obligations under the lease and the settlement agreement is binding, valid and enforceable. Monticello denied the Foundation's allegations and cross-moved alleging that the foundation is in default and breach of the lease.

3. *Monticello Associates LLC v. Kingholm, Inc. d/b/a Albemarle Transfer and Storage et al.*, CH No. 03-84, Circuit Court For the City of Charlottesville, Virginia (2003)

The action arose out of a lease agreement between Kingholm, Inc. ("Kingholm") and Allan Holmes ("Holmes") as tenants and Monticello Associates ("Monticello") as landlord. Hampshire Investments, Limited is a one-third partner in Monticello. Monticello sued to recover rent payments in the amount of $327,714.

2

HAMPSHIRE GROUP, LIMITED
TRADEMARKS

Schedule 7.06

Trademark Name	Company	Registration Date	Registration No.	Expiration Date	Pending Application No.	Application Date
Ambra	HGL	10/31/95	1930868	10/31/05	-	-
Ambra	HGL	04/29/03	06/24/56	04/29/13	-	-
American Portraits	HGL	09/08/92	1741681	09/08/12	-	-
Designers Original Concepts	HGL	-	-	-	76/327027	10/18/01
Designers Original Logo	HDI	06/10/75	1013206	06/10/05	-	-
Designers Originals	HGL	11/07/95	1932784	11/07/05	-	-
Designers Originals (Mexico)	HGL	09/07/94	497070	09/07/04	-	-
Designers Originals Options	HGL	-	-	-	76/327025	10/18/01
Designers Originals Studio (Canada)	HGL	01/19/00	TMA521876	01/19/15	-	-
Designers Originals Studio (Fed. Register)	HGL	05/13/03	2715845	05/13/13	-	-
Designers Originals Studio (Mexico)	HGL	10/30/97	561676	08/27/07	-	-
Designers Originals Studio (Supp. Register)	HGL	09/17/96	2001976	09/17/06	-	-
Duvet	HGL	04/04/89	1533272	04/04/09	-	-
Hampshire Studio	HDI	04/30/96	1971771	04/30/06	-	-
Hampshire Studio (Mexico)	HDI	09/07/94	497071	09/07/04	-	-
Heathcote	HGL	08/01/78	1098206	08/01/08	-	-
Lake Harmony	HGL	-	-	-	78/178585	10/25/02
Lake Harmony Rowing Club	HGL	02/15/00	2317530	02/15/10	-	-
Lake Harmony, U.S.A.	HGL	02/22/00	2320023	02/22/10	-	-
Landscape	HGL	10/18/94	1859191	10/18/04	-	-
Luxelon	HDI	07/01/86	1399636	07/01/06	-	-
Luxelon Ultra	HGL	-	-	-	78/217475	02/20/03
Mercer Street Studio	HGL	-	-	-	78/139760	06/28/02
Moving Bleu	HGL	12/31/96	2027864	12/31/06	-	-
Moving Bleu (Canada)	HGL	08/31/98	TMA499848	07/31/13	-	-
Moving Bleu (Mexico)	HGL	10/30/97	561675	08/27/07	-	-
Nick Danger	HGL	09/01/87	1455409	09/01/07	-	-
North Bay Outfitters & Design	HGL	05/14/02	2569994	05/14/12	-	-
North Bay Products	HGL	11/27/84	1307111	11/27/04	-	-
Plant & Co.	HGL	12/09/97	2120319	12/09/07	-	-
Savion	HDI	09/22/87	1458433	09/22/07	-	-
Spring & Mercer	HGL	-	-	-	78/136488	06/18/02
Via Danieli	HGL	-	-	-	78/139835	06/28/02
Via Del Corso	HGL	-	-	-	78/198264	12/27/02
Via Torino	HGL	-	-	-	78/139840	06/28/02

Fashion Requirements	IE	-	-	-	78/159215	08/29/02
Item-Eyes and Design	IE	10/27/81	1175311	10/27/11	-	-
Leslie Steven	IE	08/29/95	1915118	08/29/05	-	-
Leslie Steven (Chile)	IE	10/14/97	494623	10/14/07	-	-
Leslie Steven (Mexico)	IE	01/30/95	512434	01/30/05	-	-
Level 22	IE	-	-	-	78/193856	12/12/02
Nouveaux	IE	07/29/97	2085023	07/29/07	-	-
Requirements	IE	08/29/95	1915116	08/29/05	-	-
Requirements (Chile)	IE	06/17/96	462726	06/17/06	-	-
Requirements (Mexico)	IE	01/30/95	488995	01/30/05	-	-
Requirements Petite	IE	08/29/95	1915117	08/29/05	-	-
Requirements Woman	IE	08/22/95	1913456	08/22/05	-	-
RQT	IE	-	-	-	78/161403	09/06/02
Tara Ryan	IE	-	-	-	78/121134	04/11/02

2

Schedule 7.08

ERISA MATTERS

Plan Contract Number: GR-4110

Plan Name: Hampshire Designers, Inc. Retirement Income Plan

EIN: 06-0961174

Plan Number: 003

Funded Status as of March 1, 2003:

Actuarial Value of Assets	$287,187
Actuarial Accrued Liability	361,787
Amount by which Plan is under-funded	$ 74,600

Schedule 7.09

HAMPSHIRE GROUP, LIMITED

Direct and Indirect Subsidiaries, Ownership of Guarantors, Investments

Equity Investments:

Subsidiary	Jurisdiction of Incorporation	Percentage of Capital Stock Owned
Hampshire Designers, Inc. 1,000 shares of Common Stock outstanding	Delaware	100% owned by Hampshire Group, Limited
Glamourette Fashion Mills 1,000 shares of Common Stock outstanding	Delaware (Inactive)	100% owned by Hampshire Designers, Inc.
Hampshire Investments, Limited 1,000 Common Stock outstanding	Delaware	100% owned by Hampshire Group, Limited
Hampshire Praha s.r.o. 1,000 shares of Common Stock outstanding	Czech Republic	85% owned by Hampshire Hampshire Investments London, Limited
HIL, Inc. 10,000 shares of Common Stock outstanding	Cayman Islands	100% owned by Hampshire Investments, Limited
Item-Eyes, Inc. 1,000 shares of Common Stock outstanding	Delaware	100% owned by Hampshire Group, Limited
Keynote Services, Limited 100 shares of Common Stock	Hong Kong (Inactive)	100% owned by Hampshire Designers, Inc. through two individual nominees

Inter-Corporate Advances:

As of August 8, 2003, there were no inter-corporate advances to Hampshire Investments, Limited. Such advances are subject to change on a daily basis.

Schedule 7.13

LABOR DISPUTES AND ACTS OF GOD

NONE

Schedule 9.03

HAMPSHIRE GROUP, LIMITED

Permitted Liens

Lien Holder	Lien Description
HSBC Bank USA, The CIT Group/Business Credit, Inc., Fleet National Bank, JP Morgan Chase Bank, Bank of America, N.A. and Israel Discount Bank	Collaterized interest in accounts receivable, intangibles and letters of credit
Phoenix Home Life Insurance Company and The Ohio National Financial Services	Collaterized interest in accounts receivable, intangibles and letters of credit
Merchants National Bank 102 East 3rd Street P.O. Box 248 Winona, MN 55987-0248	Unsecured collaterized interest in issued letters of credit
Regions Bank 290 South Pleasantburg Drive Greenville, SC 29607	Collaterized interest in issued letters of credit
CIT Group Credit, Inc. 1211 Avenue of the Americas New York, NY 10036	Lien on factored receivables pursuant to factoring agreement
GMAC Commercial Credit LLC 1290 Avenue of the Americas New York, NY	Lien on factored receivables pursuant to factoring agreement
IBM Global Financing North Castle Drive NC220 Armonk, NY 10504 Loan #4501902-00	Capital lease on equipment in Anderson, South Carolina
The First Republic Corporation of America 302 Fifth Avenue New York, NY 10001	$100,000 guaranty on lease on warehouse on 900 Passaic Avenue, Newark, NJ (expires on February 29, 2004)